                     Supplement, dated March 25, 2009 to the
         Statement of Additional Information, dated February 2, 2009, of
                      Seligman Core Fixed Income Fund, Inc.
                                  (the "Fund")

Effective immediately, Jamie Jackson no longer serves as a portfolio manager for the Fund. The information relating to Mr. Jackson contained under the caption "Portfolio Managers" on pages 24 through 26 is hereby deleted in its entirety.

The information under the caption "Portfolio Managers - Other Accounts Managed by Portfolio Managers" on pages 24 and 25 is replaced with the following:

Other Accounts Managed by Portfolio Managers. Table A below identifies, for each of the portfolio managers, the number of accounts managed (other than the Fund) and the total assets in such accounts, within each of the following categories: registered investment companies, other pooled investment vehicles, and other accounts. Table B identifies those accounts that have an advisory fee based on the performance of the account. For purposes of the tables below, each series or portfolio of a registered investment company is treated as a separate registered investment company.

Table A

                     Registered Investment      Other Pooled Investment
Portfolio Manager           Companies                   Vehicles               Other Accounts
-----------------   ------------------------   -------------------------   -----------------------
Tom Murphy          8 Registered Investment    2 Other Pooled Investment   14 Other Accounts with
                    Companies with             Vehicles with               approximately $10.2
                    approximately $10.05       approximately $871          billion in net assets
                    billion in net assets      million in net assets       under management.
                    under management.          under management.

Scott Schroepfer    5 Registered Investment    None                        None
                    Companies with
                    approximately $2.4
                    billion in net assets
                    under management.

Todd White /(1)/    12 Registered Investment   5 Other Pooled Investment   40 Other Accounts with
                    Companies with             Vehicles with               approximately $16.0
                    approximately $10.6        approximately $1.7          billion in net assets
                    billion in net assets      billion in net assets       under management.
                    under management.          under management.

Table B

                      Registered Investment     Other Pooled Investment         Other Accounts
Portfolio Manager           Companies                   Vehicles
-----------------   ------------------------   -------------------------   -----------------------
Tom Murphy          3 Registered Investment    None                        None
                    Companies with
                    approximately $1.26
                    billion in net assets
                    under management.

Scott Schroepfer    None                       None                        None

                      Registered Investment     Other Pooled Investment         Other Accounts
Portfolio Manager           Companies                   Vehicles
-----------------   ------------------------   -------------------------   -----------------------
Todd White /(1)/    3 Registered Investment    None                        1 Other Account with
                    Companies with                                         approximately $113.3
                    approximately $1.01                                    million in total assets
                    billion in total assets                                under management.
                    under management.

/(1)/ Information provided as of January 31, 2009.

              SUPPLEMENT DATED MARCH 16, 2009 TO THE PROSPECTUSES
                                      AND
     STATEMENTS OF ADDITIONAL INFORMATION OF EACH OF THE FOLLOWING FUNDS:

                Prospectuses, each dated February 2, 2009, for

 Seligman Core Fixed Income Fund, Inc., Seligman Municipal Fund Series, Inc.,
  Seligman Municipal Series Trust, Seligman New Jersey Municipal Fund, Inc.,
                Seligman Pennsylvania Municipal Fund Series and
                  Seligman TargetHorizon ETF Portfolios, Inc.

                   Prospectuses, each dated May 1, 2008, for

 Seligman Asset Allocation Series, Inc., Seligman Cash Management Fund, Inc.,
    Seligman Capital Fund, Inc., Seligman Common Stock Fund, Inc., Seligman Communications and Information Fund, Inc., Seligman Growth Fund, Inc.,
   Seligman High Income Fund Series, Seligman Income and Growth Fund, Inc., Seligman LaSalle Real Estate Fund Series, Inc., Seligman Portfolios, Inc.,
                                   Seligman
            Value Fund Series, Inc. and Tri-Continental Corporation

                (each, a "Fund", and collectively, the "Funds")

On March 13, 2009, without admitting or denying any violations of law or wrongdoing, J. & W. Seligman & Co. Incorporated (Seligman), Seligman Advisors, Inc. (now known as RiverSource Fund Distributors, Inc.), Seligman Data Corp. and Brian T. Zino (collectively, the "Seligman Parties") entered into a stipulation of settlement with the Office of the Attorney General of the State of New York ("NYAG") and settled the claims made by the NYAG in September 2006 relating to allegations of frequent trading in certain Seligman Funds. Under the terms of the settlement, Seligman will pay $11.3 million to four Seligman Funds as follows: $150,000 to Seligman Global Growth Fund, $550,000 to Seligman Global Smaller Companies Fund, $7.7 million to Seligman Communications and Information Fund and $2.9 million to Seligman Global Technology Fund. These settlement payments are reflected in the net asset values of these four Seligman Funds. This settlement resolves all outstanding matters between the Seligman Parties and the NYAG.

            SUPPLEMENT DATED NOVEMBER 7, 2008 TO THE STATEMENTS OF
                            ADDITIONAL INFORMATION
                        OF EACH OF THE FOLLOWING FUNDS:

    Statements of Additional Information, each dated February 1, 2008, for Seligman Municipal Fund Series, Inc., Seligman Municipal Series Trust,
                 Seligman New Jersey Municipal Fund, Inc., and
                  Seligman Pennsylvania Municipal Fund Series

      Statements of Additional Information, each dated March 3, 2008, for Seligman Frontier Fund, Inc. and Seligman Global Fund Series, Inc.

       Statements of Additional Information, each dated May 1, 2008, for Seligman Asset Allocation Series, Inc., Seligman Capital Fund, Inc.,
              Seligman Communications and Information Fund, Inc.,
  Seligman Growth Fund, Inc., Seligman LaSalle Real Estate Fund Series, Inc.,
                     and Seligman Value Fund Series, Inc.

            (each, together with any series thereof, a "Fund" and,
                     all Funds collectively, the "Funds")

On November 6, 2008, at an adjourned Special Meeting of Shareholders of Seligman Asset Allocation Balanced Fund, a series of Seligman Asset Allocation Series, Inc. (the "Series"), shareholders approved a new investment management services agreement between the Series (on behalf of Seligman Asset Allocation Balanced Fund) and RiverSource Investments, LLC ("RiverSource Investments"), a wholly owned subsidiary of Ameriprise Financial, Inc.

Today, November 7, 2008, RiverSource Investments announced the closing of its acquisition (the "Acquisition") of J. & W. Seligman & Co. Incorporated. With the Acquisition completed and shareholders of each Fund having previously approved (at Special Meetings held earlier in November 2008) a new investment management services agreement between such Fund and RiverSource Investments and, if applicable, new subadvisory and delegation agreements, RiverSource Investments is the new investment manager of the Funds effective November 7, 2008. Current subadvisers of the Funds will continue to provide portfolio management services to those Funds to which they were providing services. None of the Funds' respective portfolio managers have changed as a result of the Acquisition. RiverSource Investments will continue any voluntary or contractual fee waiver/expense reimbursement arrangements currently in effect for the Funds.

Effective November 7, 2008, the following changes are hereby made to each Fund's Statement of Additional Information ("SAI"). Capitalized terms used but not defined in this Supplement shall have the meanings given to such terms in the Fund's SAI.

The following information is added under the caption "Fund History":

As of November 7, 2008, the Fund (or Funds, or any series thereof, as applicable) is part of the RiverSource complex of funds. The RiverSource complex of funds includes a comprehensive array of funds managed by RiverSource Investments, LLC ("RiverSource Investments"), including the Fund and the other Seligman Mutual Funds. RiverSource Investments has also partnered with a number of professional investment managers, including its affiliate, Threadneedle Investments ("Threadneedle"), to expand the array of funds offered in the RiverSource complex. RiverSource funds, RiverSource Partners funds and Threadneedle funds share the same Board of Directors/Trustees (the "Board") and the same policies and procedures. Although the Seligman funds share the same Board, they do not currently have the same policies and procedures, as set forth in the Fund's prospectus, and may not be exchanged for shares of the RiverSource funds, RiverSource Partners funds or Threadneedle funds.

The following information is added under the caption "Description of the Fund and its Investments and Risks - Investment Strategies and Risks"(except with respect to the SAIs for each of Seligman Asset Allocation Series, Inc., Seligman Muncipal Fund Series, Inc., Seligman Municpal Series Trust, Seligman New Jersey Municipal Fund, Inc. and Seligman Pennsylvania Municipal Fund Series) :

Futures Contracts. The Fund may utilize index futures contracts. Futures contracts, which trade on a securities exchange, are standardized as to quantity, delivery date and settlement conditions, including specific securities acceptable for delivery against the futures contract. In the case of index futures, settlement is made in cash based on the value of a specified underlying index. More commonly, futures contracts are closed out prior to expiration by an offsetting purchase or sale. Since the counterparty to every futures contact is a securities exchange, offsetting transactions are netted to close out positions. The Fund may incur a loss if the closing transaction occurs at an unfavorable price as compared with that of the opening trade (including transaction costs). There can be no assurance that the Fund will be able to enter into an offsetting transaction with respect to a particular contract at a particular time. If the Funds are not able to enter into an offsetting transaction, the Fund will continue to be required to maintain the position, including the maintenance of margins, which could result in the Fund incurring substantial losses.

Margin deposits must be made at the time a futures contract position is acquired. The Fund is required to deposit in a segregated account, typically with its custodian, in the name of the futures broker through whom the transaction was effected, "initial margin" consisting of cash and/or other appropriate liquid assets in an amount generally equal to 10% or less of the contract value. Margin must also be deposited when writing a call or put option on a futures contract, in accordance with applicable exchange rules. Initial margin on futures contracts is returned to the Fund at the termination of the transaction if all contractual obligations have been satisfied. Under certain circumstances, such as periods of high volatility, the Fund may be required by a securities exchange to increase the level of its initial margin payment, and initial margin requirements might be increased generally in the future by regulatory action.

Subsequent "variation margin" payments are made daily to and from the futures broker as the value of the futures position varies, a process known as "marking-to-market." When the Fund purchases or sells futures contracts, it is subject to daily variation margin calls that could be substantial in the event of adverse price movements. If the Fund has insufficient cash to meet daily variation margin requirements, it might need to sell securities at a time when such sales are disadvantageous. Purchasers and sellers of futures positions can enter into offsetting closing transactions by selling or purchasing, respectively, an instrument identical to the instrument held or written. Under certain circumstances, exchanges upon which futures contracts trade may establish daily limits on the amount that the price of a future contract can vary from the previous day's settlement price; once that limit is reached, no trades may be made that day at a price beyond the limit. Daily price limits do not limit potential losses because prices could move to the daily limit for several consecutive days with little or no trading, thereby preventing liquidation of unfavorable positions.

If the Fund were unable to liquidate a futures contract position, it could incur substantial losses. The Fund would continue to be subject to market risk with respect to the position. In addition, the Fund would continue to be required to make daily variation margin payments and might be required to maintain the position being hedged by the futures contract or to designate liquid assets on its books and records.

Certain characteristics of the futures markets might increase the risk that movements in the prices of futures contracts might not correlate perfectly with movements in the prices of the investments being hedged. For example, all participants in the futures contracts markets are subject to daily variation margin calls and might be compelled to liquidate futures contracts positions whose prices are moving unfavorably to avoid being subject to further calls. These liquidations could increase price volatility of the instruments and distort the normal price relationship between the futures or options and the investments being hedged. Also, since initial margin deposit requirements in the futures markets are less onerous than margin requirements in the securities markets, there might be increased participation by speculators in the futures markets. This participation also might cause temporary price distortions. In addition, activities of large traders in both the futures and securities markets involving arbitrage, "program trading" and other investment strategies might result in temporary price distortions.

The Fund would deal only in standardized contracts on recognized exchanges. Each exchange guarantees performance under contract provisions through a clearing corporation, a nonprofit organization managed by the exchange membership.

Options on Futures. The Fund may utilize options on index futures ("options on futures"). Options on futures are effectively options on the instrument that underlies a futures contract. A call option on a futures contract gives the holder the right to enter into a long futures contract at a fixed futures price. A put option on a futures contract gives the holder the right to enter into a short futures contract at a fixed futures price.

Purchasers and sellers of options on futures can enter into offsetting closing transactions by selling or purchasing, respectively, an offsetting option on the same futures contract. There is also risk that the Fund may have difficulty in closing out positions in options on futures. Although the Fund intends to close out any positions on a securities market, there can be no assurance that such a market will exist for a particular contract at a particular time.

Under certain circumstances, exchanges upon which futures are traded may establish daily limits on the amount that the price of an option on a futures contract can vary from the previous day's settlement price. Once that limit is reached, no trades may be made that day at a price beyond the limit. Daily price limits do not limit potential losses because prices could move to the daily limit for several consecutive days with little or no trading, thereby preventing liquidation of unfavorable positions held by the Fund.

Options on futures held by the Fund, to the extent not exercised, will expire and the Fund would experience a loss to the extent of any premium paid for the option. If the Fund were unable to liquidate an option on a futures contract position due to the absence of a liquid secondary market or the imposition of price limits, it could incur substantial losses. The Fund would continue to be subject to market risk with respect to the position.

Certain characteristics of the futures market might increase the risk that movements in the prices of options on futures contracts might not correlate perfectly with movements in the prices of any exposure being hedged. For example, all participants in the options on futures markets are subject to daily variation margin calls and might be compelled to liquidate options on futures positions whose prices are moving unfavorably to avoid being subject to further calls. These liquidations could increase price volatility of the instruments and distort the normal price relationship between the futures or options and the investments being hedged. Also, because initial margin deposit requirements in the futures markets are less onerous than margin requirements in the securities markets, there might be increased participation by speculators in the futures markets. This participation also might cause temporary price distortions. In addition, activities of traders in both the futures and securities markets involving arbitrage, "program trading" and other investment strategies might result in temporary price distortions.

The information under the caption "Management of the Fund - Management Information" is hereby superseded and replaced with the following information:

Shareholders elect a Board that oversees a fund's operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board.

On November 7, 2008, RiverSource Investments, a wholly-owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise") announced the closing of its acquisition (the "Acquisition") of J. & W. Seligman & Co. Incorporated ("Seligman"), 100 Park Avenue, New York, New York 10017. With the Acquisition completed and shareholders having previously elected (at a special meeting held in November 2008) ten new directors/trustees (collectively, the "New Board Members"), the New Board Members took office on November 7, 2008. The New Board Members are: Kathleen Blatz, Arne H. Carlson, Pamela G. Carlton, Patricia M. Flynn, Anne P. Jones, Jeffrey Laikind, Stephen R. Lewis, Jr., Catherine James Paglia, Alison Taunton-Rigby and William F. Truscott. Messrs. Leroy C. Richie and John F. Maher, who were members of the Board prior to November 7, 2008, will continue to serve on the Board after the Acquisition, which would result in an overall increase from ten directors/trustees to 12 directors/trustees.

Information with respect to the members of the Board is shown below. Each member oversees 163 portfolios in the fund complex managed by RiverSource Investments, which includes 59 Seligman Funds and 104 RiverSource Funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board. Under the current Board policy, members may serve until the end of the meeting following their 75th birthday, or the fifteenth anniversary of the first Board meeting they attended as members of the Board, whichever occurs first. This policy does not apply to Ms. Jones who may retire after her 75th birthday.

Independent Board Members

                               Position with Fund
                                  and Length of       Principal Occupation
Name, Address, Age                 Time Served       During Last Five Years   Other Directorships   Committee Memberships
------------------             ------------------    ----------------------   -------------------   ---------------------
Kathleen Blatz                    Board member      Attorney; Chief Justice,  None                 Board Governance,
901 S. Marquette Ave.            since November     Minnesota Supreme Court,                       Compliance, Investment
Minneapolis, MN 55402                7, 2008        1998-2006                                      Review, Joint Audit
Age 54

Arne H. Carlson                   Board member      Chair, RiverSource        None                 Board Governance,
901 S. Marquette Ave.           since November 7,   Funds, 1999-2006; former                       Compliance, Contracts,
Minneapolis, MN 55402                 2008          Governor of Minnesota                          Executive, Investment
Age 73                                                                                             Review

Pamela G. Carlton                 Board member      President, Springboard-   None                 Distribution, Investment
901 S. Marquette Ave.           since November 7,   Partners in Cross                              Review, Joint Audit
Minneapolis, MN 55402                 2008          Cultural Leadership
Age 53                                              (consulting company)

Patricia M. Flynn                 Board member      Trustee Professor of      None                 Board Governance,
901 S. Marquette Ave.            since November     Economics and                                  Contracts, Investment
Minneapolis, MN 55402                7, 2008        Management, Bentley                            Review
Age 57                                              College; Former Dean,
                                                    McCallum Graduate School
                                                    of Business, Bentley
                                                    College

Independent Board Members

                               Position with Fund
                                  and Length of       Principal Occupation
Name, Address, Age                 Time Served       During Last Five Years   Other Directorships   Committee Memberships
------------------             ------------------    ----------------------   -------------------   ---------------------
Anne P. Jones                  Board member since   Attorney and Consultant   None                 Board Governance,
901 S. Marquette Ave.           November 7, 2008                                                   Compliance, Executive,
Minneapolis, MN 55402                                                                              Investment Review, Joint
Age 73                                                                                             Audit

Jeffrey Laikind, CFA           Board member since   Former Managing           American             Distribution, Investment
901 S. Marquette Ave.           November 7, 2008    Director, Shikiar Asset   Progressive          Review, Joint Audit
Minneapolis, MN 55402                               Management                Insurance
Age 72

Stephen R. Lewis, Jr.          Board member since   President Emeritus and    Valmont Industries,  Board Governance,
901 S. Marquette Ave.           November 7, 2008    Professor of Economics,   Inc. (manufactures   Compliance, Contracts,
Minneapolis, MN 55402                               Carleton College          irrigation systems)  Executive, Investment
Age 69                                                                                             Review

John F. Maher                  Board member since   Retired President and     None                 Distribution, Investment
901 S. Marquette Ave.                 2006          Chief Executive Officer                        Review, Joint Audit
Minneapolis, MN 55402                               and former Director,
Age 64                                              Great Western Financial
                                                    Corporation (bank
                                                    holding company) and its
                                                    principal subsidiary,
                                                    Great Western Bank
                                                    (federal savings bank)

Catherine James Paglia         Board member since   Director, Enterprise      None                 Compliance, Contracts,
901 S. Marquette Ave.           November 7, 2008    Asset Management, Inc.                         Distribution, Executive,
Minneapolis, MN 55402                               (private real estate and                       Investment Review
Age 55                                              asset management company)

Leroy C. Richie                Board member since   Counsel, Lewis & Munday,  Lead Outside         Contracts, Distribution,
901 S. Marquette Ave.                 2000          P.C. (law firm);          Director, Digital    Investment Review
Minneapolis, MN 55402                               Director, Vibration       Ally, Inc. (digital
Age 66                                              Control Technologies,     imaging); and
                                                    LLC (auto vibration       Infinity, Inc. (oil
                                                    technology); Director     and gas exploration
                                                    and Chairman, Highland    and production);
                                                    Park Michigan Economic    Director, OGE
                                                    Development Corp; and     Energy Corp.
                                                    Chairman, Detroit Public  (energy and energy
                                                    Schools Foundation.       services provider
                                                    Formerly, Chairman and    offering physical
                                                    Chief Executive Officer,  delivery and
                                                    Q Standards Worldwide,    related services
                                                    Inc. (library of          for both
                                                    technical standards);     electricity and
                                                    Director, Kerr-McGee      natural gas).
                                                    Corporation (diversified
                                                    energy and chemical
                                                    company); Trustee, New
                                                    York University Law
                                                    Center Foundation; Vice
                                                    Chairman, Detroit
                                                    Medical Center and
                                                    Detroit Economic Growth
                                                    Corp.

Independent Board Members

                               Position with Fund
                                  and Length of       Principal Occupation
Name, Address, Age                 Time Served       During Last Five Years   Other Directorships   Committee Memberships
------------------             ------------------    ----------------------   -------------------   ---------------------
Alison Taunton-Rigby           Board member since   Chief Executive Officer   Idera                Contracts, Distribution,
901 S. Marquette Ave.           November 7, 2008    and Director, RiboNovix,  Pharmaceuticals,     Executive, Investment
Minneapolis, MN 55402                               Inc. since 2003           Inc.                 Review
Age 64                                              (biotechnology); former   (biotechnology);
                                                    President, Forester       Healthways, Inc.
                                                    Biotech                   (health management
                                                                              programs)

Board Member Affiliated With RiverSource Investments*

                               Position with Fund
                                  and Length of       Principal Occupation
Name, Address, Age                 Time Served       During Last Five Years   Other Directorships   Committee Memberships
------------------             ------------------    ----------------------   -------------------   ---------------------
William F. Truscott             Board member and    President - U.S. Asset    None                 Investment Review
53600 Ameriprise                 Vice President     Management and Chief
Financial Center                since November 7,   Investment Officer,
Minneapolis, MN 55474                 2008          Ameriprise Financial,
Age 47                                              Inc. and President,
                                                    Chairman of the Board
                                                    and Chief Investment
                                                    Officer, RiverSource
                                                    Investments, LLC since
                                                    2005; Director,
                                                    President and Chief
                                                    Executive Officer,
                                                    Ameriprise Certificate
                                                    Company and; Chairman of
                                                    the Board, Chief
                                                    Executive Officer and
                                                    President, RiverSource
                                                    Distributors, Inc. since
                                                    2006; Senior Vice
                                                    President - Chief
                                                    Investment Officer,
                                                    Ameriprise Financial,
                                                    Inc.; and Chairman of
                                                    the Board and Chief
                                                    Investment Officer,
                                                    RiverSource Investments,
                                                    LLC, 2001-2005

* Interested person by reason of being an officer, director, security holder and/or employee of RiverSource Investments.

The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is Vice President, the other officers are:

Fund Officers

                                Position held with the Fund    Principal occupation during past
Name, address, age                 and length of service                  five years
------------------              ---------------------------    --------------------------------
Patrick T. Bannigan            President since November 7,    Director and Senior Vice President
172 Ameriprise Financial       2008                           - Asset Management, Products and
Center                                                        Marketing, RiverSource
Minneapolis, MN 55474                                         Investments, LLC and; Director and
Age 42                                                        Vice President - Asset Management,
                                                              Products and Marketing,
                                                              RiverSource Distributors, Inc.
                                                              since 2006; Managing Director and
                                                              Global Head of Product, Morgan
                                                              Stanley Investment Management,
                                                              2004-2006; President, Touchstone
                                                              Investments, 2002-2004

Michelle M. Keeley             Vice President since           Executive Vice President - Equity
172 Ameriprise Financial       November 7, 2008               and Fixed Income, Ameriprise
Center                                                        Financial, Inc. and RiverSource
Minneapolis, MN 55474                                         Investments, LLC since 2006; Vice
Age 44                                                        President - Investments,
                                                              Ameriprise Certificate Company
                                                              since 2003; Senior Vice President
                                                              - Fixed Income, Ameriprise
                                                              Financial, Inc., 2002-2006 and
                                                              RiverSource Investments, LLC,
                                                              2004-2006

Fund Officers

                                Position held with the Fund    Principal occupation during past
Name, address, age                 and length of service                  five years
------------------              ---------------------------    --------------------------------
Amy K. Johnson                 Vice President since           Vice President - Asset Management
5228 Ameriprise Financial      November 7, 2008               and Trust Company Services,
Center                                                        RiverSource Investments, LLC since
Minneapolis, MN 55474                                         2006; Vice President - Operations
Age 42                                                        and Compliance, RiverSource
                                                              Investments, LLC, 2004- 2006;
                                                              Director of Product Development -
                                                              Mutual Funds, Ameriprise
                                                              Financial, Inc., 2001-2004

Scott R. Plummer               Vice President, General        Vice President and Chief Counsel -
5228 Ameriprise Financial      Counsel and Secretary since    Asset Management, Ameriprise
Center                         November 7, 2008               Financial, Inc. since 2005; Chief
Minneapolis, MN 55474                                         Counsel, RiverSource Distributors,
Age 49                                                        Inc. and Chief Legal Officer and
                                                              Assistant Secretary, RiverSource
                                                              Investments, LLC since 2006; Vice
                                                              President, General Counsel and
                                                              Secretary, Ameriprise Certificate
                                                              Company since 2005; Vice President
                                                              - Asset Management Compliance,
                                                              Ameriprise Financial, Inc.,
                                                              2004-2005; Senior Vice President
                                                              and Chief Compliance Officer,
                                                              USBancorp Asset Management,
                                                              2002-2004

Lawrence P. Vogel              Treasurer since 2000           Treasurer, RiverSource
100 Park Avenue,                                              Investments, LLC (J. & W. Seligman
New York, NY 10017                                            & Co. Incorporated prior to Nov.
Age 51                                                        2008), of each of the investment
                                                              companies of the Seligman Group of
                                                              Funds since 2000; and Treasurer,
                                                              Seligman Data Corp. since 2000.
                                                              Senior Vice President, Investment
                                                              Companies, J. & W. Seligman & Co.
                                                              Incorporated of each of the
                                                              investment companies of the
                                                              Seligman group of funds 1992 to
                                                              2008.

Eleanor T.M. Hoagland          Chief Compliance Officer       Chief Compliance Officer,
100 Park Avenue,               since 2004; Money Laundering   RiverSource Investments, LLC (J. &
New York, NY 10017             Prevention Officer and         W. Seligman & Co. Incorporated
Age 56                         Identity Theft Prevention      prior to Nov. 2008), for each of
                               Officer since 2008.            the investment companies of the
                                                              Seligman group of funds since
                                                              2004; Money Laundering Prevention
                                                              Officer and Identity Theft
                                                              Prevention Officer, RiverSource
                                                              Investments, LLC for each of the
                                                              investment companies of the
                                                              Seligman group of funds since
                                                              November 2008. Managing Director,
                                                              J. & W. Seligman & Co.
                                                              Incorporated and Vice- President
                                                              for each of the investment
                                                              companies of the Seligman group of
                                                              funds 2004 to 2008.

As of November 7, 2008, the Board has organized the following committees (accordingly, no committee meetings have been held prior to such date):

Board Governance Committee. Recommends to the Board the size, structure and composition of the Board and its committees; the compensation to be paid to members of the Board; and a process for evaluating the Board's performance. The committee also reviews candidates for Board membership including candidates recommended by shareholders. The committee also makes recommendations to the Board regarding responsibilities and duties of the Board, oversees proxy voting and supports the work of the chairperson of the Board in relation to furthering the interests of the Funds and their shareholders on external matters.

Compliance Committee. This committee supports the Fund's maintenance of a strong compliance program by providing a forum for independent Board members to consider compliance matters impacting the Fund or its key service providers; developing and implementing, in coordination with the Fund's Chief Compliance Officer (CCO), a process for the review and consideration of compliance reports that are provided to the Board; and providing a designated forum for the Fund's CCO to meet with independent Board members on a regular basis to discuss compliance matters.

Contracts Committee. This committee reviews and oversees the contractual relationships with service providers and receives and analyzes reports covering the level and quality of services provided under contracts with the Fund. It also advises the Board regarding actions taken on these contracts during the annual review process.

Distribution Committee. This committee reviews and supports product development, marketing, sales activity and practices related to the Fund, and reports to the Board as appropriate.

Executive Committee. This committee acts for the Board between meetings of the Board.

Investment Review Committee. This committee reviews and oversees the management of the Fund's assets and considers investment management policies and strategies; investment performance; risk management techniques; and securities trading practices and reports areas of concern to the Board.

Joint Audit Committee. This committee oversees the accounting and financial reporting processes of the Fund and internal controls over financial reporting and oversees the quality and integrity of the Fund's financial statements and independent audits as well as the Fund's compliance with legal and regulatory requirements relating to the Fund's accounting and financial reporting, internal controls over financial reporting and independent audits. The committee also makes recommendations regarding the selection of the Fund's independent auditor and reviews and evaluates the qualifications, independence and performance of the auditor.

The information under the caption "Management of the Fund - Beneficial Ownership" is hereby superseded and replaced with the following information:

The following two tables set forth information regarding each Board member's ownership of shares of each Seligman Fund (or Funds, including any series thereof) and the investment companies in the RiverSource complex of funds (which includes the Seligman Funds). Unless otherwise indicated, all such information is as of June 30, 2008. As of that date, none of the members of the Board other than Messrs. Maher and Richie beneficially owned shares of any of the Funds listed below. The dollar ranges of shares owned by Messrs. Maher and Richie in such Funds are as follows:

                                                           Dollar Range of Fund Dollar Range of Fund
                                                             Shares Owned By      Shares Owned By
                                                              John F. Maher       Leroy C. Richie
                                                           -------------------- --------------------
Seligman Capital Fund, Inc................................     $1-$10,000            $1-$10,000
Seligman Communications and Information Fund, Inc.........   $10,000-$50,000         $1-$10,000
Seligman Frontier Fund, Inc...............................     $1-$10,000            $1-$10,000
Seligman Global Fund Series, Inc.
   Seligman Emerging Markets Fund.........................     $1-$10,000            $1-$10,000
   Seligman Global Smaller Companies Fund.................     $1-$10,000            $1-$10,000
   Seligman Global Growth Fund............................     $1-$10,000            $1-$10,000
   Seligman Global Technology Fund........................     $1-$10,000            $1-$10,000
   Seligman International Growth Fund.....................     $1-$10,000            $1-$10,000
Seligman Growth Fund, Inc.................................     $1-$10,000            $1-$10,000
Seligman LaSalle Real Estate Fund Series, Inc.
   Seligman LaSalle Global Real Estate Fund...............     $1-$10,000               None
   Seligman LaSalle Monthly Dividend Real Estate Fund.....     $1-$10,000               None
Seligman Municipal Fund Series, Inc.
   Seligman National Municipal Class......................        None                  None
   Seligman Colorado Municipal Class......................        None                  None
   Seligman Georgia Municipal Class.......................        None                  None
   Seligman Louisiana Municipal Class.....................        None                  None
   Seligman Maryland Municipal Class......................        None                  None
   Seligman Massachusetts Municipal Class.................        None                  None

                                                        Dollar Range of Fund Dollar Range of Fund
                                                          Shares Owned By      Shares Owned By
                                                           John F. Maher       Leroy C. Richie
                                                        -------------------- --------------------
   Seligman Michigan Municipal Class...................         None              $1-$10,000
   Seligman Minnesota Municipal Class..................         None                 None
   Seligman Missouri Municipal Class...................         None                 None
   Seligman New York Municipal Class...................         None                 None
   Seligman Ohio Municipal Class.......................         None                 None
   Seligman Oregon Municipal Class.....................         None                 None
   Seligman South Carolina Municipal Class.............         None                 None
Seligman Municipal Series Trust
   Seligman California Municipal High Yield Series.....         None                 None
   Seligman California Municipal Quality Series........         None                 None
   Seligman Florida Municipal Series...................         None                 None
   Seligman North Carolina Municipal Series............         None                 None
Seligman New Jersey Municipal Fund, Inc.                        None                 None
Seligman Pennsylvania Municipal Fund Series                     None                 None
Seligman Asset Allocation Series, Inc.
   Seligman Asset Allocation Aggressive Growth Fund....         None                 None
   Seligman Asset Allocation Balanced Fund.............         None                 None
   Seligman Asset Allocation Growth Fund...............         None                 None
   Seligman Asset Allocation Moderate Growth Fund......         None                 None
Seligman Value Fund Series, Inc.
   Seligman Large-Cap Value Fund.......................      $1-$10,000           $1-$10,000
   Seligman Smaller-Cap Value Fund.....................      $1-$10,000           $1-$10,000


                                  Aggregate Dollar Range of Shares Owned by
 Name                           Director in the RiverSource Complex of Funds *
 ----                           ----------------------------------------------
 INDEPENDENT BOARD MEMBERS
 Kathleen Blatz................                 Over $100,000
 Arne H. Carlson...............                 Over $100,000
 Pamela G. Carlton.............                  $1-$10,000
 Patricia M. Flynn.............                Over $100,000**
 Anne P. Jones.................                 Over $100,000
 Jeffrey Laikind...............                 Over $100,000
 Stephen R. Lewis, Jr..........                Over $100,000**
 John F. Maher.................                 Over $100,000
 Catherine James Paglia........                Over $100,000**
 Leroy C. Richie...............                 Over $100,000
 Alison Taunton-Rigby..........                 Over $100,000
 AFFILIATED BOARD MEMBER
 William F. Truscott...........                 Over $100,000

* Each new Board Member, other than Ms. Flynn, owns between $1 and $10,000 of shares in the Seligman Funds. Ms. Flynn owns between $10,001 and $50,000 of shares in the Seligman Funds. Each New Board Member acquired their shares in the Seligman Funds after June 30, 2008. Neither of Messrs. Maher or Richie owns any shares of the RiverSource Funds.

** Total includes deferred compensation invested in share equivalents.

The following information is added to the table under the caption "Management of the Fund - Compensation":

None of the New Board Members received any compensation from the Fund prior to their election to the Board.

The information beneath the compensation table under the caption "Management of the Fund - Compensation" is hereby superseded and replaced with the following information:

The independent Board members determine the amount of compensation that they receive, including the amount paid to the Chair of the Board. In determining compensation for the independent Board members, the independent Board members take into account a variety of factors including, among other things, their collective significant work experience (e.g., in business and finance, government or academia). The independent Board members also recognize that these individuals' advice and counsel are in demand by other organizations, that these individuals may reject other opportunities because the time demands of their duties as independent Board members, and that they undertake significant legal responsibilities. The independent Board members also consider the compensation paid to independent board members of other mutual fund complexes of comparable size. In determining the compensation paid to the Chair, the independent Board members take into account, among other things, the Chair's significant additional responsibilities (e.g., setting the agenda for Board meetings, communicating or meeting regularly with the Fund's Chief Compliance Officer, Counsel to the independent Board members, and the Funds' service providers) which result in a significantly greater time commitment required of the Board Chair. The Chair's compensation, therefore, has generally been set at a level between 2.5 and 3 times the level of compensation paid to other independent Board members.

The independent Board members are paid an annual retainer of $95,000. Committee and sub- committee Chairs each receive an additional annual retainer of $5,000. In addition, independent Board members are paid the following fees for attending Board and committee meetings: $5,000 per day of in-person Board meetings and $2,500 per day of in-person committee or sub-committee meetings (if such meetings are not held on the same day as a Board meeting). Independent Board members are not paid for special telephonic meetings. The Board's Chair will receive total annual cash compensation of $400,000.

The independent Board members may elect to defer payment of up to 100% of the compensation they receive in accordance with a Deferred Compensation Plan (the "Deferred Plan"). Under the Deferred Plan, a Board member may elect to have his or her deferred compensation treated as if they had been invested in shares of one or more RiverSource funds and the amount paid to the Board member under the Deferred Plan will be determined based on the performance of such investments. Distributions may be taken in a lump sum or over a period of years. The Deferred Plan will remain unfunded for federal income tax purposes under the Internal Revenue Code of 1986, as amended. It is anticipated that deferral of Board member compensation in accordance with the Deferred Plan will have, at most, a negligible impact on Fund assets and liabilities.

The information under the caption "Management of the Fund - Code of Ethics" ("Management of the Fund - Code of Ethics - Seligman" in the SAIs for Seligman Global Fund Series Inc. and Seligman LaSalle Real Estate Fund Series, Inc.) is hereby superseded and replaced with the following information:

The funds in the RiverSource complex of funds (which includes the Seligman Funds), RiverSource Investments, the investment manager for the Seligman Funds, and Seligman Advisors, the distributor for the Seligman Funds, have each adopted a Code of Ethics (collectively, the "Codes") and related procedures reasonably designed to prevent violations of Rule 204A-1 under the Investment Advisers Act of 1940 and Rule 17j-1 under the 1940 Act. The Codes contain provisions reasonably necessary to prevent a fund's access persons from engaging in any conduct prohibited by paragraph (b) of Rule 17j-1, which indicates that it is unlawful for any affiliated person of or principal underwriter for a fund, or any affiliated person of an investment adviser of or principal underwriter for a fund, in connection with the purchase or sale, directly or indirectly, by the person of a security held or to be acquired by a fund (i) to employ any device, scheme or artifice to defraud a fund; (ii) to make any untrue statement of a material fact to a fund or omit to state a material fact necessary in order to make the statements made to a fund, in light of the circumstances under which they are made, not misleading; (iii) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a fund; or (iv) to engage in any manipulative practice with respect to a fund. The Codes prohibit affiliated personnel from engaging in personal investment activities that compete with or attempt to take advantage of planned portfolio transactions for the fund.

All references to "Seligman" under the caption "Management of the Fund - Proxy Voting Policies" ("Management of the Fund - Proxy Voting Policies - Seligman" in the SAI for Seligman Global Fund Series, Inc.) are hereby replaced with "RiverSource Investments." In addition, the following information is added as the first full paragraph under that caption:

The following are interim proxy voting policies, procedures and guidelines that apply only to the Fund and the other Seligman Funds. The Seligman Funds will adopt the same proxy voting policies, procedures and guidelines as the other funds managed by RiverSource Investments in 2009.

The seventh and eight paragraphs under the caption "Management of the Fund - Proxy Voting Policies" ("Management of the Fund - Proxy Voting Policies - Seligman" in the SAI for Seligman Global Fund Series, Inc.) are hereby superseded and replaced with the following:

Deviations from Guidelines and Special Situations. RiverSource Investments recognizes that it may not always be in the best interest of the shareholders of the Fund to vote in accordance with the Guidelines on a particular issue. In such circumstances, RiverSource Investments may request permission from the Board to deviate from the Guidelines. The Board must approve any deviation from the Guidelines, and similarly, must approve the voting decision for proposals of a unique nature requiring a case-by-case analysis.

In making requests to the Board regarding deviations from the Guidelines or proposals requiring a case-by-case analysis, RiverSource Investments may rely on views of the management of a portfolio company, the views of its own investment professionals and information obtained from an independent research firm.

The second item under the caption "Management of the Fund - Proxy Voting Policies - Guidelines Summary" is hereby superseded and replaced with the following:

2. RiverSource Investments generally opposes, and supports the elimination of, anti-takeover proposals, including those relating to classified Boards, supermajority votes, issuance of blank check preferred and establishment of classes with disparate voting rights. However, RiverSource Investments will vote in support of proposals to adopt poison pills.

The first three paragraphs under the caption "Investment Advisory and Other Services - Investment Manager" are hereby superseded and replaced with the following:

With the completion of the Acquisition of Seligman by RiverSource Investments and with shareholders having previously approved (at a special meeting held in November 2008) a new investment management services agreement between the Fund (or Funds, including any series thereof, as applicable) and RiverSource Investments (the "Management Agreement"), RiverSource Investments is the new investment manager effective November 7, 2008. Subadvisers, if any, will continue to provide portfolio management services.

RiverSource Investments, 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, is also the investment manager of the other funds in the Seligman Group of Funds, and is a wholly-owned subsidiary of Ameriprise Financial. Ameriprise Financial is a financial planning and financial services company that has been offering solutions for clients' asset accumulation, income management and protection needs for more than 110 years. In addition to managing investments for the Seligman Group of Funds, RiverSource Investments manages investments for the RiverSource funds, itself and its affiliates. For institutional clients, RiverSource Investments and its affiliates provide investment management and related services, such as separate account asset management, and institutional trust and custody, as well as other investment products.

Effective November 7, 2008, the Fund (or Funds, including any series thereof, as applicable) will pay RiverSource Investments a fee for managing its assets. The fee paid to RiverSource Investments will be the same annual fee rate that was paid to Seligman prior to November 7, 2008.

The information under the caption "Investment Advisory and Other Services - Service Agreements" is hereby deleted and replaced with the following information:

Administrative Services

Under an Administrative Services Agreement, effective November 7, 2008 Ameriprise administers certain aspects of the Fund's business and other affairs at no cost. Ameriprise provides the Fund with such office space, and certain administrative and other services and executive and other personnel as are necessary for Fund operations. Ameriprise pays all of the compensation of Board members of the Fund who are employees or consultants of RiverSource and of the officers and employees of the Fund. Ameriprise reserves the right to seek Board approval to increase the fees payable by the Fund under the Administrative Services Agreement. However, Ameriprise anticipates that any such increase in fees would be offset by corresponding decreases in advisory fees under the Management Agreement. If an increase in fees under the Administrative Services Agreement would not be offset by corresponding decreases in advisory fees, the affected Fund will inform shareholders prior to the effectiveness of such increase.

The following information is hereby added to the end of the section entitled "Investment Advisory and Other Services - Other Service Providers":

The funds in the Seligman Group of Funds will enter into an agreement with Board Services Corporation (Board Services) located at 901 Marquette Avenue South, Suite 2810, Minneapolis, MN 55402. This agreement sets forth the terms of Board Services' responsibility to serve as an agent of the funds for purposes of administering the payment of compensation to each independent Board member, to provide office space for use by the funds and their boards, and to provide any other services to the boards or the independent members, as may be reasonably requested.

The following information is added after the section entitled "Financial Statements":

Information Regarding Pending and Settled Legal Proceedings

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota. In response to defendant's motion to dismiss the complaint, the Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals on Aug. 8, 2007.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce (MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Board of Directors/Trustees.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.

                        Supplement, dated May 15, 2008,
            to the following Statements of Additional Information:

    Statements of Additional Information, each dated February 1, 2008, for:
                    Seligman Core Fixed Income Fund, Inc.,
                Seligman Municipal Fund Series, Inc., Seligman
       Municipal Series Trust, Seligman New Jersey Municipal Fund, Inc.,
                             Seligman Pennsylvania
     Municipal Fund Series and Seligman TargetHorizon ETF Portfolios, Inc.

     Statements of Additional Information, each dated March 3, 2008, for:
      Seligman Frontier Fund, Inc. and Seligman Global Fund Series, Inc.

      Statements of Additional Information, each dated May 1, 2008, for:
                    Seligman Asset Allocation Series, Inc.,
                  Seligman Capital Fund, Inc., Seligman Cash
           Management Fund, Inc., Seligman Common Stock Fund, Inc.,
                            Seligman Communications
            and Information Fund, Inc., Seligman Growth Fund, Inc.,
                           Seligman High Income Fund
                Series, Seligman Income and Growth Fund, Inc.,
                   Seligman LaSalle Real Estate Fund Series,
                   Inc. and Seligman Value Fund Series, Inc.
                               (each, a "Fund")

Capitalized terms used but not defined in this Supplement shall have the meanings given to such terms in each Fund's Statement of Additional Information.

The following information supersedes and replaces item (6) under the heading "Purchase, Redemption and Pricing of Shares - Purchase of Shares - CDSC Waivers" in each Fund's Statement of Additional Information:

(6) in connection with participation in the Merrill Lynch Small Market 401(k) Program, retirement programs administered or serviced by the Princeton Retirement Group, Paychex, ADP Retirement Services, Hartford Securities Distribution Company, Inc., or NYLIM Service Company LLC, retirement programs or accounts administered or serviced by Mercer HR Services, LLC or its affiliates, or retirement programs or accounts administered or serviced by firms that have a written agreement with Seligman Advisors that contemplates a waiver of CDSCs.

                     SELIGMAN CORE FIXED INCOME FUND, INC.

                      Statement of Additional Information
                               February 2, 2009

                        200 Ameriprise Financial Center
                             Minneapolis, MN 55474
                                (212) 850-1864

                      Toll Free Telephone: (800) 221-2450
     For Retirement Plan Information--Toll-Free Telephone: (800) 445-1777

Effective November 7, 2008, RiverSource Investments, LLC ("RiverSource Investments" or "investment manager"), investment manager to the RiverSource complex of funds, and a wholly owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise Financial"), completed its acquisition (the "Acquisition") of J. &
W. Seligman & Co. Incorporated ("Seligman"). With the Acquisition completed and shareholders of Seligman Core Fixed Income Fund, Inc. (the "Fund") having previously approved (at a special meeting held on November 3, 2008) a new investment management services agreement between RiverSource Investments and the Fund, RiverSource Investments became the new investment manager of the Fund, effective November 7, 2008.

This Statement of Additional Information ("SAI") expands upon and supplements the information contained in the current Prospectus of the Fund, dated
February 2, 2009, offering Class A shares, Class B shares, Class C shares and Class R shares, and the current Prospectus, dated February 2, 2009, offering Class I shares (together, the "Prospectuses"). This SAI, although not in itself a Prospectus, is incorporated by reference into the Prospectuses in its entirety. It should be read in conjunction with the Prospectuses, which you may obtain by writing or calling the Fund at the above address or telephone numbers.

The financial statements and notes included in the Fund's Annual Report, which includes the Report of Independent Registered Public Accounting Firm thereon, are incorporated herein by reference. The Annual Report will be furnished to you without charge if you request a copy of this SAI.

The RiverSource complex of funds includes a comprehensive array of funds from RiverSource Investments, including Seligman funds. RiverSource Investments has also partnered with a number of professional investment managers, including its affiliate, Threadneedle Investments, to expand the array of funds offered in the RiverSource complex. RiverSource funds, RiverSource Partners funds and Threadneedle funds share the same Board of Directors/Trustees (the "Board"), and the same policies and procedures. Although the Seligman funds, including the Fund, share the same Board, they do not currently have the same policies and procedures, and may not be exchanged for shares of the RiverSource funds, RiverSource Partners funds or Threadneedle funds.

The Fund is governed by a Board that meets regularly to review a wide variety of matters affecting the Fund. Detailed information about fund governance, the funds' investment manager, RiverSource Investments, LLC, and other aspects of fund management can be found by referencing the Table of Contents below.

The website references in this SAI are inactive textual references, and information contained in or otherwise accessible through these websites does not form a part of this SAI.

                               Table of Contents

        Fund History................................................  2
        Description of the Fund and its Investments and Risks.......  2
        Management of the Fund...................................... 11
        Control Persons and Principal Holders of Securities......... 18
        Investment Advisory and Other Services...................... 19
        Portfolio Managers.......................................... 24
        Portfolio Transactions and Other Practices.................. 26
        Capital Stock and Other Securities.......................... 27
        Purchase, Redemption, and Pricing of Shares................. 28
        Taxation of the Fund........................................ 34
        Underwriters................................................ 36
        Calculation of Yield and Performance Data................... 38
        Financial Statements........................................ 42
        Information Regarding Pending and Settled Legal Proceedings. 42
        General Information......................................... 43
        Description of Ratings...................................... 43
        Appendix A: The Seligman Funds.............................. 49
        Appendix B: The RiverSource Complex of Funds................ 50

                                 Fund History

The Fund was incorporated under the laws of the state of Maryland on June 21, 2001. As of November 7, 2008, the Fund is part of the RiverSource complex of funds. The RiverSource complex of funds includes a comprehensive array of funds managed by RiverSource Investments, including the Fund and the other Seligman mutual funds.

             Description of the Fund and Its Investments and Risks

Classification

The Fund is a diversified open-end management investment company, or mutual fund.

Investment Strategies and Risks

The following information regarding the Fund's investments and risks supplements the information contained in the Fund's Prospectuses.

The investment objectives and principal investment strategies of the Fund, as well as the principal risks associated with the Fund's investment strategies, are set forth in the Prospectuses. Certain additional investment information is set forth below.

Foreign Securities. The Fund may invest a substantial portion of its total assets in US dollar-denominated fixed-income securities of foreign issuers, including foreign corporations, governments or their agencies or instrumentalities. It may also invest up to 20% of its net assets in non-US dollar-denominated fixed-income securities of US or foreign issuers. Foreign investments may be affected favorably or unfavorably by changes in currency rates and exchange control regulations. There may be less information available about a foreign company than about a US company, and foreign companies may not be subject to reporting standards and requirements comparable to those applicable to US companies. Foreign fixed-income securities and their markets may not be as liquid as US securities and their markets. Securities of foreign issuers may involve greater market risk than securities of US issuers, and foreign custody fees are generally higher than in the United States. Investments in foreign fixed-income securities may also be subject to local economic or political risks, such as political instability of some foreign governments and the possibility of nationalization of issuers.

Lending of Portfolio Securities. The Fund may lend portfolio securities to brokers or dealers, banks, or other institutional borrowers of securities. The Fund will not lend portfolio securities to any institutions affiliated with the Fund. The borrower must maintain with the Fund cash or equivalent collateral equal to at least 100% of the current market value of the securities loaned. During the time portfolio securities are on loan, the borrower pays the Fund any dividends or interest paid on the securities. The Fund may invest the collateral and earn additional income or receive an agreed upon amount of interest income from the borrower. Loans made by the Fund will generally be short-term. Loans are subject to termination at the option of the Fund or the borrower. The Fund may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the collateral to the borrower or placing broker. The Fund does not have the right to vote securities on loan, but would terminate a loan and regain the right to vote if that were considered important with respect to the investment. The Fund may lose money if a borrower defaults on its obligation to return securities and the value of the collateral held by the Fund is insufficient to replace the loaned securities. In addition, the Fund is responsible for any loss that might result from its investment of the borrower's collateral.

When-Issued or Forward Commitment Securities. The Fund may purchase or sell securities on a when-issued or forward commitment basis, in which case delivery and payment normally take place within 45 days after the date of the commitment to purchase. The payment obligation and the interest rate that will be received on the securities are each fixed at the time the buyer enters into the commitment. The Fund may purchase a security on a when-issued or forward commitment basis with or without the intention of actually acquiring the securities and may sell these securities before the purchase settlement date if it is deemed advisable.

When investing in when-issued or forward commitment securities, cash or liquid securities equal to the amount of the when-issued or forward commitment securities will be segregated at the Fund's custodian, and marked to market daily, with additional cash or liquid securities added when necessary. When the time comes to pay for when-issued or forward commitment securities, the Fund will meet its obligations from then available cash flow or the sale of securities (those segregated or otherwise), although the Fund would not normally expect to do so, from the sale of the when-issued or forward commitment securities themselves (which may have a value greater or less than the Fund's payment obligations).

Securities purchased on a when-issued or forward commitment basis are subject to changes in market value based upon investors' perceptions of the creditworthiness of the issuer and upon changes, real or anticipated, in the level of interest rates. If the Fund remains substantially fully invested at the same time that it has purchased securities on a when-issued or forward commitment basis, the market value of the Fund's assets may fluctuate more than would otherwise be the case. Purchasing a security on a when-issued or forward commitment basis can involve a risk that the yields available in the market when the delivery takes place may be higher than those obtained on the security so purchased. Sales of securities held by the Fund in order to meet obligations resulting from when-issued or forward commitment securities carries with it a greater potential for the realization of capital gain or loss.

Repurchase Agreements. The Fund may enter into repurchase agreements as a short-term cash management tool or as part of its overall investment strategy. A repurchase agreement is an agreement under which the Fund acquires a security, generally a US Government obligation, subject to resale at an agreed upon price and date. The resale price reflects an agreed upon interest rate effective for the period of time the Fund holds the security and is unrelated to the interest rate on the security. The Fund's repurchase agreements will at all times be fully collateralized. Repurchase agreements could involve certain risks in the event of bankruptcy or other default by the seller, including possible delays and expenses in liquidating the securities underlying the agreement, a decline in value of the underlying securities and a loss of interest. Repurchase agreements are typically entered into for periods of one week or less. As a matter of fundamental policy, the Fund will not enter into repurchase agreements of more than one week's duration if more than 10% of its net assets would be so invested.

Illiquid Securities. The Fund may invest up to 15% of its net assets in illiquid securities, including restricted securities (i.e., securities not readily marketable without registration under the Securities Act of 1933, as amended ("1933 Act")) including funding agreements issued by domestic insurance companies and other securities that are not readily marketable. These may include restricted securities that can be offered and sold only to "qualified institutional buyers" under Rule 144A of the 1933 Act. The Fund's Board of Directors may adopt procedures pursuant to which the investment manager may determine, when appropriate, that specific Rule 144A securities are liquid and not subject to the 15% limitation on illiquid securities. Should this determination be made, the investment manager, acting pursuant to such procedures, will carefully monitor the security (focusing on such factors, among others, as trading activity and availability of information) to determine that the Rule 144A security continues to be liquid. It is not possible to predict with assurance exactly how the market for Rule 144A securities will further evolve. This investment practice could have the effect of increasing the level of illiquidity in the Fund, if and to the extent that, qualified institutional buyers become for a time uninterested in purchasing Rule 144A securities.

Money Market Instruments. The Fund may invest a portion of its assets in cash equivalents as the Fund's investment manager deems appropriate. Cash equivalents may include money market instruments such as US Government obligations, bank obligations and commercial paper.

US Government Obligations. US Government obligations are obligations issued and/or guaranteed as to both principal and interest by the US Government or backed by the full faith and credit of the United States, such as US Treasury Bills, securities issued or guaranteed by a US Government agency or instrumentality, and securities supported by the right of the issuer to borrow from the US Treasury.

Bank Obligations. Bank obligations include US dollar-denominated certificates of deposit, banker's acceptances, fixed time deposits and commercial paper of domestic banks, including their branches located outside the United States, and of domestic branches of foreign banks.

Commercial Paper. Commercial paper includes short-term unsecured promissory notes issued in bearer form by bank holding companies, corporations and finance companies.

Mortgage-Related Securities. The Fund may invest in mortgage-related obligations, which include but are not limited to, collateralized mortgage obligations, mortgage pass-through securities and stripped mortgage-backed securities. The returns of mortgage-related obligations are determined by, among other things, the prepayment rates of the underlying mortgage assets. Prepayment rates are influenced by changes in current interest rates and a variety of economic, geographic, social and other factors and cannot be predicted with certainty. Mortgage-related obligations may decrease in value as a result of increases in interest rates and may benefit less than other fixed-income securities from declining interest rates because of the risk of prepayment. Under certain interest rate or prepayment rate scenarios, the Fund may fail to recoup fully its investment in such securities notwithstanding the assignment of the highest ratings to such securities.

Collateralized Mortgage Obligations. The Fund may also invest in Collateralized Mortgage Obligations ("CMOs"), including certain CMOs that have elected to be treated as Real Estate Mortgage Investment Conduits ("REMICs").

CMOs are fixed-income securities collateralized by pooled mortgages and separated into short-, medium-, and long-term positions (called tranches). Tranches pay different rates of interest depending upon their maturity. CMOs may be collateralized by (a) pass-through securities issued or guaranteed by GNMA, FNMA or FHLMC (each as defined below), (b) unsecuritized mortgage loans insured by the Federal Housing Administration or guaranteed by the Department of Veteran's Affairs, (c) unsecuritized conventional mortgages, (d) other mortgage related securities or (e) any combination thereof.

Each tranche of a CMO is issued at a specific coupon rate and has a stated maturity. As the payments on the underlying mortgage loans are collected, the CMO issuer generally pays the coupon rate of interest to the holders of each tranche. In a common structure referred to as a "Pay" CMO, all scheduled and unscheduled principal payments generated by the collateral, as loans are repaid or prepaid, go initially to investors in the first tranches. Investors in later tranches do not start receiving principal payments until the prior tranches are paid in full. Sometimes, CMOs are structured so that the prepayment and/or market risks are transferred from one tranche to another.

Most CMOs are issued by Federal agencies. However, the only CMOs backed by the full faith and credit of the US Government are CMOs collateralized by pass-through securities guaranteed by the Government National Mortgage Association ("GNMA"). All CMOs are subject to reinvestment risk; that is, as prepayments on the underlying pool of mortgages increase, the maturity of the tranches in the CMO will decrease. As a result, the Fund may have to invest the proceeds that were invested in such CMOs in securities with lower yields. Factors affecting reinvestment risk include the level of interest rates, general economic and social conditions and the location and age of the mortgages.

Mortgage Pass-Through Securities. The Fund may invest in mortgage pass-through securities. Mortgage pass-through securities include securities that represent interests in pools of mortgage loans made by lenders such as savings and loan institutions, mortgage bankers, and commercial banks. Such securities provide a "pass-through" of monthly payments of interest and principal made by the borrowers on their residential mortgage loans (net of any fees paid to the issuer or guarantor of such securities). Although the residential mortgages underlying a pool may have maturities of up to 30 years, a pool's effective maturity may be reduced by prepayments of principal on the underlying mortgage obligations. Factors affecting mortgage prepayments include, among other things, the level of interest rates, general economic and social conditions and the location and age of the mortgages. High interest rate mortgages are more likely to be prepaid than lower-rate mortgages; consequently, the effective maturities of mortgage-related obligations that pass-through payments of higher-rate mortgages are likely to be shorter than those of obligations that pass-through payments of lower-rate mortgages. If such prepayment of mortgage-related securities in which the Fund invests occurs, the Fund may have to invest the proceeds in securities with lower yields.

GNMA is a US Government corporation within the Department of Housing and Urban Development, authorized to guarantee, with the full faith and credit of the US Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of Federal Housing Administration insured or Veterans Administration guaranteed residential mortgages. These securities entitle the holder to receive all interest and principal payments owed on the mortgages in the pool, net of certain fees, regardless of whether or not the mortgagors actually make the payments. Other government-related issuers of mortgage-related securities include the Federal National Mortgage Association ("FNMA"), a government-sponsored corporation subject to general regulation by the Secretary of Housing and Urban Development but owned entirely by private stockholders, and the Federal Home Loan Mortgage Corporation ("FHLMC"), a corporate instrumentality of the US Government created for the purpose of increasing the availability of mortgage credit for residential housing that is owned by the twelve Federal Home Loan Banks. FHLMC issues Participation Certificates ("PCs"), which represent interests in mortgages from FHLMC's national portfolio. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the US Government. Pass-through securities issued by FNMA are backed by residential mortgages purchased from a list of approved seller/servicers and are guaranteed as to timely payment of principal and interest by FNMA, but are not backed by the full faith and credit of the US Government.

Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through securities based on pools of conventional residential mortgage loans. Securities created by such non-governmental issuers may offer a higher rate of interest than government-related securities; however, timely payment of interest and principal may or may not be supported by insurance or guarantee arrangements, and there can be no assurance that the private issuers can meet their obligations.

Stripped Mortgage-Backed Securities. Stripped mortgage-backed securities are generally structured in two classes that receive different proportions of interest and principal payments on the underlying collateral or, in some cases, receive only the interest portion of the cash flow ("interest-only" securities or "IOs") or only the principal portion ("principal-only" securities or "POs"). The cash flows and yields on IO classes are extremely sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets. For example, a rapid rate of principal prepayments may have a material adverse effect on the yield to maturity and market value of IOs. If the underlying mortgage assets experience greater than anticipated prepayments of principal, an investor may experience the loss of interest income, an adverse impact on the value of the IO and failure to recoup all or a portion of its initial purchase price, even though the IO may be rated in the highest category for investment grade fixed-income securities. POs are subject to the risk of slower than anticipated principal payments, which would have the economic effect of lengthening the maturity of these instruments and thereby reducing their return relative to comparable fixed-income securities. Stripped mortgage-backed securities may be illiquid because they lack an established secondary trading market.

Preferred Stock. Certain preferred stock issues may offer higher yields than similar bond issues because their rights are subordinated to the bonds. Consequently, such preferred stock issues will have a greater risk potential.

Exchange Traded Funds. The Fund may invest in exchange traded funds ("ETFs"). ETFs are traded, like individual stocks, on an exchange, but they represent a basket of securities that seek to track the performance of certain indices. The indices include not only broad-market indices but more specific indices as well, including those relating to particular sectors, countries and regions. The Fund may invest in ETFs for short-term cash management purposes or as part of its overall investment strategy. If the Fund invests in ETFs, shareholders would bear not only their proportionate share of the Fund's expenses (including operating expenses and advisory fees), but also similar expenses of the ETFs, and the Fund's returns may therefore be lower.

Convertible Bonds. Convertible bonds are convertible at a stated exchange rate or price into common stock. Before conversion, convertible securities are similar to non-convertible debt securities in that they provide a steady stream of income with generally higher yields than an issuer's equity securities. The market value of all debt securities, including convertible securities, tends to decline as interest rates increase and to increase as interest rates decline. In general, convertible securities may provide lower interest or dividend yields than non-convertible debt securities of similar quality, but they may also allow investors to benefit from increases in the market price of the underlying common stock. When the market price of the underlying common stock increases, the price of the convertible security tends to reflect the increase. When the market price of the underlying common stock declines, the convertible security tends to trade on the basis of yield, and may not depreciate to the same extent as the underlying common stock. In an issuer's capital structure, convertible securities are senior to common stocks. They are therefore of higher quality and involve less risk than the issuer's common stock but the extent to which risk is reduced depends largely on the extent to which the convertible security sells above its value as a fixed-income security. In selecting convertible securities for the Fund's portfolio, the investment manager evaluates such factors as economic and business conditions involving the issuer, future earnings growth potential of the issuer, potential for price appreciation of the underlying equity, the value of individual securities relative to other investment alternatives, trends in the determinants of corporate profits and capability of management. In evaluating a convertible security, the investment manager gives emphasis to the attractiveness of the underlying common stock and the capital appreciation opportunities that the convertible security presents. Convertible securities can be callable or redeemable at the issuer's discretion, in which case the investment manager would be forced to seek alternative investments.

Rights and Warrants. The Fund may invest in common stock rights and warrants that are acquired in connection with its investments in High-Yield Securities, as defined the Fund's Prospectuses. The investment manager must seek the Fund Board's approval to invest in any warrant if it is of a type the Fund has not previously utilized. Common stock rights and warrants received as part of a unit or attached to securities purchased (i.e., not separately purchased) are not included in the Fund's investment restrictions regarding such securities. The Fund may not invest in rights and warrants if, at the time of acquisition, the investment in rights and warrants would exceed 5% of the Fund's net assets, valued at the lower of cost or market. In addition, no more than 2% of net assets may be invested in warrants not listed on the New York or American Stock Exchanges. For purposes of this restriction, rights and warrants acquired by the Fund as part of a unit or attached to securities may be deemed to have been purchased without cost.

Options and other Derivatives. The Fund may invest in certain derivatives instruments described below for hedging, cash management or investment purposes. Generally, derivatives may be employed when the investment manager believes they will provide an effective means of managing risk or seeking to achieve the Fund's investment objective. These instruments are described below. To the extent the Fund engages in the derivatives described below, there can be no assurance that such derivatives will achieve their intended benefits, and the Fund may lose money as a result of such use.

Options. The Fund may utilize options. An option is a contract that gives the holder the right to purchase ("call") or sell ("put") a specified security for an agreed upon price at any time before the contract's expiration date. Options may also be based on an index or group of securities, and such options typically settle by payment of a cash amount rather than delivery of the underlying securities. The amount paid for an option is known as the premium, and the exercise price is known as the strike price. The purchaser of an option has the right, but not the obligation, to purchase or sell a security (or to receive a cash settlement amount based on movements in the price of the underlying security, basket of securities, or index). The seller (or "writer") of an option, conversely, has an obligation to sell or purchase a security if the option is exercised. Some options have standardized terms and are traded on securities exchanges. Others are privately negotiated and have no, or only a limited, trading market.

Options offer large amounts of leverage, which will result in the Fund's net asset value being more sensitive to changes in the value of the underlying instrument. The successful use of options depends in part on the ability of the investment manager to manage future price fluctuations, and the degree of correlation between the options and the prices of the underlying instruments. If the investment manager is incorrect in its expectation of changes in market prices or the correlation between the instruments or indices on which such options may be written and purchased and the instruments in a Fund's investment portfolio, the Fund may incur losses that it would not otherwise incur. The use of options can also increase a Fund's transaction costs. Options transactions can involve a high degree of risk, including the possibility of a total loss of the amount invested. The purchaser of an option runs the risk of losing the entire premium paid if the option expires "out of the money" (i.e., if the strike price for a call option is higher than the market price, or the strike price for a put option is lower than the market price). The seller of an option earns premium income but is subject to the risk of having to sell the underlying security at significantly less than its market price (or buy a security at significantly more than its market price). When options are purchased on the over-the-counter market, there is a risk that the counterparty that wrote the option will be unable to perform its obligations under the option contract. Such over-the-counter options may also be illiquid and, in such cases, the Fund may have difficulty closing out its position, in which case the Fund could lose money in the event of adverse price movements.

Futures Contracts. The Fund may utilize futures traded on US exchanges. An interest rate futures contract is an agreement to buy or sell a specified amount of a specific debt security for a specified price at a designated date and time in the future. A currency futures contract is a standardized contract for the future delivery of a specified amount of a foreign currency at a future date at a price set at the time of the contract. A treasury futures contract is an agreement to buy or sell a specified amount of a specific security issued by the U.S. Treasury for a specified price at a designated date and time in the future. The Fund may, for example, use currency futures to hedge the currency exposure of non-US dollar denominated debt instrument holdings, or for investment purposes to take an interest rate view based on currency valuations. Futures contracts that trade on a US exchange are standardized as to quantity, delivery date and settlement conditions, including specific assets acceptable for delivery against the futures contract. A futures contract may also be based upon a designated rate or index. More commonly, futures contracts are closed out prior to expiration by an offsetting purchase or sale. Since the counterparty to every futures contact is an exchange, offsetting transactions are netted to close out positions. The Fund may incur a loss if the closing transaction occurs at an unfavorable price as compared with that of the opening trade (including transaction costs). There can be no assurance that the Fund will be able to enter into an offsetting transaction with respect to a particular contract at a particular time. If the Fund is not able to enter into an offsetting transaction, the Fund will continue to be required to maintain the position, including the maintenance of margins, which could result in the Fund incurring substantial losses.

Margin deposits must be made at the time a futures contract position is acquired. The Fund is required to deposit in a segregated account, typically with its custodian, in the name of the futures broker through whom the transaction was effected, "initial margin" consisting of cash and/or other appropriate liquid assets in an amount generally equal to 10% or less of the contract value. Margin must also be deposited when writing a call or put option on a futures contract, in accordance with applicable exchange rules. Initial margin on futures contracts is returned to the Fund at the termination of the transaction if all contractual obligations have been satisfied. Under certain circumstances, such as periods of high volatility, the Fund may be required by an exchange to increase the level of its initial margin payment, and initial margin requirements might be increased generally in the future by regulatory action.

Subsequent "variation margin" payments are made daily to and from the futures broker as the value of the futures position varies, a process known as "marking-to-market." When the Fund purchases or sells a futures contract, it is subject to daily variation margin calls that could be substantial in the event of adverse price movements. If the Fund has insufficient cash to meet daily variation margin requirements, it might need to sell securities at a time when such sales are disadvantageous. Purchasers and sellers of futures positions can enter into offsetting closing transactions by selling or purchasing, respectively, an instrument identical to the instrument held or written. Under certain circumstances, exchanges upon which futures contracts trade may establish daily limits on the amount that the price of a future contract can vary from the previous day's settlement price; once that limit is reached, no trades may be made that day at a price beyond the limit. Daily price limits do not limit potential losses because prices could move to the daily limit for several consecutive days with little or no trading, thereby preventing liquidation of unfavorable positions.

If the Fund were unable to liquidate a futures contract position, it could incur substantial losses. The Fund would continue to be subject to market risk with respect to the position. In addition, the Fund would continue to be required to make daily variation margin payments and might be required to maintain the position being hedged by the futures contract or to designate liquid assets on its books and records.

Certain characteristics of the futures markets might increase the risk that movements in the prices of futures contracts might not correlate perfectly with movements in the prices of the investments being hedged. For example, all participants in the futures contracts markets are subject to daily variation margin calls and might be compelled to liquidate futures contracts positions whose prices are moving unfavorably to avoid being subject to further calls. These liquidations could increase price volatility of the instruments and distort the normal price relationship between the futures or options and the investments being hedged. Also, because initial margin deposit requirements in the futures markets are less onerous than margin requirements in the securities markets, there might be increased participation by speculators in the futures markets. This participation also might cause temporary price distortions. In addition, activities of large traders in both the futures and securities markets involving arbitrage, "program trading" and other investment strategies might result in temporary price distortions.

Futures contracts (and options on such contracts) are traded in an auction environment on the floors of several exchanges--principally, the Chicago Board of Trade, the Chicago Mercantile Exchange and the New York Futures Exchange. The Fund would deal only in standardized contracts on recognized exchanges in the US. Each exchange guarantees performance under contract provisions through a clearing corporation, a nonprofit organization managed by the exchange membership.

Options on Futures. The Fund may utilize options on interest rate futures, currency futures and treasury futures (collectively, "options on futures"). Options on futures are effectively options on the asset that underlies a futures contract. A call option on a futures contract gives the holder the right to enter into a long futures contract at a fixed futures price. A put option on a futures contract gives the holder the right to enter into a short futures contract at a fixed futures price.

Purchasers and sellers of options on futures can enter into offsetting closing transactions by selling or purchasing, respectively, an offsetting option on the same futures contract. There is a risk that the Fund may have difficulty in closing out positions in options on futures.

Under certain circumstances, exchanges upon which futures are traded may establish daily limits on the amount that the price of an option on a futures contract can vary from the previous day's settlement price. Once that limit is reached, no trades may be made that day at a price beyond the limit. Daily price limits do not limit potential losses because prices could move to the daily limit for several consecutive days with little or no trading, thereby preventing liquidation of unfavorable positions held by the Fund.

Options on futures held by the Fund, to the extent not exercised, will expire and the Fund would experience a loss to the extent of any premium paid for the option. If the Fund were unable to liquidate an option on a futures contract position due to the absence of a liquid secondary market or the imposition of price limits, it could incur substantial losses. The Fund would continue to be subject to market risk with respect to the position.

Certain characteristics of the futures market might increase the risk that movements in the prices of options on futures contracts might not correlate perfectly with movements in the prices of any exposure being hedged. For example, all participants in the options on futures markets are subject to daily variation margin calls and might be compelled to liquidate options on futures positions whose prices are moving unfavorably to avoid being subject to further calls. These liquidations could increase price volatility of the instruments and distort the normal price relationship between the futures or options and the investments being hedged. Also, because initial margin deposit requirements in the futures markets are less onerous than margin requirements in the securities markets, there might be increased participation by speculators in the futures markets. This participation also might cause temporary price distortions. In addition, activities of traders in both the futures and securities markets involving arbitrage, "program trading" and other investment strategies might result in temporary price distortions.

Options on Currencies. The Fund may utilize options on currencies. An option on a currency is a derivative in which the owner has the right but not the obligation to exchange money denominated in one currency into another currency at an agreed-upon exchange rate on a specified date. In general, options on currencies operate similarly to options on equity securities and are subject to many similar risks. Options on currencies are traded primarily in the over-the-counter market, although options on certain currencies are also listed on several exchanges.

Options on currencies are affected by all of those factors that influence exchange rates and investments generally. To the extent that these options are traded in the over-the-counter markets, they are considered to be illiquid by the Securities and Exchange Commission (the "SEC").

The value of any currency, including the US dollar, may be affected by complex political and economic factors applicable to the issuing country. In addition, the exchange rates of currencies (and therefore the values of currency options) may be significantly affected, fixed, or supported directly or indirectly by government actions. Government intervention may increase risks involved in purchasing or selling currency options, since exchange rates may not be free to fluctuate with respect to other market forces.

The value of a currency option reflects the value of an exchange rate, which in turn reflects relative values of two currencies, the US dollar and the applicable foreign currency. Because currency transactions occurring in the interbank market involve substantially larger amounts than those that may be involved in the exercise of currency options, investors may be disadvantaged by having to deal in an odd lot market for the underlying currencies in connection with options at prices that are less favorable than for round lots. Foreign governmental restrictions or taxes could result in adverse consequences to the Fund, including losses.

Options on currencies held by the Fund, to the extent not exercised, will expire and the Fund would experience a loss to the extent of any premium paid for the option. The Fund may, for example, use currency options to hedge the currency exposure of non-US dollar denominated debt instrument holdings, or for investment purposes to take an interest rate view based on currency valuations.

Currency Forwards. The Fund may utilize currency forwards. A currency forward contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract as agreed by the parties, at a price set at the time of the contract. In the case of a cancelable contract, the holder has the unilateral right to cancel the contract at maturity by paying a specified fee. The contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A contract generally has no deposit requirement, and no commissions are charged at any stage for trades.

At the maturity of a forward contract, the Fund may either accept or make delivery of the currency specified in the contract, or, at or prior to maturity, enter into a closing transaction involving the purchase or sale of an offsetting contract. Closing transactions with respect to forward contracts are usually effected with the currency trader who is a party to the original forward contract.

The Fund generally will enter into a forward contract if it is expected that the Fund will be readily able to close out such contract. There can, however, be no assurance that it will in any particular case be able to do so, in which case the Fund may suffer losses in the event of adverse currency movements. The Fund will not enter into forward contracts or maintain an exposure to such contracts where the consummation of such contracts would obligate the Fund to deliver an amount of currency in excess of the value of the Fund's portfolio securities or other assets denominated in that currency. Where the Fund is obligated to make deliveries under forward contracts, it will "cover" its obligation with liquid assets in an amount sufficient to meet its obligations in order to avoid having leverage.

The Fund may use currency forwards, for example, to hedge the currency exposure of non-US dollar denominated debt instrument holdings, or for investment purposes to take an interest rate view based on currency valuations.

Swap Agreements. The Fund may utilize swap agreements. The Funds may enter into interest rate swaps, currency swaps, and other types of swap agreements, such as caps, collars, and floors. In a typical interest rate swap, one party agrees to make regular payments equal to a floating interest rate multiplied by a "notional principal amount" in return for payments equal to a fixed rate times the same amount, for a specified period of time. In a typical cap or floor agreement, one party agrees to make payments only under specified circumstances, usually in return for payment of a fee by the other party. The Fund may also enter into credit default swap agreements. The credit default swap agreement may have as reference obligations one or more securities or a basket of securities that are or are not currently held by the Fund. The protection "buyer" in a credit default contract is generally obligated to pay the protection "seller" an upfront or a periodic stream of payments over the term of the contract provided that no credit event, such as a default, on a reference obligation has occurred.

The use of swap agreements by the Fund entails certain risks, which may be different from, or possibly greater than, the risks associated with investing directly in the securities and other investments that are the referenced asset for the swap agreement. Swaps are highly specialized instruments that require investment techniques, risk analyses, and tax planning different from those associated with stocks, bonds, and other traditional investments. The use of a swap agreement requires an understanding not only of the referenced asset, reference rate, or index but also of the swap itself. Swap agreements may be subject to liquidity risk, which exists when a particular swap is difficult to purchase or sell. If a swap transaction is particularly large or if the relevant market is illiquid (as is the case with many swaps since none are traded in a public market), it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price, which may result in significant losses. In addition, swap transactions may be subject to the Fund's limitation on investments in illiquid securities.

Swap agreements may be subject to pricing risk, which exists when a particular swap becomes extraordinarily expensive (or cheap) relative to historical prices or the prices of corresponding cash market instruments. Under certain market conditions, it may not be economically feasible to initiate a transaction or liquidate a position in time to avoid a loss or take advantage of an opportunity or to realize the intrinsic value of the swap agreement.

Because some swap agreements have a leverage component, adverse changes in the value of the underlying asset, reference rate or index can result in a substantial loss to the Fund. Certain swaps have the potential for unlimited loss.

Like most other investments, swap agreements are subject to the risk that the market value of the instrument will change in a way detrimental to the Fund's interest. The Fund bears the risk that its investment manager will not accurately forecast future market trends or the values of assets, reference rates, indexes, or other economic factors in establishing swap positions for the Fund. If the investment manager attempts to use a swap agreement as a hedge against, or as a substitute for, a portfolio investment, the Fund will be exposed to the risk that the swap will have or will develop imperfect or no correlation with the portfolio investment. This could cause substantial losses for the Fund. While hedging strategies involving swap instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Many swaps, in particular swaps traded on the over-the-counter markets, are complex and often valued subjectively. Improper valuations can result in increased cash payment requirements to counterparties or a loss of value to the Fund.

The use of a swap agreement also involves the risk that a loss may be sustained as a result of the insolvency or bankruptcy of the counterparty or the failure of the counterparty to make required payments or otherwise comply with the terms of the agreement. Additionally, the use of credit default swaps can result in losses if the Fund's investment manager does not correctly evaluate the creditworthiness of the issuer on which the credit swap is based. The swaps market is a relatively new market and is largely unregulated. It is possible that developments in the swaps market, including potential government regulation, could adversely affect the Fund's ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

Fundamental Restrictions

The Fund is subject to fundamental policies that place restrictions on certain types of investments. The Fund's policies cannot be changed except by vote of a majority of its outstanding voting securities. Under these policies, the Fund may not:

.. Make any investment inconsistent with the Fund's classification as a diversified company under the Investment Company Act of 1940, as amended ("1940 Act");

.. Invest 25% or more of its total assets, taken at market value, in the securities of issuers in any particular industry, except securities issued or guaranteed by the US Government and its agencies and instrumentalities;

.. Purchase or sell real estate, except that the Fund may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies which invest in real estate or interests therein;

.. Make loans, except that the acquisition of bonds, debentures or other corporate fixed-income securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that the Fund may lend its portfolio securities; and except that the Fund may lend cash to any other mutual fund (or series thereof) in the Seligman Group to the extent permitted by applicable law or regulation, or any order that may be obtained from the SEC relating to borrowing and lending among mutual funds in the Seligman Group;

.. Issue senior securities or borrow money, except that the Fund may (i) borrow from banks (as defined in the 1940 Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) borrow up to an additional 5% of its total assets for temporary purposes (iii) obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities, (iv) purchase securities on margin to the extent permitted by applicable law and (v) borrow cash from any other mutual fund (or series thereof) in the Seligman Group to the extent permitted by any order that may be obtained from the SEC relating to borrowing and lending among mutual funds in the Seligman Group. The Fund may not pledge its assets other than to secure such borrowings or, to the extent permitted by the Fund's investment policies as set forth in the Prospectuses and this SAI, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued and forward commitment transactions and similar investment strategies;

.. Underwrite securities of other issuers except insofar as the Fund technically may be deemed an underwriter under the 1933 Act in selling portfolio securities; or

.. Purchase or sell commodities or contracts on commodities, except to the extent the Fund may do so in accordance with applicable law and the Prospectuses and SAI, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

The Fund may not change its investment objectives without shareholder approval.

Under the 1940 Act, a "vote of a majority of the outstanding voting securities" of the Fund means the affirmative vote of the lesser of (l) more than 50% of the outstanding shares of the Fund; or (2) 67% or more of the shares present at a shareholders' meeting if more than 50% of the outstanding shares of the Fund are represented at the meeting in person or by proxy.

The Fund also may not acquire any securities of a registered open-end investment company or a registered unit investment trust in reliance on subparagraph (F) or subparagraph (G) of Section 12(d)(1) of the 1940 Act. This policy is not fundamental.

The Fund will provide shareholders with at least 60 days prior notice of any change in the Fund's "80%" investment policy as described in the Prospectuses. Such notice will be provided in plain English in a separate written document and will contain the following prominent statement, in bold-face type:
"Important Notice Regarding Change in Investment Policy". This prominent statement will also appear on the envelope in which the notice is delivered or, if the notice is delivered separately from other communications to shareholders, such statement will appear either on the notice or on the envelope in which the notice is delivered. This policy is not fundamental.

Temporary Defensive Position

In an attempt to respond to adverse market, economic, political, or other conditions, the Fund may invest up to 100% of its assets in cash or cash equivalents, including, but not limited to, prime commercial paper, bank certificates of deposit, bankers' acceptances, fixed-time deposits, or repurchase agreements for such securities, and securities of the US Government and its agencies and instrumentalities, as well as cash and cash equivalents denominated in foreign currencies. The Fund's investments in foreign cash equivalents will be limited to those that, in the opinion of the investment manager, equate generally to the standards established for US cash equivalents. Investments in bank obligations will be limited at the time of investment to the obligations of the 100 largest domestic banks in terms of assets which are subject to regulatory supervision by the US Government or state governments, and the obligations of the 100 largest foreign banks in terms of assets with branches or agencies in the US. Fixed time deposits, unlike negotiable certificates of deposit, generally do not have a market and may be subject to penalties for early withdrawal of funds.

Portfolio Turnover

The Fund's portfolio turnover rate is calculated by dividing the lesser of purchases or sales of portfolio securities for the year by the monthly average of the value of the portfolio securities owned during the year. Securities whose maturity or expiration date at the time of acquisition are one year or less are excluded from the calculation. The Fund's portfolio turnover rate for the fiscal years ended September 30, 2008 and 2007 were 225.73% and 462.47%, respectively. The portfolio turnover rate decreased from 2007 to 2008 because of, among other factors, the general illiquidity in the fixed-income market.

Disclosure of Portfolio Holdings

The Fund's full portfolio holdings, as well as portfolio weightings, are published quarterly, generally no sooner than 15 calendar days after the end of each calendar quarter on the website of the Fund's distributor, RiverSource Fund Distributors, Inc., formerly known as Seligman Advisors, Inc. (the "distributor") (www.seligman.com). In addition, the Fund's top 10 holdings and the aggregate weighting of the top 10 holdings are published monthly, generally no sooner than 5 days after the end of each month. Employees may freely distribute the Fund's portfolio holdings information described above to third parties the day after such information appears on the distributor's website. The foregoing monthly and quarterly information will remain available on the distributor's website for at least 5 months from the end of the period shown.

In accordance with the policies and procedures approved by the Fund's Board of Directors, the Fund's portfolio holdings may be disclosed to certain parties prior to its public release if the disclosure is intended for research or other legitimate business purposes and the recipient is subject to a duty of confidentiality. Disclosures of portfolio holdings for such purposes (which may be on-going) are considered on a case-by-case basis, and the Fund's procedures require the prior written approval of the Chief Investment Officer of RiverSource Investments (or its designee) and the Fund's Chief Compliance Officer ("CCO") with respect to disclosures intended for research purposes, and the President of RiverSource Investments or the distributor (or their respective designees) and the Fund's CCO with respect to disclosures intended for other legitimate business purposes. In connection with the CCO's review and approval, the CCO considers whether such disclosure is in the best interests of the Fund. If prior approval is granted, the recipient must enter into a written agreement prior to the release of the Fund's portfolio holding information that includes, among other things, a requirement that the holdings be kept confidential and places limits on the use of the information for trading purposes. The CCO, who reports directly to the Fund's Board of Directors regarding compliance with the Fund's policies, and RiverSource Investments' Chief Compliance Officer monitor compliance with this policy.

In addition, the Fund's policies expressly permit RiverSource Investments' employees to release the Fund's holdings information without a confidentiality agreement as necessary to facilitate the execution of securities transactions or to respond to questions about RiverSource Investments' views on individual securities or whether the Fund owns or does not own a particular security; provided, that individual securities weightings will not be disclosed unless such weightings are otherwise provided in the quarterly disclosure noted above. Portfolio managers (or their designees) may also disclose certain information about individual securities or information about a particular investment style on an occasional basis to third parties for research purposes, provided that the information does not include the name of the Fund or the weightings of particular securities unless otherwise provided in the quarterly disclosure noted above. The Fund may also permit its auditors to have access to the Fund's portfolio holdings as necessary in connection with their auditing services.

Currently, RiverSource Investments has entered into ongoing arrangements to disclose the Fund's portfolio holdings prior to the public disclosure of such information with the following third party research provider: Vestek Systems, Inc. The portfolio holdings are released to these research providers on an as-needed basis (including daily, if necessary). In addition, RiverSource Investments discloses the Fund's portfolio holdings to State Street Bank and Trust Company ("SSBT") in connection with back-office, custodial and/or administrative services provided by SSBT and to RiskMetrics Group (formerly, Institutional Shareholder Services) ("RiskMetrics") in connection with proxy voting services provided. RiverSource Investments discloses portfolio holdings to the third parties listed above on a daily basis. Accordingly, the time elapsed between the date of such information and the date of its disclosure is generally less than 24 hours.

All of the above mentioned disclosures have been approved, as applicable, and are made pursuant to the terms of confidentiality agreements or provisions that prohibit the disclosure and restrict the use of the holdings information. No compensation is received by any party in consideration of the disclosure of the Fund's portfolio holdings pursuant to these arrangements.

                            Management of the Fund

Board Members and Officers

Shareholders elect a Board that oversees the Fund's operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board.

On November 7, 2008, RiverSource Investments, a wholly-owned subsidiary of Ameriprise Financial announced the closing of its Acquisition of Seligman, 100 Park Avenue, New York, New York 10017. With the Acquisition completed and shareholders having previously elected (at a special meeting held on November 3, 2008) ten new directors (collectively, the "New Board Members"), the New Board Members took office on November 7, 2008. The New Board Members are: Kathleen Blatz, Arne H. Carlson, Pamela G. Carlton, Patricia M. Flynn, Anne P. Jones, Jeffrey Laikind, Stephen R. Lewis, Jr., Catherine James Paglia, Alison Taunton-Rigby and William F. Truscott. Messrs. Leroy C. Richie and John
F. Maher, who were members of the Board prior to November 7, 2008, will continue to serve on the Board after the Acquisition, which would result in an overall increase from ten directors to 12 directors.

Information with respect to the members of the Board is shown below. Each member oversees 162 portfolios in the fund complex managed by RiverSource Investments, which includes 59 Seligman funds and 103 RiverSource funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board. Under the current Board policy, members may serve until the end of the meeting following their 75th birthday, or the fifteenth anniversary of the first Board meeting they attended as members of the Board, whichever occurs first. This policy does not apply to Ms. Jones who may retire after her 75th birthday.

Independent Board Members

                          Position with
                            Fund and
                         Length of Time    Principal Occupation During Last
Name, Address, Age           Served                  Five Years                Other Directorships    Committee Memberships
------------------      ------------------ --------------------------------- ------------------------ ----------------------
Kathleen Blatz            Board member     Chief Justice, Minnesota          None                     Board Governance,
901 S. Marquette Ave.   since November 7,  Supreme                                                    Compliance,
Minneapolis, MN 55402         2008         Court, 1998-2006; Attorney                                 Investment Review,
Age 54                                                                                                Joint Audit

Arne H. Carlson           Board member     Chair, RiverSource Funds,         None                     Board Governance,
901 S. Marquette Ave.    since November    1999-2006; former Governor of                              Compliance,
Minneapolis, MN 55402        7, 2008       Minnesota                                                  Contracts, Executive,
Age 74                                                                                                Investment Review

Pamela G. Carlton         Board member     President, Springboard-Partners   None                     Distribution,
901 S. Marquette Ave.    since November    in Cross Cultural Leadership                               Investment Review,
Minneapolis, MN 55402        7, 2008       (consulting company)                                       Joint Audit
Age 54

Patricia M. Flynn         Board member     Trustee Professor of Economics    None                     Board Governance,
901 S. Marquette Ave.    since November    and Management, Bentley                                    Contracts, Investment
Minneapolis, MN 55402        7, 2008       College; former Dean,                                      Review
Age 58                                     McCallum Graduate School of
                                           Business, Bentley College

Anne P. Jones             Board member     Attorney and Consultant           None                     Board Governance,
901 S. Marquette Ave.    since November                                                               Compliance,
Minneapolis, MN 55402        7, 2008                                                                  Executive, Investment
Age 73                                                                                                Review, Joint Audit

Jeffrey Laikind, CFA      Board member     Former Managing Director,         American Progressive     Distribution,
901 S. Marquette Ave.    since November    Shikiar Asset Management          Insurance                Executive,
Minneapolis, MN 55402        7, 2008                                                                  Investment Review,
Age 73                                                                                                Joint Audit

Stephen R. Lewis, Jr.     Board member     President Emeritus and            Valmont Industries,      Board Governance,
901 S. Marquette Ave.    since November    Professor of Economics,           Inc. (manufactures       Compliance,
Minneapolis, MN 55402        7, 2008       Carleton College                  irrigation               Contracts, Executive,
Age 69                                                                       systems)                 Investment Review

John F. Maher             Board member     Retired President and Chief       None                     Distribution,
901 S. Marquette Ave.      since 2006      Executive Officer and former                               Investment Review,
Minneapolis, MN 55402                      Director, Great Western                                    Joint Audit
Age 64                                     Financial Corporation (financial
                                           services), 1986-1997

Catherine James Paglia    Board member     Director, Enterprise Asset        None                     Board Governance,
901 S. Marquette Ave.    since November    Management, Inc. (private real                             Compliance,
Minneapolis, MN 55402        7, 2008       estate and asset management                                Contracts,
Age 56                                     company)                                                   Executive, Investment
                                                                                                      Review

Leroy C. Richie           Board member     Counsel, Lewis & Munday,          Lead Outside             Contracts,
901 S. Marquette Ave.      since 2000      P.C. since 1987; and Vice         Director, Digital Ally,  Distribution,
Minneapolis, MN 55402                      President and General Counsel,    Inc. (digital imaging);  Investment Review
Age 66                                     Automotive Legal Affairs,         Infinity, Inc. (oil and
                                           Chrysler Corporation, 1990-       gas exploration and
                                           1997                              production); and OGE
                                                                             Energy Corp. (energy
                                                                             and energy services).

Alison Taunton-Rigby      Board member     Chief Executive Officer and       Idera                    Contracts,
901 S. Marquette Ave.    since November    Director, RiboNovix, Inc. since   Pharmaceuticals,         Distribution,
Minneapolis, MN 55402        7, 2008       2003 (biotechnology); former      Inc. (biotechnology);    Executive, Investment
Age 64                                     President, Forester Biotech       Healthways, Inc.         Review
                                                                             (health
                                                                             management
                                                                             programs)

Board Member Affiliated With RiverSource Investments*

                        Position with
                          Fund and
                       Length of Time     Principal Occupation During
Name, Address, Age         Served              Last Five Years           Other Directorships  Committee Memberships
------------------     ---------------- -------------------------------- -------------------  ---------------------
William F. Truscott     Board member    President - U.S. Asset                  None           Investment Review
53600 Ameriprise          and Vice      Management and Chief
Financial Center       President since  Investment Officer, Ameriprise
Minneapolis, MN 55474    November 7,    Financial, Inc. and President,
Age 48                      2008        Chairman of the Board and
                                        Chief Investment Officer,
                                        RiverSource Investments, LLC
                                        since 2005; Director, President
                                        and Chief Executive Officer,
                                        Ameriprise Certificate
                                        Company and; Chairman of the
                                        Board, Chief Executive Officer
                                        and President, RiverSource
                                        Distributors, Inc. since 2006;
                                        Senior Vice President - Chief
                                        Investment Officer, Ameriprise
                                        Financial, Inc.; and Chairman
                                        of the Board and Chief
                                        Investment Officer,
                                        RiverSource Investments, LLC,
                                        2001-2005

--------
* Interested person by reason of being an officer, director, security holder and/or employee of RiverSource Investments.

The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is Vice President, the other officers are:

Fund Officers

                            Position held with
                                 the Fund
Name, address, age         and length of service                 Principal occupation during past five years
------------------         ---------------------  --------------------------------------------------------------------------
Patrick T. Bannigan        President since        Director and Senior Vice President - Asset Management, Products and
172 Ameriprise Financial   November 7, 2008       Marketing, RiverSource Investments, LLC and; Director and Vice
Center                                            President - Asset Management, Products and Marketing, RiverSource
Minneapolis, MN 55474                             Distributors, Inc. since 2006; Managing Director and Global Head of
Age 43                                            Product, Morgan Stanley Investment Management, 2004-2006; President,
                                                  Touchstone Investments, 2002-2004

Michelle M. Keeley         Vice President since   Executive Vice President - Equity and Fixed Income, Ameriprise
172 Ameriprise Financial   November 7, 2008       Financial, Inc. and RiverSource Investments, LLC since 2006; Vice
Center                                            President - Investments, Ameriprise Certificate Company since 2003;
Minneapolis, MN 55474                             Senior Vice President - Fixed Income, Ameriprise Financial, Inc., 2002-
Age 44                                            2006 and RiverSource Investments, LLC, 2004-2006

Amy K. Johnson             Vice President since   Vice President - Asset Management and Trust Company Services,
5228 Ameriprise Financial  November 7, 2008       RiverSource Investments, LLC since 2006; Vice President - Operations
Center                                            and Compliance, RiverSource Investments, LLC, 2004-2006; Director of
Minneapolis, MN 55474                             Product Development - Mutual Funds, Ameriprise Financial, Inc., 2001-
Age 43                                            2004

Scott R. Plummer           Vice President,        Vice President and Chief Counsel - Asset Management, Ameriprise
5228 Ameriprise Financial  General Counsel and    Financial, Inc. since 2005; Chief Counsel, RiverSource Distributors, Inc.
Center                     Secretary since        and Chief Legal Officer and Assistant Secretary, RiverSource Investments,
Minneapolis, MN 55474      November 7, 2008       LLC since 2006; Vice President, General Counsel and Secretary,
Age 49                                            Ameriprise Certificate Company since 2005; Vice President - Asset
                                                  Management Compliance, Ameriprise Financial, Inc., 2004-2005; Senior
                                                  Vice President and Chief Compliance Officer, USBancorp Asset
                                                  Management, 2002-2004

Lawrence P. Vogel          Treasurer since 2000   Treasurer, Seligman Data Corp. since 2000; and Senior Vice President,
100 Park Avenue,                                  Investment Companies, J. & W. Seligman & Co. Incorporated from 1992
New York, NY 10017                                to 2008.
Age 51

Fund Officers

                     Position held with
                          the Fund
Name, address, age  and length of service  Principal occupation during past five years
------------------  ---------------------  -------------------------------------------

Eleanor T.M. Hoagland  Chief Compliance     Chief Compliance Officer of each of the investment companies of the
100 Park Avenue,       Officer since 2004;  Seligman Group of Funds since 2004; Money Laundering Prevention Officer
New York, NY 10017     and Money            and Identity Theft Prevention Officer of each of the investment companies of
Age 56                 Laundering           the Seligman Group of Funds since November 2008; and Managing
                       Prevention Officer   Director, J. & W. Seligman & Co. Incorporated and Vice-President of each
                       and Identity Theft   of the investment companies of the Seligman Group of Funds from 2004 to
                       Prevention Officer   2008.
                       since 2008.

The Board initially approves an investment management services agreement and other contracts with the investment manager and its affiliates, and other service providers. Once the contracts are approved, the Board monitors the level and quality of services including commitments of service providers to achieve expected levels of investment performance and shareholder services. In addition, the Board oversees that processes are in place to assure compliance with applicable rules, regulations and investment policies and addresses possible conflicts of interest. Annually, the Board evaluates the services received under the contracts by receiving reports covering investment performance, shareholder services, marketing, and the investment manager's profitability in order to determine whether to continue existing contracts or negotiate new contracts.

As of November 7, 2008, the Board has organized the following committees to facilitate its work (accordingly, no committee meetings have been held prior to such date):

Board Governance Committee. Recommends to the Board the size, structure and composition of the Board and its committees; the compensation to be paid to members of the Board; and a process for evaluating the Board's performance. The committee also reviews candidates for Board membership including candidates recommended by shareholders. The committee also makes recommendations to the Board regarding responsibilities and duties of the Board, oversees proxy voting and supports the work of the chairperson of the Board in relation to furthering the interests of the Fund and their shareholders on external matters.

Compliance Committee. This committee supports the Fund's maintenance of a strong compliance program by providing a forum for independent Board members to consider compliance matters impacting the Fund or its key service providers; developing and implementing, in coordination with the Fund's Chief Compliance Officer (CCO), a process for the review and consideration of compliance reports that are provided to the Board; and providing a designated forum for the Fund's CCO to meet with independent Board members on a regular basis to discuss compliance matters.

Contracts Committee. This committee reviews and oversees the contractual relationships with service providers and receives and analyzes reports covering the level and quality of services provided under contracts with the Fund. It also advises the Board regarding actions taken on these contracts during the annual review process.

Distribution Committee. This committee reviews and supports product development, marketing, sales activity and practices related to the Fund, and reports to the Board as appropriate.

Executive Committee. This committee acts for the Board between meetings of the Board.

Investment Review Committee. This committee reviews and oversees the management of the Fund's assets and considers investment management policies and strategies; investment performance; risk management techniques; and securities trading practices and reports areas of concern to the Board.

Joint Audit Committee. This committee oversees the accounting and financial reporting processes of the Fund and internal controls over financial reporting and oversees the quality and integrity of the Fund's financial statements and independent audits as well as the Fund's compliance with legal and regulatory requirements relating to the Fund's accounting and financial reporting, internal controls over financial reporting and independent audits. The committee also makes recommendations regarding the selection of the Fund's independent auditor and reviews and evaluates the qualifications, independence and performance of the auditor.

Beneficial Ownership of Shares

As of December 31, 2008, the Directors beneficially owned shares in the Fund and the RiverSource complex of funds (which includes the Seligman funds) as follows:

                                                         Aggregate Dollar Range of Shares
                        Dollar Range of Shares Owned By     Owned by Director in the
Name                         Director in the Fund         RiverSource Complex of Funds
----                    -------------------------------  --------------------------------
                               INDEPENDENT BOARD MEMBERS
Kathleen Blatz.........              None                        Over $100,000
Arne H. Carlson........              None                        Over $100,000
Pamela G. Carlton......              None                       $50,001-$100,000
Patricia M. Flynn......              None                        Over $100,000*
Anne P. Jones..........              None                        Over $100,000
Jeffrey Laikind........              None                        Over $100,000
Stephen R. Lewis, Jr...              None                        Over $100,000*
John F. Maher..........         $1 and $10,000                   Over $100,000*
Catherine James Paglia.              None                        Over $100,000*
Leroy C. Richie........         $1 and $10,000                   Over $100,000
Alison Taunton-Rigby...              None                        Over $100,000

                               AFFILIATED BOARD MEMBERS
William F. Truscott....              None                        Over $100,000

--------
*  Total includes deferred compensation invested in share equivalents.

Compensation None of the New Board Members received any compensation from the Fund or any of the other Seligman funds for the fiscal year ended September 30, 2008. The New Board Members became Directors of the Fund and the other Seligman funds effective November 7, 2008 at the completion of RiverSource Investments' Acquisition of Seligman. Only Messrs. Maher and Richie were directors of the Fund and the other Seligman funds during the fiscal year ended September 30, 2008. Messrs. Richie and Maher became directors/trustees of the RiverSource funds on November 12, 2008 and December 10, 2008, respectively. Accordingly, they did not receive any compensation from the RiverSource complex of funds during the fiscal year ended September 30, 2008. The aggregate compensation received by the New Board Members relates only to the RiverSource-branded funds.

                               Aggregate   Pension or Retirement Benefits Total Compensation from Fund
                             Compensation     Accrued as Part of Fund       and Fund Complex Paid to
Name and Position with Fund  from Fund (1)            Expenses                  Directors (1)(2)
---------------------------  ------------- ------------------------------ ----------------------------
Kathleen Blatz..............     n/a                    n/a                         $163,750
Arne H. Carlson.............     n/a                    n/a                          163,750
Pamela G, Carlton...........     n/a                    n/a                          151,250
Patricia M. Flynn(3)........     n/a                    n/a                          156,250
Anne P. Jones...............     n/a                    n/a                          161,250
Jeffrey Laikind.............     n/a                    n/a                          151,250
Stephen R. Lewis, Jr.(3)....     n/a                    n/a                          396,250
John F. Maher (4)...........     $415                   n/a                           91,500
Catherine James Paglia(3)...     n/a                    n/a                          156,250
Leroy C. Richie.............     469                    n/a                          103,500
Alison Taunton-Rigby........     n/a                    n/a                          153,750

--------
(1)For the fiscal year ended September 30, 2008. Messrs. Maher and Richie did not receive any payments from the RiverSource-branded funds for the fiscal year ended September 30, 2008. The New Board Members did not receive any compensation from the Seligman-branded funds for the fiscal year ended September 30, 2008.
(2)At September 30, 2008, which precedes the date that RiverSource Investments acquired Seligman, the directors/trustees had oversight responsibilities for the Seligman funds, which consisted of 59 investment companies, including the Fund, and the New Board members had oversight responsibility of the RiverSource branded funds, which consisted of 104 investment companies.
(3)Ms. Flynn, Mr. Lewis and Ms. Paglia elected to defer a portion of the total cash compensation payable during the period in the amount of $74,375, $73,875 and $156,250, respectively.
(4)Compensation is being deferred.

The independent Board members determine the amount of compensation that they receive, including the amount paid to the Chair of the Board. In determining compensation for the independent Board members, the independent Board members take into account a variety of factors including, among other things, their collective significant work experience (e.g., in business and finance, government or academia). The independent Board members also recognize that these individuals' advice and counsel are in demand by other organizations, that these individuals may reject other opportunities because the time demands of their duties as independent Board members, and that they undertake significant legal responsibilities. The independent Board members also consider the compensation paid to independent board members of other mutual fund complexes of comparable size. In determining the compensation paid to the Chair, the independent Board members take into account, among other things, the Chair's significant additional responsibilities (e.g., setting the agenda for Board meetings, communicating or meeting regularly with the Fund's Chief Compliance Officer, Counsel to the independent Board members, and the Funds' service providers) which result in a significantly greater time commitment required of the Board Chair. The Chair's compensation, therefore, has generally been set at a level between 2.5 and 3 times the level of compensation paid to other independent Board members.

The independent Board members are paid an annual retainer of $95,000. Committee and sub-committee Chairs each receive an additional annual retainer of $5,000. In addition, independent Board members are paid the following fees for attending Board and committee meetings: $5,000 per day of in-person Board meetings and $2,500 per day of in-person committee or sub-committee meetings (if such meetings are not held on the same day as a Board meeting). Independent Board members are not paid for special telephonic meetings. The Board's Chair will receive total annual cash compensation of $400,000.

The independent Board members may elect to defer payment of up to 100% of the compensation they receive in accordance with a Deferred Compensation Plan (the "Deferred Plan"). Under the Deferred Plan, a Board member may elect to have his or her deferred compensation treated as if they had been invested in shares of one or more RiverSource funds and, as available, the Seligman funds, and the amount paid to the Board member under the Deferred Plan will be determined based on the performance of such investments. Distributions may be taken in a lump sum or over a period of years. The Deferred Plan will remain unfunded for federal income tax purposes under the Internal Revenue Code of 1986, as amended. It is anticipated that deferral of Board member compensation in accordance with the Deferred Plan will have, at most, a negligible impact on Fund assets and liabilities.

Code of Ethics

The funds in the RiverSource complex of funds (which includes the Seligman funds), RiverSource Investments, the investment manager for the Seligman funds, and the distributor of the RiverSource complex of funds, have each adopted a Code of Ethics (collectively, the "Codes") and related procedures reasonably designed to prevent violations of Rule 204A-1 under the Investment Advisers Act of 1940 and Rule 17j-1 under the 1940 Act. The Codes contain provisions reasonably necessary to prevent a fund's access persons from engaging in any conduct prohibited by paragraph (b) of Rule 17j-1, which indicates that it is unlawful for any affiliated person of or principal underwriter for a fund, or any affiliated person of an investment adviser of or principal underwriter for a fund, in connection with the purchase or sale, directly or indirectly, by the person of a security held or to be acquired by a fund (i) to employ any device, scheme or artifice to defraud a fund; (ii) to make any untrue statement of a material fact to a fund or omit to state a material fact necessary in order to make the statements made to a fund, in light of the circumstances under which they are made, not misleading; (iii) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a fund; or
(iv) to engage in any manipulative practice with respect to a fund. The Codes prohibit affiliated personnel from engaging in personal investment activities that compete with or attempt to take advantage of planned portfolio transactions for the fund.

Proxy Voting

GENERAL GUIDELINES, POLICIES AND PROCEDURES

The funds uphold a long tradition of supporting sound and principled corporate governance. The Board, which consists of a majority of independent Board members, determines policies and voted proxies. The funds' investment manager, RiverSource Investments, and the funds' administrator, Ameriprise Financial, provide support to the Board in connection with the proxy voting process.

GENERAL GUIDELINES

Corporate Governance Matters -- The Board supports proxy proposals that it believes are tied to the interests of shareholders and votes against proxy proposals that appear to entrench management. For example:

.. The Board generally votes in favor of proposals for an independent chairman or, if the chairman is not independent, in favor of a lead independent director.

.. The Board supports annual election of all directors and proposals to eliminate classes of directors.

.. In a routine election of directors, the Board will generally vote with management's recommendations because the

.. Board believes that management and nominating committees of independent directors are in the best position to know what qualifications are required of directors to form an effective board. However, the Board will generally vote against a nominee who has been assigned to the audit, compensation, or nominating committee if the nominee is not independent of management based on established criteria. The Board will also withhold support for any director who fails to attend 75% of meetings or has other activities that appear to interfere with his or her ability to commit sufficient attention to the company and, in general, will vote against nominees who are determined to have been involved in options backdating.

.. The Board generally supports proposals requiring director nominees to receive a majority of affirmative votes cast in order to be elected to the board, and opposes cumulative voting based on the view that each director elected should represent the interests of all shareholders.

.. Votes in a contested election of directors are evaluated on a case-by-case basis. In general, the Board believes that incumbent management and nominating committees, with access to more and better information, are in the best position to make strategic business decisions. However, the Board will consider an opposing slate if it makes a compelling business case for leading the company in a new direction.

Shareholder Rights Plans -- The Board generally supports shareholder rights plans based on a belief that such plans force uninvited bidders to negotiate with a company's board. The Board believes these negotiations allow time for the company to maximize value for shareholders by forcing a higher premium from a bidder, attracting a better bid from a competing bidder or allowing the company to pursue its own strategy for enhancing shareholder value. The Board supports proposals to submit shareholder rights plans to shareholders and supports limiting the vote required for approval of such plans to a majority of the votes cast.

Auditors -- The Board values the independence of auditors based on established criteria. The Board supports a reasonable review of matters that may raise concerns regarding an auditor's service that may cause the Board to vote against a management recommendation, including, for example, auditor involvement in significant financial restatements, options backdating, material weaknesses in control, attempts to limit auditor liability or situations where independence has been compromised.

Stock Option Plans and Other Management Compensation Issues -- The Board expects company management to give thoughtful consideration to providing competitive long-term employee incentives directly tied to the interest of shareholders. The Board votes against proxy proposals that it believes dilute shareholder value excessively. The Board believes that equity compensation awards can be a useful tool, when not abused, for retaining employees and giving them incentives to engage in conduct that will improve the performance of the company. In this regard, the Board generally favors minimum holding periods of stock obtained by senior management pursuant to an option plan and will vote against compensation plans for executives that it deems excessive.

Social and Corporate Policy Issues -- The Board believes proxy proposals should address the business interests of the corporation. Shareholder proposals sometime seek to have the company disclose or amend certain business practices based purely on social or environmental issues rather than compelling business arguments. In general, the Board recognizes our fund shareholders are likely to have differing views of social and environmental issues and believes that these matters are primarily the responsibility of a company's management and its board of directors.

POLICIES AND PROCEDURES

The policy of the Board is to vote all proxies of the companies in which a fund holds investments. Because of the volume and complexity of the proxy voting process, including inherent inefficiencies in the process that are outside the control of the Board or the Proxy Team (below), not all proxies may be voted. The Board has implemented policies and procedures that have been reasonably designed to vote proxies and to ensure that there are no conflicts between interests of a fund's shareholders and those of the funds' principal underwriters, RiverSource Investments, or other affiliated persons. In exercising its proxy voting responsibilities, the Board may rely upon the research or recommendations of one or more third party service providers.

The administration of the proxy voting process is handled by the RiverSource Proxy Administration Team ("Proxy Team"). In exercising its responsibilities, the Proxy Team may rely upon one or more third party service providers. The Proxy Team assists the Board in identifying situations where its guidelines do not clearly require a vote in a particular manner and assists in researching matters and making voting recommendations. RiverSource Investments may recommend that a proxy be voted in a manner contrary to the Board's guidelines. In making recommendations to the Board about voting on a proposal, the investment manager relies on its own investment personnel (or the investment personnel of a fund's subadviser(s)) and information obtained from an independent research firm. The investment manager makes the recommendation in writing. The process requires that Board members who are independent from the investment manager consider the recommendation and decide how to vote the proxy proposal or establish a protocol for voting the proposal.

On an annual basis, or more frequently as determined necessary, the Board reviews recommendations to revise the existing guidelines or add new guidelines. Recommendations are based on, among other things, industry trends and the frequency that similar proposals appear on company ballots.

The Board considers management's recommendations as set out in the company's proxy statement. In each instance in which a fund votes against management's recommendation (except when withholding votes from a nominated director), the Board sends a letter to senior management of the company explaining the basis for its vote. This permits both the company's management and the Board to have an opportunity to gain better insight into issues presented by the proxy proposal(s).

Voting in Countries Outside the United States (Non-U.S. Countries) -- Voting proxies for companies not domiciled in the United States may involve greater effort and cost due to the variety of regulatory schemes and corporate practices. For example, certain non-U.S. countries require securities to be blocked prior to a vote, which means that the securities to be voted may not be traded within a specified number of days before the shareholder meeting. The Board typically will not vote securities in non-U.S. countries that require securities to be blocked as the need for liquidity of the securities in the funds will typically outweigh the benefit of voting. There may be additional costs associated with voting in non-U.S. countries such that the Board may determine that the cost of voting outweighs the potential benefit.

Securities on Loan -- The Board will generally refrain from recalling securities on loan based upon its determination that the costs and lost revenue to the funds, combined with the administrative effects of recalling the securities, generally outweigh the benefit of voting the proxy. While neither the Board nor the funds' administrator assesses the economic impact and benefits of voting loaned securities on a case-by-case basis, situations may arise where the Board requests that loaned securities be recalled in order to vote a proxy. In this regard, if a proxy relates to matters that may impact the nature of a company, such as a proposed merger or acquisition, and the funds' ownership position is more significant, the Board has established a guideline to direct the funds' administrator to use its best efforts to recall such securities based upon its determination that, in these situations, the benefits of voting such proxies generally outweigh the costs or lost revenue to the funds, or any potential adverse administrative effects to the funds, of not recalling such securities.

Investment in Affiliated Funds -- Certain funds may invest in shares of other Seligman funds (referred to in this context as "underlying funds") and may own substantial portions of these underlying funds. The proxy policy of the funds is to ensure that direct public shareholders of underlying funds control the outcome of any shareholder vote. To help manage this potential conflict of interest, recognizing that the direct public shareholders of these underlying funds may represent only a minority interest, the policy of the funds is to vote proxies of the underlying funds in the same proportion as the vote of the direct public shareholders. If there are no direct public shareholders of an underlying fund, the policy is to cast votes in accordance with instructions from the independent members of the Board.

A note with respect to underlying funds: The underlying funds and the funds-of-funds share the same officers, Board members, and investment manager, RiverSource Investments. The funds-of-funds do not invest in an underlying fund for the purpose of exercising management or control; however, from time to time, investments by the funds-of-funds in a fund may represent a significant portion of a fund. Because the funds-of-funds may own a substantial portion of the shares of a fund, procedures have been put into place to assure that public shareholders will determine the outcome of all actions taken at underlying fund shareholder meetings.

Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30, is available
(i) without charge upon request by calling toll free (800) 221-2450 in the US or collect (212) 682-7600 outside the US and (ii) on the SEC's website at www.sec.gov. Information for each new 12-month period ending June 30 will be available no later than August 31 of that year.

              Control Persons and Principal Holders of Securities

Control Persons

As of December 31, 2008, there was no person or persons who controlled the Fund, either through a significant ownership of shares or any other means of control.

Principal Holders

As of December 31, 2008, the following principal holders owned 5% or more of a Class of shares of the then outstanding shares of capital stock of the Fund as follows:

                                                                                    Percentage of
                                                                                        Total
Name and Address                                                              Class  Shares Held
----------------                                                              ----- -------------
State Street Bank & Trust Co. - Seligman Asset Allocation Balanced Fund, 143    A       15.26%
  Attn: Ms. Son Diskin 801 Pennsylvania Ave, Kansas City, MO 64105...........

MLPF&S, FBO Customers, Attn. Fund Admin., 4800 Deer Lake Drive East,            A       16.59%
  Jacksonville, FL 32246.....................................................

MLPF&S, FBO Customers, Attn. Fund Admin., 4800 Deer Lake Drive East,            B       13.30%
  Jacksonville, FL 32246.....................................................

CitiGroup Global House Account, 333 West 34th Street, New York, NY              B       27.49%
  10001......................................................................

Pershing LLC, P.O. Box 2052, Jersey City, NJ 07303-9998......................   B        7.74%

                                                                              Percentage of
                                                                                  Total
Name and Address                                                        Class  Shares Held
----------------                                                        ----- -------------
Pershing LLC, P.O. Box 2052, Jersey City, NJ 07303-9998................   B        5.24%

UBS Financial Services Inc. FBO UBS- FINSVC CDN FBO Butcher Account,      C       11.65%
  P.O. Box 3321, 1000 Harbor Blvd, Weehawken, NJ 07086-8154............

MLPF&S, FBO Customers, Attn. Fund Admin., 4800 Deer Lake Drive East,      C       16.80%
  Jacksonville, FL 32246...............................................

State Street Bank & Trust FBO North Carolina College Savings Program -    I       32.08%
  NCBG,105 Rosemont Avenue, Westwood, MA 02090.........................

State Street Bank & Trust FBO North Carolina College Savings Program -    I       30.91%
  NCBF,105 Rosemont Avenue, Westwood, MA 02090.........................

State Street Bank & Trust FBO North Carolina College Savings Program -    I       16.36%
  NCBE,105 Rosemont Avenue, Westwood, MA 02090.........................

State Street Bank & Trust FBO North Carolina College Savings Program -    I        7.86%
  NCBH,105 Rosemont Avenue, Westwood, MA 02090.........................

Management Ownership

As of December 31, 2008, Directors and officers of the Fund as a group owned less than 1% of the Class A and Class I shares of the Fund. As of the same period, Directors and officers of the Fund did not own any Class B, Class C or Class R shares of the Fund.

                    Investment Advisory and Other Services

Investment Manager

With the completion of the Acquisition of Seligman by RiverSource Investments and with shareholders having previously approved (at a special meeting held on November 3, 2008) a new investment management services agreement between the Fund and RiverSource Investments (the "Management Agreement"), RiverSource Investments became the new investment manager of the Fund, effective
November 7, 2008.

RiverSource Investments, 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, is also the investment manager of the other funds in the Seligman Group of Funds, and is a wholly-owned subsidiary of Ameriprise Financial. Ameriprise Financial is a financial planning and financial services company that has been offering solutions for clients' asset accumulation, income management and protection needs for more than 110 years. In addition to managing investments for the Seligman Group of Funds, RiverSource Investments manages investments for the RiverSource funds, itself and its affiliates. For institutional clients, RiverSource Investments and its affiliates provide investment management and related services, such as separate account asset management, and institutional trust and custody, as well as other investment products.

Effective November 7, 2008, the Fund will pay RiverSource Investments a fee for managing its assets. The fee paid to RiverSource Investments will be the same annual fee rate that was paid to Seligman prior to November 7, 2008.

The Fund pays RiverSource Investments a management fee at an annual rate equal to 0.50% of the Fund's average daily net assets. For the fiscal years ended September 30, 2008, 2007 and 2006, the Fund paid Seligman, the Fund's manager prior to November 7, 2008, a management fee amounting to $140,896, $143,267 and $140,919, respectively. From November 7, 2008 through at least January 31, 2010, RiverSource Investments has contractually undertaken to waive its management fee and/or to reimburse the Fund's expenses to the extent that the Fund's "other expenses" (i.e., those expenses other than management fees, 12b-1 fees, interest on borrowings, and extraordinary expenses, including litigation expenses) exceed 0.50% per annum of the Fund's average daily net assets. For the fiscal years ended September 30, 2008, 2007 and 2006, Seligman, the predecessor investment manager, reimbursed expenses of the Fund amounting to $154,207, $141,505 and $162,046, respectively.

The Fund pays all its expenses other than those assumed by the RiverSource Investments, including fees payable to RiverSource Investments for its services under the terms of the Management Agreement, taxes, brokerage commissions and charges in connection with the purchase and sale of assets, premium on the bond required by Rule 17g-1 under the Investment Company Act of 1940, fees and expenses of attorneys (i) it employs in matters not involving the assertion of a claim by a third party against the Fund, its Board members and officers, (ii) it employs in conjunction with a claim asserted by the Board against RiverSource Investments, except that RiverSource Investments shall reimburse the Fund for such fees and expenses if it is ultimately determined by a court of competent jurisdiction, or RiverSource Investments agrees, that it is liable in whole or in part to the Fund, (iii) it employs to assert a claim against a third party, and (iv) it or RiverSource Investments employs, with the approval of the Board, to assist in the evaluation of certain investments or other matters related to the management of the Fund, fees paid for the qualification and registration for public sale of the securities of the Fund under the laws of the United States and of the several states in which such securities shall be offered for sale, fees of consultants employed by the Fund, Board member, officer and employee expenses which shall include fees, salaries, memberships, dues, travel, seminars, pension, profit sharing, and all other benefits paid to or provided for Board members, officers and employees, directors and officers liability insurance, errors and omissions liability insurance, worker's compensation insurance and other expenses applicable to the Board members, officers and employees, except the Fund will not pay any fees or expenses of any person who is an officer or employee of RiverSource Investments or its affiliates, filing fees and charges incurred by the Fund in connection with filing any amendment to its organizational documents, or incurred in filing any other document with the state where the Fund is organized or its political subdivisions, organizational expenses of the Fund, expenses incurred in connection with lending portfolio securities of the Fund, expenses properly payable by the Fund and approved by the Board, and other expenses payable by the Fund pursuant to separate agreement of the Fund and any of its service providers.

The Management Agreement provides that it is effective on November 7, 2008 and shall continue in full force and effect until November 7, 2010, and from year to year thereafter if such continuance is approved in the manner required by the 1940 Act (i.e., by a vote of a majority of the Board of Directors or of the outstanding voting securities of the Fund and by a vote of a majority of Directors who are not parties to the Management Agreement or interested persons of any such party). The Management Agreement may be terminated by either the Fund or RiverSource Investments at any time by giving the other party 60 days' written notice of such intention to terminate, provided that any termination shall be made without the payment of any penalty, and provided further that termination may be effected either by the Board or by a vote of the majority of the outstanding voting shares of the Fund. The Management Agreement will terminate automatically in the event of its assignment, as such term is defined in the 1940 Act.

Except for bad faith, intentional misconduct or negligence in regard to the performance of its duties under the Management Agreement, neither RiverSource Investments, nor any of its respective directors, officers, partners, principals, employees, or agents will be liable for any acts or omissions or for any loss suffered by the Fund or its shareholders or creditors. Each of RiverSource Investments, and its respective directors, officers, partners, principals, employees and agents, will be entitled to rely, and will be protected from liability in reasonably relying, upon any information or instructions furnished to it (or any of them as individuals) by the Fund or its agents which is believed in good faith to be accurate and reliable. RiverSource Investments does not warrant any rate of return, market value or performance of any assets in the Fund. Notwithstanding the foregoing, the federal securities laws impose liabilities under certain circumstances on persons who act in good faith and, therefore, the Fund does not waive any right which it may have under such laws or regulations.

Principal Underwriter

RiverSource Fund Distributors, Inc., formerly known as Seligman Advisors, Inc., (an affiliate of RiverSource Investments), located at 100 Park Avenue, New York, New York 10017, acts as general distributor of the shares of the Fund, the other Seligman mutual funds, as well as the funds in the RiverSource complex of funds. The distributor is an "affiliated person" (as defined in the 1940 Act) of RiverSource Investments, which is itself an affiliated person of the Fund. Those individuals identified above under "Management Information" as directors or officers of both the Fund and the distributor are affiliated persons of both entities.

Services Provided by the Investment Manager

Under the Management Agreement, dated November 7, 2008, subject to the control of the Board of Directors, RiverSource Investments manages the investment of the assets of the Fund, including making purchases and sales of portfolio securities consistent with the Fund's investment objectives and policies.

Administrative Services

Under an Administrative Services Agreement, effective November 7, 2008, Ameriprise Financial administers certain aspects of the Fund's business and other affairs at no cost. Ameriprise Financial provides the Fund with such office space, and certain administrative, accounting and other services and executive and other personnel as are necessary for Fund operations. Ameriprise Financial pays all of the compensation of Board members of the Fund who are employees or consultants of RiverSource Investments and of the officers and employees of the Fund. Ameriprise

Financial reserves the right to seek Board approval to increase the fees payable by the Fund under the Administrative Services Agreement. However, Ameriprise Financial anticipates that any such increase in fees would be offset by corresponding decreases in advisory fees under the Management Agreement. If an increase in fees under the Administrative Services Agreement would not be offset by corresponding decreases in advisory fees, the affected Fund will inform shareholders prior to the effectiveness of such increase. Ameriprise Financial also provides senior management for Seligman Data Corp. ("SDC").

Other Investment Advice

No person or persons, other than directors, officers, or employees of RiverSource Investments, regularly advise the Fund or RiverSource Investments with respect to the Fund's investments.

Dealer Reallowances

Dealers and financial advisors receive a percentage of the initial sales charge on sales of Class A shares of the Fund, as set forth below:

Class A shares:

                                                            Regular Dealer
                            Sales Charge     Sales Charge    Reallowance
                              as a % of      As a % of Net    as a % of
     Amount of Purchase   Offering Price(1) Amount Invested Offering Price
     ------------------   ----------------- --------------- --------------
     Less than $100,000..       4.50%            4.71%           4.00%
     $100,000 - $249,999.       3.50             3.63            3.00
     $250,000 - $499,999.       2.50             2.56            2.25
     $500,000 - $999,999.       2.00             2.04            1.75
     $1,000,000 and over.          0                0               0

--------
(1)"Offering Price" is the amount that you actually pay for Fund shares; it includes the initial sales charge.

Rule 12b-1 Plan

The Fund has adopted an Administration, Shareholder Services and Distribution Plan ("12b-1 Plan") in accordance with Section 12(b) of the 1940 Act and Rule 12b-1 thereunder.

Under the 12b-1 Plan, the Fund may pay to the distributor an administration, shareholder services and distribution fee in respect of the Fund's Class A, Class B, Class C and Class R shares. (There is no administration, shareholder services and distribution fee in respect of the Fund's Class I shares). Payments under the 12b-1 Plan may include, but are not limited to:
(1) compensation to securities dealers and other organizations ("Service Organizations") for providing distribution assistance with respect to assets invested in the Fund; (2) compensation to Service Organizations for providing administration, accounting and other shareholder services with respect to Fund shareholders; and (3) otherwise promoting the sale of shares of the Fund, including paying for the preparation of advertising and sales literature and the printing and distribution of such promotional materials and Prospectuses to prospective investors and defraying the distributor's costs incurred in connection with its marketing efforts with respect to shares of the Fund. RiverSource Investments may also make similar payments to the distributor from its own resources, which may include the management fee that RiverSource Investments receives from the Fund. Payments made by the Fund under the 12b-1 Plan are intended to be used to encourage sales of the Fund, as well as to discourage redemptions.

Fees paid by the Fund under the 12b-1 Plan with respect to any class of shares may not be used to pay expenses incurred solely in respect of any other class or any other Seligman fund. Expenses attributable to more than one class of the Fund are allocated between the classes in accordance with a methodology approved by the Fund's Board of Directors. The Fund may participate in joint distribution activities with other Seligman funds, and the expenses of such activities will be allocated among the applicable funds based on relative sales, in accordance with a methodology approved by the Board.

Class A

Under the 12b-1 Plan, the Fund, with respect to Class A shares, is authorized to pay monthly to the distributor a service fee at an annual rate of up to 0.25% of the average daily net asset value of the Class A shares. This fee is used by the distributor exclusively to make payments to Service Organizations which have entered into agreements with the distributor. Such Service Organizations receive from the distributor a continuing fee of up to 0.25% on an annual basis, payable quarterly, of the average daily net assets of Class A shares attributable to the particular Service

Organization for providing personal service and/or maintenance of shareholder accounts. The fee payable to Service Organizations from time to time shall, within such limits, be determined by the Directors of the Fund. The Fund is not obligated to pay the distributor for any such costs it incurs in excess of the fee described above. No expense incurred in one fiscal year by the distributor with respect to Class A shares of the Fund may be paid from Class A 12b-1 fees received from the Fund in any other fiscal year. If the Fund's 12b-1 Plan is terminated in respect of Class A shares, no amounts (other than amounts accrued but not yet paid) would be owed by the Fund to the distributor with respect to Class A shares. The total amount paid by the Fund to the distributor in respect of Class A shares for the fiscal year ended September 30, 2008 was $30,714, equivalent to 0.25% per annum of the Class A shares' average daily net assets.

Class B

Under its 12b-1 Plan, the Fund, with respect to Class B shares, is authorized to pay monthly a 12b-1 fee at an annual rate of up to 1% of the average daily net asset value of the Class B shares. This fee is comprised of (1) a distribution fee equal to 0.75% per annum, substantially all of which is paid directly to one or more third parties that have purchased the distributor's rights to this fee (the "Purchasers") to compensate them for having funded, at the time of sale of Class B shares (i) a 4% sales commission to Service Organizations and (ii) prior to August 1, 2004, a payment of up to 0.35% of sales to the distributor to help defray its costs of distributing Class B shares; and (2) a service fee of up to 0.25% per annum which is paid to the distributor. A small portion of the distribution fee is paid to the distributor in connection with sales of Class B shares for which no commissions are paid; the distributor may pay this portion of the distribution fee to Service Organizations who have not received any sales commission for the sale of Class B shares. The service fee is used by the distributor exclusively to make payments to Service Organizations which have entered into agreements with the distributor. Such Service Organizations receive from the distributor a continuing service fee of up to 0.25% on an annual basis, payable quarterly, of the average daily net assets of Class B shares attributable to the particular Service Organization for providing personal service and/or maintenance of shareholder accounts. The amounts expended by the distributor or the Purchasers in any one year upon the initial purchase of Class B shares of the Fund may exceed the 12b-1 fees paid by the Fund in that year. The Fund's 12b-1 Plan permits expenses incurred in respect of Class B shares in one fiscal year to be paid from Class B 12b-1 fees received from the Fund in any other fiscal year; however, in any fiscal year the Fund is not obligated to pay any 12b-1 fees in excess of the fees described above. The distributor and the Purchasers are not reimbursed for expenses which exceed such fees. If the Fund's 12b-1 Plan is terminated in respect of Class B shares, no amounts, (other than amounts accrued but not yet paid) would be owed by the Fund to the distributor or the Purchasers with respect to Class B shares. The total amount paid by the Fund to the distributor in respect of Class B shares for the fiscal year ended September 30, 2008 was $13,199, equivalent to 1% of the Class B shares' average daily net assets.

Class C

Under the 12b-1 Plan, the Fund, with respect to Class C shares, is authorized to pay monthly to the distributor a 12b-1 fee at an annual rate of up to 1% of the average daily net asset value of the Class C shares. This fee is used by the distributor as follows: During the first year following the sale of Class C shares, a distribution fee of 0.75% of the average daily net assets attributable to such Class C shares is used, along with any contingent deferred sales charge ("CDSC") proceeds, to (1) reimburse the distributor for its
(A) payment at the time of sale of Class C shares of a 0.75% sales commission to Service Organizations or, (B) ongoing payment of 0.75% of the average daily net assets attributable to such Class C shares to Service Organizations who elect not to receive a time of sale payment, and (2) pay for other distribution expenses, including paying for the preparation of advertising and sales literature and the printing and distribution of such promotional materials and Prospectuses to prospective investors and other marketing costs of the distributor. In addition, during the first year following the sale of Class C shares, a service fee of up to 0.25% of the average daily net assets attributable to such Class C shares is used to reimburse the distributor for its prepayment to Service Organizations at the time of sale of Class C shares of a service fee of 0.25% of the net asset value of the Class C shares sold (for shareholder services to be provided to Class C shareholders over the course of the one year immediately following the sale) and for its ongoing payment of a service fee of 0.25% of the average daily net assets attributable to such Class C shares to those Service Organizations who elect not to receive a time of sale payment. The payment of service fees to the distributor is limited to amounts the distributor actually paid to Service Organizations as service fees at either the time of sale or the ongoing service fees paid to Service Organizations who elect not to receive such service fees at the time of sale. After the initial one-year period following a sale of Class C shares, the entire 12b-1 fee attributable to such Class C shares is paid to Service Organizations for providing continuing shareholder services and distribution assistance in respect of the Fund. The total amount paid by the Fund to the distributor in respect of Class C shares for the fiscal year ended
September 30, 2008 was $26,736, equivalent to 0.99% per annum of the average daily net assets of Class C shares and Class D shares, which converted to Class C shares on May 16, 2008.

The amounts expended by the distributor in any one year with respect to Class C shares of the Fund may exceed the 12b-1 fees paid by the Fund in that year. The Fund's 12b-1 Plan permits expenses incurred by the distributor in respect of Class C shares in one fiscal year to be paid from Class C 12b-1 fees in any other fiscal year; however, in any fiscal year the Fund is not obligated to pay any 12b-1 fees in excess of the fees described above.

As of September 30, 2008, the distributor incurred $549,754 of expenses in respect of the Fund's Class C shares and Class D shares that were not reimbursed from amounts received from the Fund's 12b-1 Plan. This amount is equal to 19.57% of net assets of Class C shares at September 30, 2008.

If the 12b-1 Plan is terminated in respect of Class C shares of the Fund, no amounts (other than amounts accrued but not yet paid) would be owed by the Fund to the distributor with respect to Class C shares.

Class R

Under the 12b-1 Plan, the Fund, with respect to Class R shares, is authorized to pay monthly to the distributor a 12b-1 fee at an annual rate of up to 0.50% of the average daily net asset value of the Class R shares. This 12b-1 fee is comprised of (1) a distribution fee equal to 0.25% of the average daily net assets attributable to the Class R shares and (2) a service fee of up to 0.25% of the average daily net asset value of the Class R shares. The 12b-1 fee is used by the distributor in one of two ways, depending on the payout option chosen by Service Organizations. This fee is used by the distributor as follows:

Option 1--Service Organization opts for time of sale payment. A distribution fee of 0.25% of the average daily net assets attributable to such Class R shares is used, along with any CDSC proceeds, to (1) reimburse the distributor for its payment at the time of sale of Class R shares of a 0.75% sales commission to the Service Organization, and (2) pay for other distribution expenses, including paying for the preparation of advertising and sales literature and the printing and distribution of such promotional materials and Prospectuses to prospective investors and other marketing costs of the distributor. In addition, during the first year following the sale of Class R shares, a service fee of up to 0.25% of the average daily net assets attributable to such Class R shares is used to reimburse the distributor for its prepayment to the Service Organization at the time of sale of Class R shares of a service fee of 0.25% of the net asset value of the Class R shares sold (for shareholder services to be provided to Class R shareholders over the course of the one year immediately following the sale). After the initial one-year period following a sale of Class R shares, the 0.25% servicing fee is used to reimburse the distributor for its payments to the Service Organization for providing continuing shareholder services. The payment of service fees to the distributor is limited to amounts the distributor actually paid to Service Organizations at the time of sale as service fees.

Option 2--Service Organization does not opt for time of sale payment. The entire 12b-1 fee attributable to the sale of the Class R shares, along with any CDSC proceeds, is used to (1) reimburse the distributor for its on-going payment of the entire 12b-1 fees attributable to such Class R shares to the Service Organization for providing continuing shareholder services and distribution assistance in respect of the Fund and (2) pay for other distribution expenses, including paying for the preparation of advertising and sales literature and the printing and distribution of such promotional materials and Prospectuses to prospective investors and other marketing costs of the distributor.

The total amount paid by the Fund to the distributor in respect of Class R shares for the fiscal year ended September 30, 2008 was $355, equivalent to 0.50% of the Class R shares' average daily net assets.

The amounts expended by the distributor in any one year with respect to Class R shares of the Fund may exceed the 12b-1 fees paid by the Fund in that year. The Fund's 12b-1 Plan permits expenses incurred by the distributor in respect of Class R shares in one fiscal year to be paid from Class R 12b-1 fees in any other fiscal year; however, in any fiscal year the Fund is not obligated to pay any 12b-1 fees in excess of the fees described above.

As of September 30, 2008, the distributor incurred $2,113 of expenses in respect of the Fund's Class R shares that were not reimbursed from amounts received from the Fund's 12b-1 Plan. This amount is equal to 2.38% of net assets of Class R shares at September 30, 2008.

If the 12b-1 Plan is terminated in respect of Class R shares of the Fund, no amounts (other than amounts accrued but not yet paid) would be owed by the Fund to the distributor with respect to Class R shares.

Payments made by the Fund under the 12b-1 Plan for the fiscal year ended September 30, 2008, were spent on the following activities in the following amounts:

                                       Class A Class B* Class C** Class R
                                       ------- -------- --------- -------
       Compensation to underwriters... $    --  $   59   $ 4,095   $ 64
       Compensation to broker/dealers.  30,714   3,294    22,641    291
       Other*.........................      --   9,846        --     --

--------
* Payment is made to the Purchasers to compensate them for having funded, at the time of sale, payments to broker/dealers and underwriters.
** Includes payments with respect to Class C shares and Class D shares, which converted to Class C shares on May 16, 2008.

The 12b-1 Plan was initially approved on July 19, 2001 by the Board of Directors, including a majority of the Directors who are not "interested persons" (as defined in the 1940 Act) of the Fund and who have no direct or indirect financial interest in the operation of the 12b-1 Plan or in any agreement related to the 12b-1 Plan ("Qualified Directors") and was approved by the sole shareholder of the Fund on August 27, 2001. The 12b-1 Plan was approved in respect of Class R shares on March 20, 2003 by the Directors, including a majority of the Qualified Directors, and became effective in respect of the Class R shares on April 30, 2003. The 12b-1 Plan will continue in effect until December 31 of each year so long as such continuance is approved annually by a majority vote of both the Directors of the Fund and the Qualified Directors, cast in person at a meeting called for the purpose of voting on such approval. The 12b-1 Plan may not be amended to increase materially the amounts payable to Service Organizations with respect to a class without the approval of a majority of the outstanding voting securities of the class. If the amount payable in respect of Class A shares under the 12b-1 Plan is proposed to be increased materially, the Fund will either (1) permit holders of Class B shares to vote as a separate class on the proposed increase or
(2) establish a new class of shares subject to the same payment under the 12b-1 Plan as existing Class A shares, in which case the Class B shares will thereafter convert into the new class instead of into Class A shares. No material amendment to the 12b-1 Plan may be made except by vote of a majority of both the Directors and the Qualified Directors.

The 12b-1 Plan requires that the Treasurer of the Fund shall provide to the Directors, and the Directors shall review, at least quarterly, a written report of the amounts expended (and purposes therefor) under the 12b-1 Plan. Rule 12b-1 also requires that the selection and nomination of Directors who are not "interested persons" of the Fund be made by such disinterested Directors. The 12b-1 Plan will be reviewed by the Directors annually.

RiverSource Services, Inc., formerly known as Seligman Services, Inc. ("RiverSource Services") acts as a broker/dealer of record for shareholder accounts that do not have a designated financial advisor and receives compensation pursuant to the Fund's 12b-1 Plan for providing personal services and account maintenance to such accounts. For the fiscal year ended
September 30, 2008, RiverSource Services received distribution fees and service fees pursuant to the Fund's 12b-1 Plan of $731.

Other Service Providers

The Seligman funds have entered into an agreement with Board Services Corporation ("Board Services") located at 901 Marquette Avenue South, Suite 2810, Minneapolis, MN 55402. This agreement sets forth the terms of Board Services' responsibility to serve as an agent of the funds for purposes of administering the payment of compensation to each independent Board member, to provide office space for use by the funds and their boards, and to provide any other services to the boards or the independent members, as may be reasonably requested.

SDC, which is owned by certain other Seligman investment companies, is the shareholder service agent and dividend paying agent for the Fund. SDC charges the Fund at cost for its services. These costs may include amounts paid by SDC to financial intermediaries and other third parties who provide subtransfer-agency services. Certain officers and directors of the Fund are also officers and directors of SDC. SDC's address is 100 Park Avenue, New York, New York 10017.

                              Portfolio Managers

For purposes of this discussion, each member of the portfolio team is referred to as a "portfolio manager." The following table sets forth certain additional information with respect to the portfolio managers of the Fund. Unless noted otherwise, all information is provided as of September 30, 2008.

Other Accounts Managed by Portfolio Managers. Table A below identifies, for each of the portfolio managers, the number of accounts managed (other than the Fund) and the total assets in such accounts, within each of the following categories: registered investment companies, other pooled investment vehicles, and other accounts. Table B identifies those accounts that have an advisory fee based on performance of the account. For purposes of the tables below, each series or portfolio of a registered investment company is treated as a separate registered investment company.

Table A

                         Registered Investment          Other Pooled Investment
Portfolio Manager              Companies                       Vehicles                     Other Accounts
-----------------  ----------------------------------- -------------------------- -----------------------------------
Tom Murphy         8 Registered Investment             2 Other Pooled Investment  14 Other Accounts with
                   Companies with                      Vehicles with              approximately $10.2 billion in net
                   approximately $10.05                approximately $871         assets under
                   billion in net assets               million in net assets      management.
                   under management.                   under management.

Jamie Jackson      18 Registered Investment            5 Other Pooled Investment  26 Other Accounts* with
                   Companies with                      Vehicles with              approximately $6.8 billion in net
                   approximately $23.26                approximately $2.77        assets under
                   billion in net assets               billion in net assets      management.
                   under management.                   under management.

Scott Schroepfer   5 Registered Investment             None                       None
                   Companies with
                   approximately $2.4
                   billion in net assets
                   under management.

Todd White/(1)/    4 Registered Investment             None                       None
                   Companies with approximately
                   $259.1 million in net assets under
                   management.

--------
* Reflects each wrap program strategy as a single client, rather than counting each participant in the program as a separate client.

Table B

                    Registered Investment   Other Pooled Investment
Portfolio Manager        Companies                 Vehicles          Other Accounts
-----------------  ------------------------ -----------------------  --------------
Tom Murphy         3 Registered Investment           None                None
                   Companies with
                   approximately $1.26
                   billion in net assets
                   under management.

Jamie Jackson      3 Registered Investment           None                None
                   Companies with
                   approximately $1.26
                   billion in net assets
                   under management.

Scott Schroepfer   None                              None                None

Todd White/(1)/    None                              None                None

--------
(1)Mr. White became a portfolio manager of the Fund on November 17, 2008, and his information in the tables above is provided as of such date.

Compensation/Material Conflicts of Interest. Set forth below is an explanation of the structure of, and method(s) used to determine portfolio manager compensation. Also set forth below is an explanation of material conflicts of interest that may arise between a portfolio manager's management of the Fund's investments and investments in other accounts.

Compensation:

Portfolio manager compensation is typically comprised of (i) a base salary,
(ii) an annual cash bonus, a portion of which may be subject to a mandatory deferral program, and may include (iii) an equity incentive award in the form of stock options and/or restricted stock. The annual bonus is paid from a team bonus pool that is based on the performance of the accounts managed by the portfolio management team, which might include mutual funds, wrap accounts, institutional portfolios and hedge funds. Funding for the bonus pool for fixed income portfolio managers is determined by the aggregate market competitive bonus targets for the teams of which the portfolio manager is a member and by the short-term (typically one-year) and long-term (typically three-year) performance of those accounts in relation to applicable benchmarks or the relevant peer group universe. With respect to hedge funds and separately managed accounts that follow a hedge fund mandate, funding for the bonus pool is a percentage of performance fees earned on the hedge funds or accounts managed by the portfolio managers.

Senior management of RiverSource Investments has the discretion to increase or decrease the size of the part of the bonus pool and to determine the exact amount of each portfolio manager's bonus paid from this portion of the bonus pool based on his/her performance as an employee. In addition, where portfolio managers invest in a hedge fund managed by the investment manager, they receive a cash reimbursement for the investment management fees charged on their hedge fund investments.

RiverSource Investments portfolio managers are provided with a benefits package, including life insurance, health insurance, and participation in a company 401(k) plan, comparable to that received by other RiverSource Investments employees. Certain investment personnel are also eligible to defer a portion of their compensation. An individual making this type of election can allocate the deferral to the returns associated with one or more products they manage or support or to certain other products managed by their investment team. Depending upon their job level, RiverSource Investments portfolio managers may also be eligible for other benefits or perquisites that are available to all RiverSource Investments employees at the same job level.

Conflicts of Interest:

RiverSource Investments portfolio managers may manage one or more mutual funds as well as other types of accounts, including hedge funds, proprietary accounts, separate accounts for institutions and individuals, and other pooled investment vehicles. Portfolio managers make investment decisions for an account or portfolio based on its investment objectives and policies, and other relevant investment considerations. A portfolio manager may manage another account whose fees may be materially greater than the management fees paid by the Fund and may include a performance based fee. Management of multiple funds and accounts may create potential conflicts of interest relating to the allocation of investment opportunities, competing investment decisions made for different accounts and the aggregation and allocation of trades. In addition, RiverSource Investments monitors a variety of areas (e.g., allocation of investment opportunities) and compliance with the firm's Code of Ethics, and places additional investment restrictions on portfolio managers who manage hedge funds and certain other accounts.

RiverSource Investments has a fiduciary responsibility to all of the clients for which it manages accounts. RiverSource Investments seeks to provide best execution of all securities transactions and to aggregate securities transactions and then allocate securities to client accounts in a fair and equitable basis over time. RiverSource Investments has developed policies and procedures, including brokerage and trade allocation policies and procedures, designed to mitigate and manage the potential conflicts of interest that may arise from the management of multiple types of accounts for multiple clients.

In addition to the accounts above, portfolio managers may manage accounts in a personal capacity that may include holdings that are similar to, or the same as, those of the fund. The investment manager's Code of Ethics is designed to address conflicts and, among other things, imposes restrictions on the ability of the portfolio managers and other "investment access persons" to invest in securities that may be recommended or traded in the fund and other client accounts.

Securities Ownership. As of September 30, 2008, none of Messrs. Murphy, Jackson, Schoepfer or White owned shares of the Fund.

                  Portfolio Transactions and Other Practices

Portfolio Transactions

Subject to policies set by the Board, as well as the terms of the Management Agreements, RiverSource Investments is authorized to determine, consistent with the Fund's investment objective and policies, which securities will be purchased, held, or sold. In determining where the buy and sell orders are to be placed, the investment manager has been directed to use its best efforts to obtain the best available price and the most favorable execution except where otherwise authorized by the Board.

The Fund, the investment manager, and the distributor have a strict Code of Ethics that prohibits affiliated personnel from engaging in personal investment activities that attempt to take advantage of planned portfolio transactions for the Fund.

Corporate bonds and other fixed-income securities are generally traded on the over-the-counter market on a "net" basis without a stated commission, through dealers acting for their own account and not as brokers. The Fund will engage in transactions with these dealers or deal directly with the issuer. Prices paid to dealers will generally include a "spread," i.e., the difference between the prices at which a dealer is willing to purchase or to sell the security at that time. To the extent that the Fund's portfolio includes equity securities, the investment manager will seek the most favorable price and execution in the purchase and sale of such securities.

Commissions

The Fund will not incur commissions in connection with the purchase and sale of fixed-income securities. Because fixed-income securities generally trade on a net basis, they normally do not incur brokerage commissions. For the fiscal year ended September 30, 2008, the Fund did not execute transactions in equity securities and, accordingly did not pay brokerage commissions to others for execution, research and statistical services.

For the fiscal year ended September 30, 2008, the Fund did not execute any portfolio transactions with, and therefore did not pay any commissions to, any broker affiliated with either the Fund, Seligman (the Fund's investment manager prior to November 7, 2008) or the distributor.

Dealer Selection

In selecting broker-dealers to execute transactions, RiverSource Investments will consider from among such factors as the ability to minimize trading costs, trading expertise, infrastructure, ability to provide information or services, financial condition, confidentiality, competitiveness of commission rates, evaluations of execution quality, promptness of execution, past history, ability to prospect for and find liquidity, difficulty of trade, security's trading characteristics, size of order, liquidity of market, block trading capabilities, quality of settlement, specialized expertise, overall responsiveness, willingness to commit capital and research services provided.

The Board has adopted a policy prohibiting the investment manager from considering sales of shares of the Fund as a factor in the selection of broker-dealers through which to execute securities transactions. On a periodic basis, the investment manager makes a comprehensive review of the broker-dealers and the overall reasonableness of their commissions, including review by an independent third-party evaluator. The review evaluates execution, operational efficiency, and research services.

Regular Broker-Dealers

During the fiscal year ended September 30, 2008, the Fund did not acquire securities of its regular brokers or dealers (as defined in Rule 10b-1 under the 1940 Act) or of their parents.

                      Capital Stock and Other Securities

Capital Stock

Shares of capital stock of the Fund have a par value of $0.001 and are divided into five classes, designated Class A common stock, Class B common stock, Class C common stock, Class I common stock and Class R common stock. Each share of the Fund's Class A, Class B, Class C, Class I and Class R common stock is equal as to earnings, assets, and voting privileges, except that each class bears its own separate distribution and, potentially, certain other class expenses and has exclusive voting rights with respect to any matter to which a separate vote of any class is required by the 1940 Act or applicable state law. The Fund has adopted a Plan ("Multiclass Plan") pursuant to Rule 18f-3 under the 1940 Act permitting the issuance and sale of multiple classes of common stock. In accordance with the Fund's Articles of Incorporation, the Board of Directors may authorize the creation of additional classes of common stock with such characteristics as are permitted by the Multiclass Plan and Rule 18f-3. The
1940 Act requires that where more than one class exists, each class must be preferred over all other classes in respect of assets specifically allocated to such class. All shares have noncumulative voting rights for the election of directors. Each outstanding share is fully paid and non-assessable, and each is freely transferable. There are no liquidation, conversion, or preemptive rights.

Other Securities

The Fund has no authorized securities other than common stock.

                  Purchase, Redemption, and Pricing of Shares

Purchase of Shares

Class A

Purchase Price. Class A shares may be purchased at a price equal to the next determined net asset value per share, plus an initial sales charge.

Employee and Family Members. Class A shares of the Fund may be issued without a sales charge to present and former directors, trustees, officers, employees (and their respective family members) of the Fund, the other investment companies in the Seligman Group, and RiverSource Investments and its affiliates. Family members are defined to include lineal descendants and lineal ancestors, siblings (and their spouses and children) and any company or organization controlled by any of the foregoing. Such sales may also be made to employee benefit plans and thrift plans for such persons and to any investment advisory, custodial, trust or other fiduciary account managed or advised by RiverSource Investments or any affiliate. The sales may be made for investment purposes only, and shares may be resold only to the Fund. Class A shares may be sold at net asset value to these persons since such sales require less sales effort and lower sales related expenses as compared with sales to the general public.

If you are eligible to purchase Class A shares without a sales charge or qualify for volume discounts, you should inform your financial advisor, financial intermediary or SDC of such eligibility and be prepared to provide proof thereof.

Purchases of Class A shares by a "single person" (as defined below under "Persons Entitled to Reductions") may be eligible for the following reductions in initial sales charges:

Discounts and Rights of Accumulation. Reduced sales charges will apply if the sum of (i) the current amount being invested by a "single person" in Class A shares of the Fund and in Class A shares of other Seligman mutual funds (excluding Class A shares of the Seligman Cash Management Fund), (ii) the current net asset value of the Class A and Class B shares of other Seligman mutual funds already owned by the "single person" other than Seligman Cash Management Fund (except as provided in (iii)) and (iii) the current net asset value of Class A shares of Seligman Cash Management Fund which were acquired by a "single person" through an exchange of Class A shares of another Seligman mutual fund, exceeds the breakpoint discount thresholds for Class A shares described in the Prospectus (the "Breakpoint Discounts").

The value of the shares contemplated by items (ii) and (iii) above (collectively, the "Prior Owned Shares") will be taken into account only if SDC or the financial intermediary (if you are purchasing through a financial intermediary) is notified that there are holdings eligible for aggregation to meet the applicable Breakpoint Discount thresholds. If you are purchasing shares through a financial intermediary, you should consult with your intermediary to determine what information you will need to provide them in order to receive the Breakpoint Discounts to which you may be entitled. This information may include account records regarding shares eligible for aggregation that are held at any financial intermediary, as well as a social security or tax identification number. You may need to provide this information each time you purchase shares. In addition, certain financial intermediaries may prohibit you from aggregating investments in the Seligman Group if those investments are held in your accounts with a different intermediary or with SDC.

Discounts and rights of accumulation apply with respect to your investments in the Seligman mutual funds only. Any investment that you may have in shares of a RiverSource fund, RiverSource Partners fund or Threadneedle fund will not be aggregated with your investments in the Seligman mutual funds for the purpose of determining eligibility for any Breakpoint Discount or reduced sales charge (this same policy also applies in connection with a letter of intent, as described below).

If you are dealing directly with SDC, you should provide SDC with account information for any shares eligible for aggregation. This information includes account records and a social security or tax identification number. You may need to provide this information each time you purchase shares.

Letter of Intent. A letter of intent allows you to purchase Class A shares over a 13-month period with the benefit of the Breakpoint Discounts discussed in the Prospectus, based on the total amount of Class A shares of the Fund that the letter states that you intend to purchase plus the current net asset value of the Prior Owned Shares. Reduced sales charges may be applied to purchases made within a 13-month period starting from the date of receipt from you of a letter of intent. In connection with such arrangement, a portion of the shares you initially purchase will be held in escrow to provide for any sales charges that might result if you fail to purchase the amount of shares contemplated by the letter of intent assuming your purchases would not otherwise be eligible for Breakpoint Discounts. These shares will be released upon completion of the purchases contemplated by the letter of intent. In the event you do not fulfill your obligations and the amount of any outstanding sales charge is greater than the value of the shares in escrow, you will be required to pay the difference. If the amount of the outstanding sales charge is less than the value of the shares in escrow, you will receive any shares remaining in escrow after shares with a value equal to the amount of the outstanding sales charge are redeemed by the transfer agent.

Persons Entitled To Reductions. Reductions in initial sales charges apply to purchases of Class A shares in an account held by a "single person". A "single person" includes an individual; members of a family unit comprising husband, wife and minor children; or a trustee or other fiduciary purchasing for a single fiduciary account. Employee benefit plans qualified under Section 401 of the Internal Revenue Code of 1986, as amended, organizations tax exempt under
Section 501(c)(3) or (13) of the Internal Revenue Code, and non-qualified employee benefit plans that satisfy uniform criteria are also considered "single persons" for this purpose. The uniform criteria are as follows:

   1. Employees must authorize the employer, if requested by the Fund, to receive in bulk and to distribute to each participant on a timely basis the Fund Prospectus, reports, and other shareholder communications.

   2. Employees participating in a plan will be expected to make regular periodic investments (at least annually). A participant who fails to make such investments may be dropped from the plan by the employer or the Fund 12 months and 30 days after the last regular investment in his account. In such event, the dropped participant would lose the discount on share purchases to which the plan might then be entitled.

   3. The employer must solicit its employees for participation in such an employee benefit plan or authorize and assist an investment dealer in making enrollment solicitations.

Eligible Employee Benefit Plans. The table of sales charges in the Prospectus applies to sales to "eligible employee benefit plans," except that the Fund may sell shares at net asset value to "eligible employee benefit plans" which have at least $2 million in plan assets at the time of investment in the Fund, but, in the event of plan termination, will be subject to a CDSC of 1% on shares purchased within 18 months prior to plan termination "Eligible employee benefit plan" means any plan or arrangement, whether or not tax qualified, which provides for the purchase of Fund shares. Sales to eligible employee benefit plans are believed to require limited sales effort and sales-related expenses and therefore are made at net asset value. However, Section 403(b) plans sponsored by public educational institutions are not eligible for net asset value purchases based on the aggregate investment made by the plan or number of eligible employees.

Sales to eligible employee benefit plans must be made in connection with a payroll deduction system of plan funding or other systems acceptable to SDC, the Fund's shareholder service agent. Contributions or account information for plan participation also should be transmitted to SDC by methods which it accepts. Additional information about "eligible employee benefit plans" is available from financial advisors or the distributor.

Ascensus (formerly, BISYS) Plans. Plans that (i) own Class B shares of any Seligman mutual fund and (ii) participate in Seligman Growth 401(k) through Ascensus' third-party administration platform may, with new contributions, purchase Class A shares at net asset value. Class A shares purchased at net asset value are subject to a CDSC of 1% on shares purchased within 18 months prior to plan termination.

Further Types of Reductions. Class A shares may also be issued without an initial sales charge in the following instances:

(1)to any registered unit investment trust which is the issuer of periodic payment plan certificates, the net proceeds of which are invested in Fund shares;

(2)to separate accounts established and maintained by an insurance company which are exempt from registration under Section 3(c)(11) of the 1940 Act;

(3)to registered representatives and employees (and their spouses and minor children) of any dealer or bank that has a sales agreement with the distributor;

(4)to financial institution trust departments;

(5)to registered investment advisers exercising discretionary investment authority with respect to the purchase of Fund shares;

(6)to accounts of financial institutions or authorized dealers or investment advisors that charge account management fees, provided RiverSource Investments or one of its affiliates has entered into an agreement with respect to such accounts;

(7)pursuant to sponsored arrangements with organizations which make recommendations to, or permit group solicitations of, its employees, members or participants in connection with the purchase of shares of the Fund;

(8)to other investment companies in the Seligman Group in connection with a deferred fee arrangement for outside Directors or to a "fund of funds" in the Seligman Group;

(9)to certain "eligible employee benefit plans" as discussed above;

(10)to those partners and employees of outside counsel to the Fund or its directors or trustees who regularly provide advice and services to the Fund, to other funds managed by RiverSource Investments, or to their directors or trustees;

(11)in connection with sales pursuant to a retirement plan alliance program which has a written agreement with the distributor; and

(12)to participants in retirement and deferred compensation plans and trusts used to fund those plans, including, but not limited to, those defined in
    Section 401(a), 401(k), 403(b), or 457 of the Internal Revenue Code and "rabbi trusts", for which Charles Schwab & Co., Inc. or an affiliate acts as broker-dealer, trustee, or recordkeeper.

CDSC Applicable to Class A Shares. Class A shares purchased without an initial sales charge due to a purchase of $1,000,000 or more, alone or through a volume discount, Right of Accumulation or letter of intent are subject to a CDSC of 1% on redemptions of such shares within 18 months of purchase. Employee benefit plans eligible for net asset value sales may be subject to a CDSC of 1% for terminations at the plan level only, on redemptions of shares purchased within 18 months prior to plan termination, except that any such plan that is or was a separate account client of the investment manager at the time of initial investment in a Seligman mutual fund (or within the prior 30 days) will not be subject to a CDSC on redemption of any shares. Other available reductions will not be subject to a 1% CDSC. The 1% CDSC will be waived on shares that were purchased through Morgan Stanley Dean Witter & Co. by certain Chilean institutional investors (i.e. pension plans, insurance companies, and mutual funds). Upon redemption of such shares within an 18-month period, Morgan Stanley Dean Witter will reimburse the distributor a pro rata portion of the fee it received from the distributor at the time of sale of such shares.

See "CDSC Waivers" below for other waivers which may be applicable to Class A shares.

Class B

Class B shares may be purchased at a price equal to the next determined net asset value, without an initial sales charge. However, Class B shares are subject to a CDSC if the shares are redeemed within six years of purchase at rates set forth in the table below, charged as a percentage of the current net asset value or the original purchase price, whichever is less.

                  Years Since Purchase                   CDSC
                  --------------------                   ----
                  Less than 1 year......................  5%
                  1 year or more but less than 2 years..  4%
                  2 years or more but less than 3 years.  3%
                  3 years or more but less than 4 years.  3%
                  4 years or more but less than 5 years.  2%
                  5 years or more but less than 6 years.  1%
                  6 years or more.......................  0%

Approximately eight years after purchase, Class B shares will convert automatically to Class A shares. Shares purchased through reinvestment of dividends and distributions on Class B shares also will convert automatically to Class A shares along with the underlying shares on which they were earned.

Conversion occurs during the month which precedes the eighth anniversary of the purchase date. If Class B shares of the Fund are exchanged for Class B shares of another Seligman mutual fund, the conversion period applicable to the Class B shares acquired in the exchange will apply, and the holding period of the shares exchanged will be tacked onto the holding period of the shares acquired. Class B shareholders of the Fund exercising the exchange privilege will continue to be subject to the Fund's CDSC schedule if such schedule is higher or longer than the

CDSC schedule relating to the new Class B shares. In addition, Class B shares of the Fund acquired by exchange will be subject to the Fund's CDSC schedule if such schedule is higher or longer than the CDSC schedule relating to the Class B shares of the Seligman mutual fund from which the exchange has been made.

Class C

Class C shares may be purchased at a price equal to the next determined net asset value without an initial sales charge. However, Class C shares are subject to a CDSC of 1% if the shares are redeemed within one year of purchase, charged as a percentage of the current net asset value or the original purchase price, whichever is less. Unlike Class B shares, Class C shares do not convert to Class A shares.

Class R

Class R shares may be purchased at a price equal to the next determined net asset value, without an initial sales charge. However, Class R shares are subject to a CDSC of 1% if the shares are redeemed within one year of the plan's initial purchase of Class R shares, charged as a percentage of the current net asset value or the original purchase price, whichever is less. Unlike Class B shares, Class R shares do not convert to Class A shares.

Systematic Withdrawals. Class B, Class C and Class R shareholders may use the Systematic Withdrawal Plan to withdraw up to 12%, 10% and 10%, respectively, of the value of their accounts per year without the imposition of a CDSC. Account value is determined as of the date the systematic withdrawals begin.

CDSC Waivers. The CDSC on Class B, Class C and Class R shares (and certain Class A shares, as discussed above) will be waived or reduced in the following instances:

(1)on redemptions following the death or disability (as defined in Section 72(m)(7) of the Internal Revenue Code) of a shareholder or beneficial owner;

(2)in connection with (1) distributions from retirement plans qualified under
   Section 401(a) of the Internal Revenue Code when such redemptions are necessary to make distributions to plan participants (such payments include, but are not limited to, death, disability, loans, retirement, or separation of service), (2) distributions from a custodial account under
   Section 403(b)(7) of the Internal Revenue Code or an IRA due to death, disability, or minimum distribution requirements after attainment of age
   70 1/2 or, for accounts established prior to January 1, 1998, attainment of age 59 1/2, and (3) a tax-free return of an excess contribution to an IRA;

(3)in whole or in part, in connection with shares sold to current and retired Directors of the Fund;

(4)in whole or in part, in connection with shares sold to any state, county, or city or any instrumentality, department, authority, or agency thereof, which is prohibited by applicable investment laws from paying a sales load or commission in connection with the purchase of any registered investment management company;

(5)in whole or in part, in connection with systematic withdrawals;

(6)in connection with participation in the Merrill Lynch Small Market 401(k) Program, retirement programs administered or serviced by the Princeton Retirement Group, Paychex, ADP Retirement Services, Hartford Securities Distribution Company, Inc., or NYLIM Service Company LLC, retirement programs or accounts administered or serviced by Mercer HR Services, LLC or its affiliates, or retirement programs or accounts administered or serviced by firms that have a written agreement with the distributor that contemplates a waiver of CDSCs;

(7)on incidental redemptions to cover administrative expenses (such expenses include, but are not limited to, trustee fees, wire fees or courier fees) not to exceed $25.00 per occurrence;

(8)on redemptions of shares initially purchased by an eligible employee benefit plan that are not in connection with a plan-level termination; and

(9)on any redemption of Class A shares that are purchased by an eligible employee benefit plan that is a separate account client of the investment manager at the time of initial investment (or within the prior 30 days) in a Seligman mutual fund.

If, with respect to a redemption of any Class A, Class B, Class C or Class R shares sold by a dealer, the CDSC is waived because the redemption qualifies for a waiver as set forth above, the dealer shall remit to the distributor promptly upon notice, an amount equal to the payment or a portion of the payment made by the distributor at the time of sale of such shares.

Class I

Class I shares may be purchased at a price equal to the next determined net asset value. Class I shares are not subject to any initial or contingent deferred sales charges or distribution expense. This Class, however, is only offered to certain types of investors. Persons who are eligible to purchase Class I shares of the Fund are described in the Prospectus for the Class I shares. Unlike Class B shares, Class I shares do not convert to Class A shares.

Fund Reorganizations

Class A shares may be issued without an initial sales charge in connection with the acquisition of cash and securities owned by other investment companies. Any CDSC will be waived in connection with the redemption of shares of the Fund if the Fund is combined with another Seligman mutual fund, or in connection with a similar reorganization transaction.

Payment in Securities. In addition to cash, the Fund may accept securities in payment for Fund shares sold at the applicable public offering price (net asset value and, if applicable, any sales charge). Generally, the Fund will only consider accepting securities (l) to increase its holdings in a portfolio security, or (2) if RiverSource Investments determines that the offered securities are a suitable investment for the Fund and in a sufficient amount for efficient management. Although no minimum has been established, it is expected that the Fund would not accept securities with a value of less than $100,000 per issue in payment for shares. The Fund may reject in whole or in part offers to pay for Fund shares with securities, may require partial payment in cash for applicable sales charges, and may discontinue accepting securities as payment for Fund shares at any time without notice. The Fund will not accept restricted securities in payment for shares. The Fund will value accepted securities in the manner provided for valuing portfolio securities of the Fund. Any securities accepted by the Fund in payment for the Fund's shares will have an active and substantial market and have a value which is readily ascertainable.

Offering Price

When you buy or sell Fund shares, you do so at the Class's net asset value ("NAV") next calculated after the distributor or SDC accepts your request. However, in some cases, the Fund has authorized certain financial intermediaries (and other persons designated by such financial intermediaries) to receive purchase and redemption orders on behalf of the Fund. In such instances, customer orders will be priced at the Class's NAV next calculated after the authorized financial intermediary (or other persons designated by such financial intermediary) receives the request. Any applicable sales charge will be added to the purchase price for Class A shares.

NAV per share of each class of the Fund is determined as of the close of regular trading on the New York Stock Exchange ("NYSE") (normally, 4:00 p.m. Eastern time), on each day that the NYSE is open for business. The NYSE is currently closed on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. NAV per share for a class is computed by dividing such class's share of the value of the net assets of the Fund (i.e., the value of its assets less liabilities) by the total number of outstanding shares of such class. All expenses of the Fund, including the management fee, are accrued daily and taken into account for the purpose of determining NAV.

In determining net assets before shareholder transactions, the Fund's securities are valued as follows as of the close of business of the NYSE:

.. Securities traded on a securities exchange for which a last-quoted sales price is readily available are valued at the last-quoted sales price on the exchange where such security is primarily traded.

.. Securities traded on a securities exchange for which a last-quoted sales price is not readily available are valued at the mean of the closing bid and asked prices, looking first to the bid and asked prices on the exchange where the security is primarily traded and, if none exist, to the over-the-counter market.

.. Securities included in the NASDAQ National Market System are valued at the last-quoted sales price in this market.

.. Securities included in the NASDAQ National Market System for which a last-quoted sales price is not readily available, and other securities traded over-the-counter but not included in the NASDAQ National Market System are valued at the mean of the closing bid and asked prices.

.. Futures and options traded on major exchanges are valued at the last-quoted sales price on their primary exchange.

.. Foreign securities traded outside the United States are generally valued as of the time their trading is complete, which is usually different from the close of the NYSE. Foreign securities quoted in foreign currencies are translated into U.S. dollars utilizing spot exchange rates at the close of regular trading on the NYSE.

.. Occasionally, events affecting the value of securities occur between the time the primary market on which the securities are traded closes and the close of the NYSE. If events materially affect the value of securities, the securities will be valued at their fair value according to procedures decided upon in good faith by the Board. This occurs most commonly with foreign securities, but may occur in other cases. The fair value of a security is likely to be different from the quoted or published price.

.. Short-term securities maturing more than 60 days from the valuation date are valued at the readily available market price or approximate market value based on current interest rates. Short-term securities maturing in 60 days or less that originally had maturities of more than 60 days at acquisition date are valued at amortized cost using the market value on the 61st day before maturity. Short-term securities maturing in 60 days or less at acquisition date are valued at amortized cost. Amortized cost is an approximation of market value determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.

.. Securities without a readily available market price and securities for which the price quotations or valuations received from other sources are deemed unreliable or not reflective of market value are valued at fair value as determined in good faith by the Board. The Board is responsible for selecting methods it believes provide fair value.

.. When possible, bonds are valued by a pricing service independent from the Fund. If a valuation of a bond is not available from a pricing service, the bond will be valued by a dealer knowledgeable about the bond if such a dealer is available.

Specimen Price Make-Up

Under the current distribution arrangements between the Fund and the distributor, Class A shares are sold with a maximum initial sales charge of 4.50%, and Class B, Class C, Class I and Class R shares are sold at NAV/(1)/. Using each Class's NAV at September 30, 2008 the maximum offering price of the Fund's shares is as follows:

          Class A
             Net asset value and offering price per share...... $6.63
             Maximum sales charge (4.50% of offering price)....  0.31
                                                                -----
             Offering price to public.......................... $6.94
                                                                =====
          Class B
             Net asset value and offering price per share/(1)/. $6.63
                                                                =====
          Class C
             Net asset value and offering price per share/(1)/. $6.63
                                                                =====
          Class I
             Net asset value and offering price per share...... $6.63
                                                                =====
          Class R
             Net asset value and offering price per share/(1)/. $6.63
                                                                =====

--------
/(1)/Class C shares are subject to a 1% CDSC if you redeem your shares within one year of purchase. Class B shares are subject to a CDSC declining from 5% in the first year after purchase to 0% after six years. Class R shares are subject to a 1% CDSC on shares redeemed within one year of a retirement plan's initial purchase.

Redemption in Kind

The procedures for selling Fund shares under ordinary circumstances are set forth in the Prospectuses. In unusual circumstances, payment may be postponed, or the right of redemption postponed for more than seven days, if: (i) the orderly liquidation of portfolio securities is prevented by the closing of, or restricted trading on, the NYSE; (ii) during periods of emergency which make the disposal by the Fund of its shares impracticable or when it is not reasonably practicable for the Fund to fairly determine the value of its net assets; or (iii) such other periods as ordered by the SEC for the protection of the Fund's shareholders. Under these circumstances, redemption proceeds may be made in securities. If payment is made in securities, a shareholder may incur brokerage expenses in converting these securities to cash.

Anti-Money Laundering

As part of the Fund's responsibility for the prevention of money laundering, you may be required by the Fund, RiverSource Investments, the distributor or SDC or their respective service providers to provide additional information, including information needed to verify the source of funds used to purchase shares and your identity or the identity of any underlying beneficial owners of your shares. In the event of delay or failure by you to produce any requested information, the Fund, the distributor or SDC or their service providers may refuse to accept a subscription or, to the extent permitted or required by applicable law, cause a complete redemption of your shares from the Fund. The Fund, by written notice to you, may suspend payment to you of any proceeds or distributions if the Fund, the distributor or SDC or their service providers reasonably deem it necessary to do so in order to comply with applicable laws and regulations, including any anti-money laundering laws and regulations applicable to the Fund, RiverSource Investments, the distributor or SDC or their respective service providers.

Arrangements Permitting Frequent Trading of Fund Shares

The Fund has no arrangements with any person to permit frequent trading of Fund shares.

                             Taxation of the Fund

The Fund is qualified and intends to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. For each year so qualified, the Fund will not be subject to federal income taxes on its investment company taxable income and net capital gains, if any, realized during any taxable year, which it distributes to its shareholders, provided that at least 90% of its investment company taxable income (which includes net short-term capital gains) is distributed to shareholders each year.

Qualification does not, of course, involve governmental supervision of management or investment practices or policies. Investors should consult their own counsel for a complete understanding of the requirements the Fund must meet to qualify for such treatment. The information set forth in the Prospectus and the following discussion relate solely to the US Federal income taxes on dividends and distributions by the Fund and assumes that the Fund qualifies as a regulated investment company.

Dividends from net investment income (other than "qualified dividend income") and distributions from the excess of net short-term capital gains over net long-term capital losses are taxable as ordinary income to shareholders, whether received in cash or reinvested in additional shares. It is not expected that dividends and distributions will be eligible for treatment as qualified dividend income for non-corporate shareholders or for the dividends received deduction allowed to corporate shareholders.

If for any year the Fund does not qualify as a regulated investment company, all of its taxable income (including its net capital gain) will be subject to tax at regular corporate rates without any deduction for distributions to shareholders. Such distributions will generally be taxable to the shareholders as qualified dividend income and generally will be eligible for the dividends received deduction in the case of corporate shareholders.

Distributions of net capital gains (i.e., the excess of net long-term capital gains over any net short-term losses) are taxable as long-term capital gain, whether received in cash or invested in additional shares, regardless of how long the shares have been held by a shareholder. Individual shareholders will be subject to federal income tax on distributions of net capital gains at a maximum rate of 15% if designated as derived from the Fund's capital gains from property held for more than one year and recognized in the taxable years beginning before January 1, 2011. Net capital gain of a corporate shareholder is taxed at the same rate as ordinary income. Such distributions are not eligible for the dividends received deduction allowed to corporate shareholders. Shareholders receiving distributions in the form of additional shares issued by the Fund will generally be treated for federal income tax purposes as having received a distribution in an amount equal to the cash that could have been elected to be received instead of the additional shares.

As of September 30, 2008, the Fund had net capital loss carryforwards for federal income tax purposes of $875,207, which are available for offset against future taxable net capital gains, with $358,598 expiring in 2014 and $516,609 expiring in 2015. Accordingly, no capital gain distribution is expected to be paid to shareholders of the Fund until net capital gains have been realized in excess of the available capital loss carryforwards. During the fiscal year 2008, the Fund utilized $169,698 of prior years' capital loss carryforwards to offset current year's net realized gains. There is no assurance that the Fund will be able to utilize all of its capital loss carryforward before it expires.

In addition, from November 1, 2007 through September 30, 2008, the Fund incurred $83,810 of net realized capital losses. As permitted by tax regulations, the Fund intends to elect to defer these losses and treat them as arising in the fiscal year ending September 30, 2009. These losses will be available to offset future taxable net gains.

Dividends and distributions declared in October, November or December, payable to shareholders of record on a specified date in such a month and paid in the following January will be treated as having been paid by the Fund and received by each shareholder in December. Under this rule, therefore, shareholders may be taxed in one year on dividends or distributions actually received in January of the following year.

Any gain or loss realized upon a sale or redemption of shares in the Fund by a shareholder who is not a dealer in securities will generally be treated as a long-term capital gain or loss if the shares have been held for more than one year and otherwise as a short-term capital gain or loss. Individual shareholders will be subject to federal income tax on net capital gains at a maximum rate of 15% in respect of shares held for more than one year and disposed of in taxable years beginning before January 1, 2011. Net capital gain of a corporate shareholder is taxed at the same rate as ordinary income. However, if shares on which a long-term capital gain distribution has been received are subsequently sold or redeemed and such shares have been held for six months or less (after taking into account certain hedging transactions), any loss realized will be treated as long-term capital loss to the extent that it offsets the long-term capital gain distribution. In addition, no loss will be allowed on the sale or other disposition of shares of the Fund if, within a period beginning 30 days before the date of such sale or disposition and ending 30 days after such date, the holder acquires (including shares acquired through dividend reinvestment) securities that are substantially identical to the shares of the Fund.

In determining gain or loss on shares of the Fund that are sold or exchanged within 90 days after acquisition, a shareholder generally will not be permitted to include in the tax basis attributable to such shares the sales charge incurred in acquiring such shares to the extent of any subsequent reduction of the sales charge by reason of the exchange or reinstatement options offered by the Fund. Any sales charge not taken into account in determining the tax basis of shares sold or exchanged within 90 days after acquisition will be added to the shareholder's tax basis in the shares acquired pursuant to the exchange or reinstatement options.

The Fund is subject to a 4% nondeductible excise tax on the under-distribution of amounts required to be paid pursuant to a prescribed formula. The formula requires payment to shareholders during a calendar year of distributions representing at least 98% of the Fund's ordinary income for the calendar year, at least 98% of its capital gain net income realized during the one-year period ending October 31 during such year, and all ordinary income and capital gain net income for prior years that was not previously distributed. The Fund intends to make sufficient distributions or deemed distributions of its ordinary income and capital gain net income prior to the end of each calendar year to avoid liability for the excise tax.

Unless a shareholder includes a certified taxpayer identification number (social security number for individuals) on the account application and certifies that the shareholder is not subject to backup withholding, the Fund is required to withhold and remit to the US Treasury Department a portion of distributions and other reportable payments to the shareholder. Shareholders should be aware that, under regulations promulgated by the US Treasury Department, the Fund may be fined on an annual basis for each account for which a certified taxpayer identification number (social security number for individuals) is not provided. In the event that such a fine is imposed, the Fund may charge a service fee equal to such fine that may be deducted from the shareholder's account and offset against any undistributed dividends and capital gain distributions. The Fund also reserves the right to close any account which does not have a certified taxpayer identification number or social security number, as applicable.

Taxation of a shareholder who, as to the United States, is a nonresident alien individual, foreign trust or estate, foreign corporation, or foreign partnership ("foreign shareholder") depends on whether the income from the Fund is "effectively connected" with a US trade or business carried on by such shareholder. If the income from the Fund is not effectively connected with a US trade or business carried on by a foreign shareholder, ordinary income dividends paid to such foreign shareholder generally will be subject to a 30% US withholding tax under existing provisions of the Internal Revenue Code applicable to foreign individuals and entities unless a reduced rate of withholding or a withholding exemption is provided under applicable treaty or law. Pursuant to the American Jobs Creation Act of 2004, with respect to taxable years of a Fund beginning after December 31, 2004 and before January 1, 2008, a Fund may designate distributions of short-term capital gains and "qualified interest income" as exempt from US withholding tax when paid to foreign investors. With respect to interest-related dividends, this exemption does not apply if the Fund does not receive a statement in IRS Form W-8 stating that the shareholder is not a US person. Nonresident shareholders are urged to consult their own tax advisers concerning the applicability of the US withholding tax.

If the income from the Fund is effectively connected with a US trade or business carried on by a foreign shareholder, then ordinary income dividends, capital gain dividends, undistributed capital gains credited to such shareholder and any gains realized upon the sale of shares of the Fund will be subject to US federal income tax at the graduated rates applicable to US citizens or domestic corporations. In the case of foreign non-corporate shareholders, the Fund may be required to backup withhold US federal income tax on distributions that are otherwise exempt from withholding tax (or taxable at a reduced treaty rate) unless such shareholders furnish the Fund with proper notification of their foreign status.

The tax consequences to a foreign shareholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein. Foreign shareholders are urged to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund, the procedure for claiming the benefit of a lower treaty rate and the applicability of foreign taxes. Transfers by gift of shares of a Fund by an individual foreign shareholder will not be subject to US federal gift tax, but the value of shares of a Fund held by such a shareholder at his death will generally be includible in his gross estate for US federal estate tax purposes, subject to any applicable estate tax treaty.

Shareholders are urged to consult their tax advisors concerning the effect of federal income taxes in their individual circumstances.

                                 Underwriters

Distribution of Securities

The Fund and the distributor are parties to a Distribution Agreement, dated July 19, 2001, under which the distributor acts as the exclusive agent for distribution of shares of the Fund. The distributor accepts orders for the purchase of Fund shares, which are offered continuously. As general distributor of the Fund's capital stock, the distributor allows reallowances to all dealers on sales of Class A shares as set forth above under "Dealer Reallowances" and, prior to June 4, 2007, Class C shares. The distributor retains the balance of sales charges and any CDSCs paid by investors.

Total initial sales charges paid by shareholders of Class A shares and (only through June 3, 2007) Class C shares of the Fund for the fiscal years ended September 30, 2008, 2007 and 2006, amounted to $5,673, $1,303 and $3,452, respectively, of which $764, $329 and $578 was retained in 2008, 2007 and 2006, respectively, by the distributor. Effective June 4, 2007, there is no initial sales charge on purchases of Class C shares. Any initial sales charges paid on Class C shares would relate to purchases prior to June 4, 2007.

Compensation

The distributor, which is an affiliated person of RiverSource Investments, which is an affiliated person of the Fund, received the following commissions and other compensation from the Fund for the fiscal year ended September 30, 2008:

                             Compensation on
                             Redemptions and
   Net Underwriting            Repurchases
     Discounts and      (CDSC on Class A, Class C
 Commissions (Class A          and Class R         Brokerage        Other
Sales Charges Retained)  Shares Retained) /(1)/   Commissions Compensation /(2)/
----------------------- ------------------------- ----------- -----------------
         $764..........          $2,899/(3)/          $0           $4,218

--------
(1)The distributor has sold its rights to collect a substantial portion of the distribution fees paid by the Fund in respect of Class B shares and any CDSC imposed on redemptions of Class B shares to the Purchasers in connection with an arrangement discussed above under "Rule 12b-1 Plan."
(2)During the fiscal year ended September 30, 2008, the distributor received distribution and service fees in respect of Class B, Class C, and Class R pursuant to the Fund's Rule 12b-1 Plan. These amounts and the arrangements pursuant to which such compensation is paid are detailed under "Rule 12b-1 Plan."
(3)Includes CDSC retained in respect of Class D shares which converted to Class C shares.

Other Payments

The distributor pays authorized dealers or investment advisors, from its own resources, a fee on purchases of Class A shares of the Seligman mutual funds (other than Seligman TargetHorizon ETF Portfolios, Inc. (the "TargETFunds") and Seligman Cash Management Fund, Inc. (the "Cash Fund")) of $1,000,000 or more ("NAV sales"), calculated as follows:

       Amount of Purchase        Payment to Dealer (as a % of NAV Sales)
       ------------------        ---------------------------------------
       $1,000,000 - $3,999,999..                  1.00%
       $4,000,000 - $24,999,999.                  0.50%
       $25,000,000 or more......                  0.25%

With respect to purchases of Class A shares of the TargETFunds, the distributor shall pay authorized dealers or investment advisors 0.25% on NAV sales attributable to such funds. Assets exchanged from the TargETFunds to another Seligman mutual fund are not eligible for the fees described above. Class A shares representing only an initial purchase of the Cash Fund are not eligible for the fees described above; however, such shares will become eligible for the applicable fee described above once they are exchanged for Class A shares of another Seligman mutual fund. The calculation of the fee will be based on assets held by a "single person," including an individual, members of a family unit comprising husband, wife and minor children purchasing securities for their own account, or a trustee or other fiduciary purchasing for a single fiduciary account or single trust. Purchases made by a trustee or other fiduciary for a fiduciary account may not be aggregated with purchases made on behalf of any other fiduciary or individual account.

The distributor also pays authorized dealers or investment advisors, from its own resources, a fee on assets of certain investments in Class A shares of the Seligman mutual funds participating in an "eligible employee benefit plan" that are attributable to the particular authorized dealer or investment advisor. The shares eligible for the applicable fee described below are those on which an initial sales charge was not paid because either the participating eligible employee benefit plan has, for accounts opened prior to January 7, 2008, at least (1) $500,000 invested in the Seligman mutual funds or (2) 50 eligible employees to whom such plan is made available or, for accounts opened on or after January 7, 2008, at least $2 million in plan assets at the time of investment in the Fund. The payment schedule, for each calendar year, in respect of the Seligman mutual funds (other than the TargETFunds and the Cash Management Fund) is as follows:

Amount of Purchase                        Payment to Dealer (as a % of NAV Sales)
------------------                        ---------------------------------------
Sales up to but not including $4,000,000.                  1.00%
$4,000,000 - $24,999,999.................                  0.50%
$25,000,000 or more......................                  0.25%

The payment is based on cumulative sales for each plan during a single calendar year, or portion thereof. Assets exchanged from the TargETFunds to another Seligman mutual fund are not eligible for the fees described above. Class A shares representing only an initial purchase of the Cash Fund are not eligible for the fees described above; however, such shares will become eligible for the applicable fee once they are exchanged for Class A shares of another Seligman mutual fund. The payment schedule, for each calendar year, in respect of the TargETFunds is 0.25% of sales. These fees in respect of eligible employee benefit plans and the fees on NAV sales described above are not duplicative (i.e., the fee is paid one time to authorized dealers or investment advisors for each purchase of Class A shares of $1,000,000 or more participating in an eligible employee benefit plan).

With respect to the fees relating to eligible employee benefit plans and NAV sales (each as described above), no fees shall be payable on any assets invested in the Fund by an eligible employee benefit plan that is a separate account client of the investment manager at the time of initial investment (or within the prior 30 days) in the Fund.

The fees described above under "Other Payments" relate only to purchases of Class A shares of the Seligman mutual funds. Purchases of shares of RiverSource funds, RiverSource Partners funds and Threadneedle funds will not be aggregated with purchases of shares of the Seligman mutual funds for purposes of the fees described above.

PAYMENTS TO FINANCIAL INSTITUTIONS

The distributor and its affiliates make or support additional cash payments out of their own resources (including profits earned from providing services to the funds) to financial institutions, including inter-company allocation of resources or payment to affiliated broker-dealers, in connection with agreements between the distributor and financial institutions pursuant to which these financial institutions sell fund shares and provide services to their clients who are shareholders of the funds. These payments and intercompany allocations (collectively, "payments") do not change the price paid by investors and fund shareholders for the purchase or ownership of shares of the funds, and these payments are not reflected in the fees and expenses of the funds, as they are not paid by the funds. These payments are in addition to fees paid by the funds to the distributor under 12b-1 plans, which fees may be used to compensate financial institutions for the distribution of fund shares and the servicing of fund shareholders, or paid by the funds to the transfer agent under the transfer agent agreement or plan administration agreement, which fees may be used to support networking or servicing fees to compensate financial institutions for supporting shareholder account maintenance, sub-accounting, plan recordkeeping or other services provided directly by the financial institution to shareholders or plans and plan participants, including retirement plans, 529 plans, Health Savings Account plans, or other plans, where participants beneficially own shares of the funds.

These payments are typically made pursuant to an agreement between the distributor and the financial institution, and are typically made in support of marketing and sales support efforts or program and shareholder servicing, as further described below. These payments are usually calculated based on a percentage of fund assets owned through the financial institution and/or as a percentage of fund sales attributable to the financial institution. Certain financial institutions require flat fees instead of or in addition to these asset-based fees as compensation for including or maintaining funds on their platforms, and, in certain situations, may require the reimbursement of ticket or operational charges -- fees that a financial institution charges its representatives for effecting transactions in the funds. The amount of payment varies by financial institution, and often is significant. In addition, the amount of payments may differ based upon the type of fund sold or maintained; for instance, the amount of payments for an equity fund may differ from payments for a money-market or fixed income fund. Asset-based payments generally will be made in a range of up to 0.25% of assets or 0.25% of sales or some combination thereof. Exceptions to these general ranges will be considered on a case-by-case basis. Flat fees or annual minimum fees required by a financial institution in addition to such asset-based fees, are considered on a case-by-case basis.

Program and Shareholder Servicing

Payments may be made in support of recordkeeping, reporting, transaction processing, and other plan administration services provided by a financial institution to or through retirement plans, 529 plans, Health Savings Account plans, or other plans or fee-based advisory programs but may also be made in support of certain retail advisory programs, including wrap programs. A financial institution may perform program services itself or may arrange with a third party to perform program services. These payments may also include services rendered in connection with fund selection and monitoring, employee enrollment and education, plan balance rollover or separation, or other similar services.

Other Payments

The distributor and its affiliates may separately pay financial institutions in order to participate in and/or present at conferences or seminars, sales or training programs for invited registered representatives and other financial institution employees, client and investor events and other financial institution-sponsored events, and for travel expenses, including lodging incurred by registered representatives and other employees in connection with prospecting, asset retention and due diligence trips. The amount of these payments varies depending upon the nature of the event. The distributor and its affiliates make payments for such events as they deem appropriate, subject to internal guidelines and applicable law. From time to time, to the extent permitted by SEC and NASD rules and by other applicable laws and regulations, the distributor and its affiliates may make other reimbursements or payment to financial institutions or their registered representatives, including non-cash compensation, in the form of gifts of nominal value, occasional meals, tickets, or other entertainment, support for due diligence trips, training and educational meetings or conference sponsorships, support for recognition programs, and other forms of non-cash compensation permissible under regulations to which these financial institutions and their representatives are subject. To the extent these are made as payments instead of reimbursement, they may provide profit to the financial institution to the extent the cost of such services was less than the actual expense of the service.

Financial Institution Arrangements

The financial institution through which you are purchasing or own shares of funds has been authorized directly or indirectly by the distributor to sell funds and/or to provide services to you as a shareholder of funds. Investors and current shareholders may wish to take such payment arrangements into account when considering and evaluating any recommendations they receive relating to fund shares.

If you have questions regarding the specific details regarding the payments your financial institution may receive from the distributor or its affiliates related to your purchase or ownership of funds, please contact your financial institution.

                   Calculation of Yield and Performance Data

The Fund may quote performance data in various ways. All performance information supplied by the Fund in advertising is historical and past performance is not indicative of future investment results. The rate of return will vary and the principal value of an investment will fluctuate. Shares, if redeemed, may be worth more or less than their original cost. Through at least January 31, 2010, RiverSource Investments, the Fund's new investment manager, has contractually undertaken to waive its management fee and/or to reimburse the Fund's "other expenses" (other than management fees, 12b-1 fees, interest on borrowings, and extraordinary expenses, including litigation expenses) to the extent that they exceed 0.50% per annum of the Fund's average daily net assets. Similar expense reimbursement arrangements have been in effect since the Fund's inception. Absent such fee waivers/expense reimbursements, the Fund's returns and yields would have been lower.

Performance Calculations

Performance quoted in advertising reflects any change in price per share, assumes the reinvestment of dividends and capital gain distributions, if any, and may or may not include the effect of a Class's maximum initial sales charge and/or contingent deferred sales charge (CDSC), as applicable. Such performance may be quoted as a percentage or as a dollar amount, may be calculated over any time period and may be presented in a table, graph or similar illustration. Excluding applicable sales charges from a performance calculation produces a higher performance figure than if such sales charges were included in the calculation.

Effective January 7, 2008, the maximum initial sales charge on investments in Class A shares of less than $100,000 is 4.50%. Although for all periods presented the Fund's Class A share returns reflect the 4.50% maximum initial sales charge, the actual returns for periods prior to January 7, 2008 would have been lower if a 4.75% maximum initial sales charge then in effect was incurred. Effective June 4, 2007, there is no initial sales charge on purchases of

Class C shares. Although for all periods presented the Fund's Class C share returns do not reflect an initial sales charge, the actual returns for periods prior to June 4, 2007 would have been lower if a 1.00% maximum initial sales charge then in effect was incurred.

Average annual total returns are calculated by determining the growth or decline in the value of a hypothetical $1,000 investment in the Fund over a stated period, and then calculating the annual rate required for this hypothetical investment to grow to the amount that would have been received upon a redemption at the end of such period (i.e., the average annual compound rate of return). Average annual total returns include any applicable maximum initial sales charge or CDSC.

Cumulative total returns reflect the simple change in the value of a hypothetical investment in the Fund over a stated period. The cumulative total return for each Class of shares of the Fund shown below is calculated by assuming a hypothetical initial investment of $1,000 at the beginning of the period specified; subtracting the maximum initial sales charge for Class A shares; determining the total value of all dividends and distributions, if any, that would have been paid during the period on such shares assuming that each dividend or distribution was reinvested in additional shares at net asset value; calculating the total value of the investment at the end of the period; subtracting the CDSC on Class B, Class C and Class R shares, if applicable; and finally, by dividing the difference between the amount of the hypothetical initial investment at the beginning of the period and its total value at the end of the period by the amount of the hypothetical initial investment.

No adjustments have been made for any income taxes payable by investors on dividends or gain distributions or on the redemption of shares.

Historical Investment Results

Class A

The annualized yield for the 30-day period ended September 30, 2008 for the Class A shares of the Fund was 3.77%. The annualized yield was computed by dividing the Fund's net investment income per share earned during the 30-day period by the maximum offering price per share (i.e., the net asset value plus, in respect of Class A shares only, the maximum initial sales charge of 4.50% of the gross amount invested) on September 30, 2008, which was the last day of the period. The average number of Class A shares of the Fund was 1,071,961, which was the average daily number of shares outstanding during the 30-day period that were eligible to receive dividends. Income was computed by totaling the interest earned on all debt obligations during the 30-day period and subtracting from that amount the total of all recurring expenses incurred during the period. The 30-day yield was then annualized on a bond-equivalent basis assuming semi-annual reinvestment and compounding of net investment income.

The average annual total returns for the Class A shares of the Fund for the one- and five-year periods ended September 30, 2008 and the period from October 1, 2001 (inception) through September 30, 2008 were (5.68)%, 0.65% and 2.19%, respectively. These returns were computed by assuming a hypothetical initial payment of $1,000 in Class A shares of the Fund, subtracting the maximum initial sales charge of 4.50% of the public offering price and assuming that all of the dividends and capital gain distributions by the Fund, if any, were reinvested over the relevant time period. It was then assumed that at the end of the one- and five-year periods and the period since inception, the entire amounts were redeemed. The average annual total return was then calculated by calculating the annual rate required for the initial payment to grow to the amount which would have been received upon such redemption (i.e., the average annual compound rate of return).

The cumulative total return for the Class A shares of the Fund for the period from October 1, 2001 (commencement of offering of shares) through the fiscal year ended September 30, 2008 was 16.40%. Thus, a $1,000 investment in Class A shares of the Fund made on October 1, 2001 had a value of $1,164 on September 30, 2008.

Class B

The annualized yield for the 30-day period ended September 30, 2008 for the Class B shares of the Fund was 3.21%. The annualized yield was computed as discussed above for Class A shares. The average number of Class B shares of the Fund was 183,266 which was the average daily number of shares outstanding during the 30-day period that were eligible to receive dividends. Income was computed as discussed above for Class A shares.

The average annual total returns for the Class B shares of the Fund for the one- and five-year periods ended September 30, 2008 and the period from October 1, 2001 (inception) through September 30, 2008 were (6.71)%, 0.47% and 2.11%, respectively. These returns were computed by assuming a hypothetical initial payment of $1,000 in Class B shares of the Fund and assuming that all of the dividends and capital gain distributions paid by Fund's

Class B shares, if any, were reinvested over the relevant time period. It was then assumed that at the end of the one- and five-year periods and the period since inception, the entire amounts were redeemed, subtracting the applicable CDSC. The average annual total return was then calculated by calculating the annual rate required for the initial payment to grow to the amount which would have been received upon such redemption (i.e., the average annual compound rate of return).

The cumulative total return for Class B shares of the Fund from the period October 1, 2001 (commencement of offering of shares) through September 30, 2008 was 15.78%. Thus, a $1,000 investment in Class B shares of the Fund made on October 1, 2001 had a value of $1,158 on September 30, 2008.

Class C

The annualized yield for the 30-day period ended September 30, 2008 for the Class C shares of the Fund was 3.21%. The annualized yield was computed as discussed above for Class A shares. The average number of Class C shares of the Fund was 420,495, which was the average daily number of shares outstanding during the 30-day period that were eligible to receive dividends. Income was computed as discussed above for Class A shares.

The average annual total returns for the Class C shares of the Fund for the one- and five-year periods ended September 30, 2008 and the period from October 1, 2001 (inception) through September 30, 2008 were (2.90)%, 0.82% and 2.12%, respectively. These returns were computed by assuming a hypothetical initial payment of $1,000 in Class C Shares of the Fund and assuming that all of the dividends and capital gain distributions by the Fund's Class C shares, if any, were reinvested over the relevant time period. It was then assumed that at the end of the one- and five-year periods and the period since inception, the entire amounts were redeemed, subtracting the 1% CDSC, if applicable. The average annual total return was then calculated by calculating the annual rate required for the initial payment to grow to the amount which would have been received upon such redemption (i.e., the average annual compound rate of return).

The cumulative total return for the Class C shares of the Fund for the period October 1, 2001 (commencement of offering of shares) through September 30, 2008 was 15.80%. Thus, a $1,000 investment in Class C shares of the Fund made on October 1, 2001 had a value of $1,158 on September 30, 2008.

Class I

The annualized yield for the 30-day period ended September 30, 2008 for the Class I shares of the Fund was 4.21%. The annualized yields were computed as discussed above for Class A shares. The average number of Class I shares of the Fund was 1,678,135 which was the average daily number of shares outstanding during the 30-day period that were eligible to receive dividends. Income was computed as discussed above for Class A shares.

The average annual total return for the Class I shares of the Fund for the one- and five-year periods ended September 30, 2008 and the period from November 30, 2001 (inception) through September 30, 2008 were (0.85)%, 1.82% and 3.13%, respectively. These returns were computed by assuming a hypothetical initial payment of $1,000 in Class I shares of the Fund and assuming that all of the dividends and capital gain distributions paid by the Fund's Class I shares, if any, were reinvested over the relevant time period. It was then assumed that at the end of the one- and five-year periods and the period since inception, the entire amounts were redeemed. The average annual total return was then calculated by calculating the annual rate required for the initial payment to grow to the amount which would have been received upon such redemption (i.e., the average annual compound rate of return).

The cumulative total return for the Class I shares of the Fund for the period November 30, 2001 (commencement of offering of shares) through September 30, 2008 was 23.47%. Thus, a $1,000 investment in Class I shares of the Fund made on November 30, 2001 had a value of $1,235 on September 30, 2008.

Class R

The annualized yield for the 30-day period ended September 30, 2008 for the Class R shares of the Fund was 3.71%. The annualized yields were computed as discussed above for Class A shares. The average number of Class R shares of the Fund was 13,321 which was the average daily number of shares outstanding during the 30-day period that were eligible to receive dividends. Income was computed as discussed above for Class A shares.

The average annual total return for the Class R shares of the Fund for the one- and five-year periods ended September 30, 2008 and the period from April 30, 2003 (inception) through September 30, 2008 were (2.43)%, 1.34% and 1.61%, respectively. These returns were computed by assuming a hypothetical initial payment of $1,000 in Class R shares of the Fund and assuming that all of the dividends and capital gain distributions paid by the Fund's Class R shares, if any, were reinvested over the relevant time period. It was then assumed that at the end of the one- and five-year periods and the period since inception, the entire amounts were redeemed subtracting the 1% CDSC, if applicable. The average annual total return was then calculated by calculating the annual rate required for the initial payment to grow to the amount which would have been received upon such redemption (i.e., the average annual compound rate of return).

The cumulative total return for the Class R shares of the Fund for the period April 30, 2003 (commencement of offering of shares) through September 30, 2008 was 9.03%. Thus, a $1,000 investment in Class R shares of the Fund made on April 30, 2003 had a value of $1,090 on September 30, 2008.

Seligman, the Fund's investment manager prior to November 7, 2008, reimbursed certain expenses of the Fund during the fiscal year ended September 30, 2008. Without these reimbursements, yields and total returns would have been lower, and the annualized yields for the 30-day period ended September 30, 2008 would have been as follows:

                                       Annualized
                                         Yield
                              -        ----------
                              Class A.    2.60%
                              Class B.    2.14%
                              Class C.    1.79%
                              Class I.    4.21%
                              Class R.    2.83%

                             Financial Statements

The Fund's Annual Report to Shareholders for the fiscal year ended
September 30, 2008 contains a portfolio of the investments of the Fund as of September 30, 2008, as well as certain other financial information as of this date. The financial statements and notes included in the Annual Report, which includes the Report of Independent Registered Public Accounting Firm thereon, are incorporated herein by reference. The Annual Report will be furnished, without charge, to investors who request copies of this SAI.

          Information Regarding Pending and Settled Legal Proceedings

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota. In response to defendant's motion to dismiss the complaint, the Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals on August 8, 2007.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce (MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Board of Directors/Trustees.

On November 7, 2008, RiverSource Investments, LLC, a subsidiary of Ameriprise Financial, Inc., acquired J. & W. Seligman & Co. Incorporated (Seligman). In late 2003, Seligman conducted an extensive internal review concerning mutual fund trading practices. Seligman's review, which covered the period 2001-2003, noted one arrangement that permitted frequent trading in certain open-end registered investment companies then managed by Seligman (the "Seligman Funds"); this arrangement was in the process of being closed down by Seligman before September 2003. Seligman identified three other arrangements that permitted frequent trading, all of which had been terminated by September 2002. In January 2004, Seligman, on a voluntary basis, publicly disclosed these four arrangements to its clients and to shareholders of the Seligman Funds. Seligman also provided information concerning mutual fund trading practices to the SEC and the Office of the Attorney General of the State of New York ("NYAG").

In September 2005, the New York staff of the SEC indicated that it was considering recommending to the Commissioners of the SEC the instituting of a formal action against Seligman and Seligman Advisors (the principal underwriter of the Seligman Funds) relating to frequent trading in the Seligman Funds. Seligman responded to the staff in October 2005 that it believed that any action would be both inappropriate and unnecessary, especially in light of the fact that Seligman had previously resolved the underlying issue with the Independent Directors of the Seligman Funds and made recompense to the affected Seligman Funds.

In September 2006, the NYAG commenced a civil action in New York State Supreme Court against Seligman, Seligman Advisors, Seligman Data Corp. and Brian T. Zino (collectively, the "Seligman Parties"), alleging, in substance, that, in addition to the four arrangements noted above, the Seligman Parties permitted other persons to engage in frequent trading and, as a result, the prospectus disclosure used by the registered investment companies then managed by Seligman is and has been misleading. The NYAG included other related claims and also claimed that the fees charged by Seligman to the Seligman Funds were excessive. The NYAG is seeking damages of at least $80 million and restitution, disgorgement, penalties and costs and injunctive relief. The Seligman Parties answered the complaint in December 2006 and believe that the claims are without merit.

Any resolution of these matters may include the relief noted above or other sanctions or changes in procedures. Any damages would be paid by Seligman and not by the Seligman Funds. If the NYAG obtains injunctive relief, each of Seligman, RiverSource Investments and their affiliates could, in the absence of the SEC in its discretion granting exemptive relief, be enjoined from providing advisory and underwriting services to the Seligman Funds and other registered investment companies, including those funds in the RiverSource complex of funds.

Neither Seligman nor RiverSource Investments believes that the foregoing legal action or other possible actions will have a material adverse impact on Seligman, RiverSource Investments or their current and former clients, including the Seligman Funds and other investment companies managed RiverSource; however, there can be no assurance of this or that these matters and any related publicity will not affect demand for shares of the Seligman Funds and such other investment companies or have other adverse consequences.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.

                              General Information

Custodian. State Street Bank and Trust Company, 801 Pennsylvania Avenue, Kansas City, Missouri 64105 serves as custodian of the Fund. It also maintains, under the general supervision of RiverSource Investments, the accounting records and determines the net asset value for the Fund.

Administration Services. Ameriprise Financial, Inc., 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, provides or compensates others to provide administrative services to the Seligman Group of Funds, as well as the RiverSource complex of funds. These services include administrative, accounting, treasury, and other services.

Board Services Corporation. The funds have an agreement with Board Services Corporation (Board Services) located at 901 Marquette Avenue South, Suite 2810, Minneapolis, MN 55402. This agreement sets forth the terms of Board Services' responsibility to serve as an agent of the funds for purposes of administering the payment of compensation to each independent Board member, to provide office space for use by the funds and their boards, and to provide any other services to the boards or the independent members, as may be reasonably requested.

Independent Registered Public Accounting Firm. Deloitte & Touche LLP, Independent Registered Public Accounting Firm, have been selected as auditors of the Fund. Their address is Two World Financial Center, New York, New York 10281.

                            DESCRIPTION OF RATINGS

Standard & Poor's Long-Term Debt Ratings.

A Standard & Poor's corporate or municipal debt rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. This assessment may take into consideration obligors such as guarantors, insurers, or lessees. The debt rating is not a recommendation to purchase, sell, or hold a security, inasmuch as it does not comment as to market price or suitability for a particular investor. The ratings are based on current information furnished by the issuer or obtained by S&P from other sources it considers reliable. S&P does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of such information or based on other circumstances.

The ratings are based, in varying degrees, on the following considerations:

.. Likelihood of default capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation.

..  Nature of and provisions of the obligation.

.. Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

Investment Grade

Debt rated AAA has the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in a small degree.

Debt rated A has a strong capacity to pay interest and repay principal, although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher-rated categories.

Speculative Grade

Debt rated BB, B, CCC, CC, and C is regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal. BB indicates the least degree of speculation and C the highest. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major exposures to adverse conditions.

Debt rated BB has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to inadequate capacity to meet timely interest and principal payments. The BB rating category also is used for debt subordinated to senior debt that is assigned an actual or implied BBB- rating.

Debt rated B has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal. The B rating category also is used for debt subordinated to senior debt that is assigned an actual or implied BB or BB-rating.

Debt rated CCC has a currently identifiable vulnerability to default and is dependent upon favorable business, financial, and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial, or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The CCC rating category also is used for debt subordinated to senior debt that is assigned an actual or implied B or B- rating.

Debt rated CC typically is applied to debt subordinated to senior debt that is assigned an actual or implied CCC rating.

Debt rated C typically is applied to debt subordinated to senior debt that is assigned an actual or implied CCC rating. The C rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued.

The rating CI is reserved for income bonds on which no interest is being paid.

Debt rated D is in payment default. The D rating category is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The D rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

Moody's Long-Term Debt Ratings

Aaa - Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk. Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risk appear somewhat larger than in Aaa securities.

A - Bonds that are rated A possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment some time in the future.

Baa - Bonds that are rated Baa are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba - Bonds that are rated Ba are judged to have speculative elements - their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B - Bonds that are rated B generally lack characteristics of a desirable investment. Assurance of interest and principal payments or maintenance of other terms of the contract over any long period of time may be small.

Caa - Bonds that are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca - Bonds that are rated Ca represent obligations that are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C - Bonds that are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Fitch's Long-Term Debt Ratings

Fitch's bond ratings provide a guide to investors in determining the credit risk associated with a particular security. The ratings represent Fitch's assessment of the issuer's ability to meet the obligations of a specific debt issue in a timely manner.

The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, the current and prospective financial condition and operating performance of the issuer and any guarantor, as well as the economic and political environment that might affect the issuer's future financial strength and credit quality.

Fitch ratings do not reflect any credit enhancement that may be provided by insurance policies or financial guaranties unless otherwise indicated.

Fitch ratings are not recommendations to buy, sell or hold any security. Ratings do not comment on the adequacy of market price, the suitability of any security for a particular investor, or the tax-exempt nature of taxability of payments made in respect of any security.

Fitch ratings are based on information obtained from issuers, other obligors, underwriters, their experts, and other sources Fitch believes to be reliable. Fitch does not audit or verify the truth or accuracy of such information. Ratings may be changed, suspended, or withdrawn as a result of changes in, or the unavailability of, information or for other reasons.

Investment Grade

AAA: Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA: Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated F-1+.

A: Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB: Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds and, therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

Speculative Grade

BB: Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified, which could assist the obligor in satisfying its debt service requirements.

B: Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

CCC: Bonds have certain identifiable characteristics that, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

CC: Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

C: Bonds are in imminent default in payment of interest or principal.

DDD, DD, and D: Bonds are in default on interest and/or principal payments. Such bonds are extremely speculative and should be valued on the basis of their ultimate recovery value in liquidation or reorganization of the obligor. DDD represents the highest potential for recovery on these bonds, and D represents the lowest potential for recovery.

SHORT-TERM RATINGS
Standard & Poor's Commercial Paper Ratings

A Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market.

Ratings are graded into several categories, ranging from A-1 for the highest quality obligations to D for the lowest. These categories are as follows:

A-1 This highest category indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.

A-2 Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1.

A-3 Issues carrying this designation have adequate capacity for timely payment. They are, however, more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

B Issues are regarded as having only speculative capacity for timely payment.

C This rating is assigned to short-term debt obligations with doubtful capacity for payment.

D Debt rated D is in payment default. The D rating category is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period.

Standard & Poor's Muni Bond and Note Ratings

An S&P municipal bond or note rating reflects the liquidity factors and market-access risks unique to these instruments. Notes maturing in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term debt rating.

Note rating symbols and definitions are as follows:

SP-1 Strong capacity to pay principal and interest. Issues determined to possess very strong characteristics are given a plus (+) designation.

SP-2 Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3 Speculative capacity to pay principal and interest.

Municipal bond rating symbols and definitions are as follows:

Standard & Poor's rating SP-1 indicates very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.

Standard & Poor's rating SP-2 indicates satisfactory capacity to pay principal and interest.

Standard & Poor's rating SP-3 indicates speculative capacity to pay principal and interest.

Moody's Short-Term Ratings

Moody's short-term debt ratings are opinions of the ability of issuers to repay punctually senior debt obligations. These obligations have an original maturity not exceeding one year, unless explicitly noted.

Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment ability of rated issuers:

Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: (i) leading market positions in well-established industries, (ii) high rates of return on funds employed, (iii) conservative capitalization structure with moderate reliance on debt and ample asset protection, (iv) broad margins in earnings coverage of fixed financial charges and high internal cash generation, and (v) well established access to a range of financial markets and assured sources of alternate liquidity.

Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above, but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

Issuers rated Not Prime do not fall within any of the Prime rating categories.

Moody's Short-Term Muni Bonds and Notes

Short-term municipal bonds and notes are rated by Moody's. The ratings reflect the liquidity concerns and market access risks unique to notes.

Moody's MIG 1/VMIG 1 indicates the best quality. There is present strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

Moody's MIG 2/VMIG 2 indicates high quality. Margins of protection are ample although not so large as in the preceding group.

Moody's MIG 3/VMIG 3 indicates favorable quality. All security elements are accounted for but there is lacking the undeniable strength of the preceding grades. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

Moody's MIG 4/VMIG 4 indicates adequate quality. Protection commonly regarded as required of an investment security is present and although not distinctly or predominantly speculative, there is specific risk.

Fitch's Short-Term Ratings

Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes. The short-term rating places greater emphasis than a long-term rating on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

Fitch short-term ratings are as follows:

F-1+: Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1: Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

F-2: Good Credit Quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned F-1+ and F-1 ratings.

F-3: Fair Credit Quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate, however, near-term adverse changes could cause these securities to be rated below investment grade.

F-S: Weak Credit Quality. Issues assigned this rating have characteristics suggesting a minimal degree of assurance for timely payment and are vulnerable to near-term adverse changes in financial and economic conditions.

D: Default. Issues assigned this rating are in actual or imminent payment default.

 The Seligman Funds*                                               Appendix A
 -----------------------------------------------------------------------------

 Seligman Asset Allocation Series, Inc. Seligman Municipal Series Trust
 Seligman Asset Allocation Aggressive   Seligman California Municipal High
 Growth Fund                            Yield Series
 Seligman Asset Allocation Balanced     Seligman California Municipal Quality
 Fund                                   Series
 Seligman Asset Allocation Growth Fund  Seligman Florida Municipal Series
 Seligman Asset Allocation Moderate     Seligman North Carolina Municipal
 Growth Fund                            Series
 Seligman Capital Fund, Inc.            Seligman New Jersey Municipal Fund,
 Seligman Cash Management Fund, Inc.    Inc.
 Seligman Common Stock Fund, Inc.       Seligman Pennsylvania Municipal Fund
 Seligman Communications and            Series
 Information Fund, Inc.                 Seligman Portfolios, Inc.
 Seligman Core Fixed Income Fund, Inc.  Seligman Capital Portfolio
 Seligman Frontier Fund, Inc.           Seligman Cash Management Portfolio
 Seligman Global Fund Series, Inc.      Seligman Common Stock Portfolio
 Seligman Emerging Markets Fund         Seligman Communications and
 Seligman Global Smaller Companies Fund Information Portfolio
 Seligman Global Growth Fund            Seligman Global Technology Portfolio
 Seligman Global Technology Fund        Seligman International Growth
 Seligman International Growth Fund     Portfolio
 Seligman Growth Fund, Inc.             Seligman Investment Grade Fixed
 Seligman High Income Fund Series       Income Portfolio
 Seligman U.S. Government Securities    Seligman Large-Cap Value Portfolio
 Fund                                   Seligman Smaller-Cap Value Portfolio
 Seligman High-Yield Fund               Seligman TargetHorizon ETF
 Seligman Income and Growth Fund, Inc.  Portfolios, Inc.
 Seligman LaSalle International Real    Seligman TargETFund 2045
 Estate Fund, Inc.                      Seligman TargETFund 2035
 Seligman LaSalle Real Estate Fund      Seligman TargETFund 2025
 Series, Inc.                           Seligman TargETFund 2015
 Seligman LaSalle Global Real Estate    Seligman TargETFund Core
 Fund                                   Seligman Value Fund Series, Inc.
 Seligman LaSalle Monthly Dividend      Seligman Large-Cap Value Fund
 Real Estate Fund                       Seligman Smaller-Cap Value Fund
 Seligman Municipal Fund Series, Inc.   Tri-Continental Corporation
 Seligman National Municipal Fund
 Seligman Colorado Municipal Fund
 Seligman Georgia Municipal Fund
 Seligman Louisiana Municipal Fund
 Seligman Maryland Municipal Fund
 Seligman Massachusetts Municipal Fund
 Seligman Michigan Municipal Fund
 Seligman Minnesota Municipal Fund
 Seligman Missouri Municipal Fund
 Seligman New York Municipal Fund
 Seligman Ohio Municipal Fund
 Seligman Oregon Municipal Fund
 Seligman South Carolina Municipal Fund
--------
* Cannot be exchanged with any RiverSource fund, RiverSource Partners fund or Threadneedle fund.

 The RiverSource Complex of Funds*                                 Appendix B
 -----------------------------------------------------------------------------

 RiverSource Bond Series, Inc.          RiverSource Money Market Series, Inc.
 RiverSource Floating Rate Fund         RiverSource Cash Management Fund
 RiverSource Income Opportunities Fund  RiverSource Sector Series, Inc.
 RiverSource Inflation Protected        RiverSource Dividend Opportunity Fund
 Securities Fund                        RiverSource Real Estate Fund
 RiverSource Limited Duration Bond Fund RiverSource Selected Series, Inc.
 RiverSource California Tax-Exempt      RiverSource Precious Metals and
 Trust                                  Mining Fund
 RiverSource California Tax-Exempt Fund RiverSource Series Trust
 RiverSource Dimensions Series, Inc.    RiverSource 120/20 Contrarian Equity
 RiverSource Disciplined Small and Mid  Fund
 Cap Equity Fund                        RiverSource 130/30 U.S. Equity Fund
 RiverSource Disciplined Small Cap      RiverSource Retirement Plus 2010 Fund
 Value Fund                             RiverSource Retirement Plus 2015 Fund
 RiverSource Diversified Income         RiverSource Retirement Plus 2020 Fund
 Series, Inc.                           RiverSource Retirement Plus 2025 Fund
 RiverSource Diversified Bond Fund      RiverSource Retirement Plus 2030 Fund
 RiverSource Equity Series, Inc.        RiverSource Retirement Plus 2035 Fund
 RiverSource Mid Cap Growth Fund        RiverSource Retirement Plus 2040 Fund
 RiverSource Global Series, Inc.        RiverSource Retirement Plus 2045 Fund
 RiverSource Absolute Return Currency   RiverSource Short Term Investments
 and Income Fund                        Series, Inc.
 RiverSource Emerging Markets Bond Fund RiverSource Short-Term Cash Fund
 RiverSource Global Bond Fund           RiverSource Special Tax-Exempt Series
 RiverSource Global Technology Fund     Trust
 Threadneedle Emerging Markets Fund     RiverSource Minnesota Tax-Exempt Fund
 Threadneedle Global Equity Fund        RiverSource New York Tax-Exempt Fund
 RiverSource Government Income Series,  RiverSource Strategic Allocation
 Inc.                                   Series, Inc.
 RiverSource Short Duration U.S.        RiverSource Strategic Allocation Fund
 Government Fund                        RiverSource Strategic Income
 RiverSource U.S. Government Mortgage   Allocation Fund
 Fund                                   RiverSource Strategy Series, Inc.
 RiverSource High Yield Income Series,  RiverSource Equity Value Fund
 Inc.                                   RiverSource Partners Small Cap Growth
 RiverSource High Yield Bond Fund       Fund
 RiverSource Income Series, Inc.        RiverSource Small Cap Advantage Fund
 RiverSource Income Builder Basic       RiverSource Tax-Exempt Income Series,
 Income Fund                            Inc.
 RiverSource Income Builder Enhanced    RiverSource Tax-Exempt High Income
 Income Fund                            Fund
 RiverSource Income Builder Moderate    RiverSource Tax-Exempt Money Market
 Income Fund                            Series, Inc.
 RiverSource International Managers     RiverSource Tax-Exempt Money Market
 Series, Inc.                           Fund
 RiverSource Partners International     RiverSource Tax-Exempt Series, Inc.
 Select Growth Fund                     RiverSource Intermediate Tax-Exempt
 RiverSource Partners International     Fund
 Select Value Fund                      RiverSource Tax-Exempt Bond Fund
 RiverSource Partners International     RiverSource Variable Series Trust
 Small Cap Fund                         Disciplined Asset Allocation
 RiverSource International Series, Inc. Portfolios - Aggressive
 RiverSource Disciplined International  Disciplined Asset Allocation
 Equity Fund                            Portfolios - Conservative
 Threadneedle European Equity Fund      Disciplined Asset Allocation
 Threadneedle Global Equity Income Fund Portfolios - Moderate
 Threadneedle Global Extended Alpha     Disciplined Asset Allocation
 Fund                                   Portfolios - Moderately Aggressive
 Threadneedle International             Disciplined Asset Allocation
 Opportunity Fund                       Portfolios - Moderately Conservative
 RiverSource Investment Series, Inc.    RiverSource Partners Variable
 RiverSource Balanced Fund              Portfolio - Fundamental Value Fund
 RiverSource Disciplined Large Cap      RiverSource Partners Variable
 Growth Fund                            Portfolio - Select Value Fund
 RiverSource Diversified Equity Income  RiverSource Partners Variable
 Fund                                   Portfolio - Small Cap Value Fund
 RiverSource Disciplined Large Cap      RiverSource Variable Portfolio -
 Value Fund                             Balanced Fund
 RiverSource Mid Cap Value Fund         RiverSource Variable Portfolio - Cash
 RiverSource Large Cap Series, Inc.     Management Fund
 RiverSource Disciplined Equity Fund    RiverSource Variable Portfolio - Core
 RiverSource Growth Fund                Equity Fund
 RiverSource Large Cap Equity Fund      RiverSource Variable Portfolio -
 RiverSource Large Cap Value Fund       Diversified Bond Fund
 RiverSource Managers Series, Inc.      RiverSource Variable Portfolio -
 RiverSource Partners Aggressive        Diversified Equity Income Fund
 Growth Fund                            RiverSource Variable Portfolio -
 RiverSource Partners Fundamental       Global Bond Fund
 Value Fund                             RiverSource Variable Portfolio -
 RiverSource Partners Select Value Fund Global Inflation Protected Securities RiverSource Partners Small Cap Equity Fund
 Fund                                   RiverSource Variable Portfolio -
 RiverSource Partners Small Cap Value   Growth Fund
 Fund                                   RiverSource Variable Portfolio - High
 RiverSource Market Advantage Series,   Yield Bond Fund
 Inc.                                   RiverSource Variable Portfolio -
 RiverSource Portfolio Builder          Income Opportunities Fund
 Aggressive Fund                        RiverSource Variable Portfolio -
 RiverSource Portfolio Builder          Large Cap Equity Fund
 Conservative Fund                      RiverSource Variable Portfolio -
 RiverSource Portfolio Builder          Large Cap Value Fund
 Moderate Aggressive Fund               RiverSource Variable Portfolio - Mid
 RiverSource Portfolio Builder          Cap Growth Fund
 Moderate Conservative Fund             RiverSource Variable Portfolio - Mid
 RiverSource Portfolio Builder          Cap Value Fund
 Moderate Fund                          RiverSource Variable Portfolio - S&P
 RiverSource Portfolio Builder Total    500 Index Fund
 Equity Fund                            RiverSource Variable Portfolio -
 RiverSource S&P 500 Index Fund         Short Duration U.S. Government Fund
 RiverSource Small Company Index Fund   RiverSource Variable Portfolio -
                                        Small Cap Advantage Fund
                                        Threadneedle Variable Portfolio -
                                        Emerging Markets Fund
                                        Threadneedle Variable Portfolio -
                                        International Opportunity Fund
--------
* Cannot be exchanged with any Seligman fund.